Exhibit 99.3

PRO FORMA VALUATION REPORT SECOND-STEP CONVERSION STOCK OFFERING

Marathon Bancorp, Inc. │Wausau, Wisconsin HOLDING COMPANY FOR: Marathon Bank │ Wausau, Wisconsin

Valuation Date: November 8, 2024

Draft: December 5, 2024

1311-A Dolley Madison Boulevard
Suite 2A
McLean, Virginia 22101
703.528.1700
rpfinancial.com

November 8, 2024

Boards of Directors

Marathon MHC

Marathon Bancorp, Inc.

Marathon Bank

500 Scott Street

Wausau, Wisconsin 54403

Members of the Boards of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”) and the Office of the Comptroller of the Currency (“OCC”), and applicable regulatory interpretations thereof.

Description of Plan of Conversion

The Boards of Directors of Marathon MHC (the “MHC”) and Marathon Bancorp, Inc. (“Marathon Bancorp” or the “Company”) have approved the plan of conversion whereby the MHC will convert to stock form. As a result of the conversion, Marathon Bancorp, which currently owns all of the issued and outstanding common stock of Marathon Bank (the “Bank”), will remain in existence and the MHC will be merged into Marathon Bancorp and the MHC will no longer exist. As of September 30, 2024, the MHC had a majority ownership interest in, and its principal asset consisted of, approximately 57.42% of the common stock (the “MHC Shares”) of the Company. The remaining 42.58% of Marathon Bancorp’s common stock is owned by public stockholders.

It is our understanding that Marathon Bancorp will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to eligible account holders, tax-qualified employee benefit plans consisting of the Bank’s employee stock ownership plan (the “ESOP”), supplemental account holders and other members. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to the public at large in a community offering and a syndicated offering. Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), Marathon Bancorp will be 100% owned by public shareholders, the publicly-

1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Directors

November 8, 2024

held shares of the Company will be exchanged for shares in Marathon Bancorp at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, the Bank, the MHC and the other parties engaged by the Bank or the Company to assist in the second-step conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of Marathon Bancorp, the Bank and the MHC, including the prospectus as filed with the FRB and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of Marathon Bancorp, the Bank and the MHC that has included a review of audited financial information for the years ended June 30, 2020 through June 30, 2024, and for the three months ended September 30, 2024, a review of various unaudited information and internal financial reports through September 30, 2024, and due diligence related discussions with the Company’s management; The Bonadio Group, Marathon Bancorp’s independent auditor; Luse Gorman PC, Marathon Bancorp’s conversion counsel and Janney Montgomery Scott, LLC, Marathon Bancorp’s marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Marathon Bancorp operates and have assessed Marathon Bancorp’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Marathon Bancorp and the industry as a whole. We have analyzed the potential effects of the stock conversion on Marathon Bancorp’s operating characteristics and financial performance as they relate to the pro forma market value of Marathon Bancorp. We have analyzed the assets held by the MHC, which will be consolidated with Marathon Bancorp’s assets and equity pursuant to the completion of the second-step conversion. We have reviewed the economic and demographic characteristics of the Company’s primary market area. We have compared Marathon Bancorp’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues, initial public offerings by thrifts and thrift holding companies and second-step conversion offerings. We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

Boards of Directors

November 8, 2024

The Appraisal is based on Marathon Bancorp’s representation that the information contained in the regulatory applications and additional information furnished to us by Marathon Bancorp and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Marathon Bancorp, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Marathon Bancorp. The valuation considers Marathon Bancorp only as a going concern and should not be considered as an indication of Marathon Bancorp’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Marathon Bancorp and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Marathon Bancorp’s stock alone. It is our understanding that there are no current plans for selling control of Marathon Bancorp following completion of the second-step conversion. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Marathon Bancorp’s common stock, immediately upon completion of the second-step stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

In preparing the pro forma pricing analysis we have noted that the pro forma impact of the MHC’s net assets (i.e., unconsolidated equity) that will be consolidated with the Company, will increase equity, and will slightly change the pre-conversion minority ownership percentage. The assets of the MHC were equal to $100,000 of cash on deposit at the Bank as of September 30, 2024 and there were no waived dividends.

Valuation Conclusion

It is our opinion that, as of November 8, 2024, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company; and, (2) exchange shares issued to existing public shareholders of the Company was $28,659,860 at the midpoint, equal to 2,865,986 shares at $10.00 per share. The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows: $24,360,880 or 2,436,088 shares at the minimum, $32,958,840 or 3,295,884 shares at the maximum and $37,902,670 or 3,790,267 shares at the super maximum.

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, as adjusted, the midpoint of the offering range is $16,500,000 equal to 1,650,000 shares at $10.00 per share. The resulting offering range and offering shares, all based on $10.00 per share, are as follows: $14,025,000 or 1,402,500 shares at the minimum, $18,975,000 or 1,897,500 shares at the maximum and $21,821,250 or 2,182,125 shares at the super maximum.

Boards of Directors

November 8, 2024

Establishment of the Exchange Ratio

The conversion regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company. The Boards of Directors of the MHC and Marathon Bancorp have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company (adjusted for the dilution resulting from the consolidation of the MHC’s unconsolidated equity into the Company). The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the offering and the final appraisal. Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 1.3374 shares of the Company’s stock for every one share held by public shareholders. Furthermore, based on the offering range of value, the indicated exchange ratio is 1.1368 at the minimum, 1.5381 at the maximum and 1.7688 at the super maximum. RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion offering, or prior to that time, will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Marathon Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the second-step conversion.

RP Financial’s valuation was based on the financial condition, operations and shares outstanding of Marathon Bancorp as of September 30, 2024, the date of the financial data included in the prospectus. The proposed exchange ratio to be received by the current public stockholders of Marathon Bancorp and the exchange of the public shares for newly issued shares of Marathon Bancorp’s common stock as a full public company was determined independently by the Boards of Directors of the MHC and the Company. RP Financial expresses no opinion on the proposed exchange ratio to public stockholders or the exchange of public shares for newly issued shares.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

Boards of Directors

November 8, 2024

This valuation may be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Marathon Bancorp, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of Marathon Bancorp’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

William E. Pommerening
CEO and Managing Director

James J. Oren
Director

RP® Financial, LC.	TABLE OF CONTENTS
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TABLE OF CONTENTS

Marathon Bancorp, Inc.

Wausau, Wisconsin

ag
PAGE
DESCRIPTION		NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Reorganization		I.2
Strategic Overview		I.2
Balance Sheet Trends		I.3
Income and Expense Trends		I.7
Interest Rate Risk Management		I.11
Lending Activities and Strategy		I.12
Loan Originations, Purchases and Sales		I.15
Asset Quality		I.16
Funding Composition and Strategy		I.16
Subsidiary Operations		I.17
Legal Proceedings		I.17

CHAPTER TWO	MARKET AREA

Introduction		II.1
National Economic Factors		II.1
Interest Rate Environment		II.3
Demographic and Economic Trends		II.3
Local Economy/Employment Base		II.6
Market Area Largest Employers		II.7
Market Area Unemployment Data		II.7
Deposit Trends		II.9
Competition		II.10

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.5
Income and Expense Components		III.8
Loan Composition		III.10
Credit Risk		III.12
Interest Rate Risk		III.12
Summary		III.15

RP® Financial, LC.	TABLE OF CONTENTS
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TABLE OF CONTENTS

Marathon Bancorp, Inc.

Wausau, Wisconsin

(continued)

PAGE
DESCRIPTION		NUMBER

CHAPTER FOUR	VALUATION ANALYSIS

Introduction		IV.1
Appraisal Guidelines		IV.1
RP Financial Approach to the Valuation		IV.1
Valuation Analysis		IV.2
1. Financial Condition		IV.2
2. Profitability, Growth and Viability of Earnings		IV.4
3. Asset Growth		IV.6
4. Primary Market Area		IV.6
5. Dividends		IV.8
6. Liquidity of the Shares		IV.8
7. Marketing of the Issue		IV.9
A. The Public Market		IV.9
B. The New Issue Market		IV.14
C. The Acquisition Market		IV.16
D. Trading in Marathon Bancorp’s Stock		IV.16
8. Management		IV.17
9. Effect of Government Regulation and Regulatory Reform		IV.17
Summary of Adjustments		IV.18
Valuation Approaches: Fully-Converted Basis		IV.18
1. Price-to-Earnings (“P/E”)		IV.20
2. Price-to-Book (“P/B”)		IV.21
3. Price-to-Assets (“P/A”)		IV.21
Comparison to Recent Offerings		IV.23
Valuation Conclusion		IV.23
Establishment of the Exchange Ratio		IV.24

RP® Financial, LC.	LIST OF TABLES
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LIST OF TABLES

Marathon Bancorp, Inc.

Wausau, Wisconsin

PAGE
TABLE	DESCRIPTION	NUMBER

1.1	Historical Balance Sheets	I.4
1.2	Historical Income Statements	I.8

2.1	Summary Demographic Data	II.4
2.2	Primary Market Area Employment Sectors	II.7
2.3	Market Area Largest Employers	II.8
2.4	Unemployment Trends	II.8
2.5	Deposit Summary	II.9
2.6	Market Area Deposit Competitors – As of June 30, 2024	II.12

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.11
3.5	Credit Risk Measures and Related Information	III.13
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.14

4.1	Peer Group Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics + After-Market Trends-Recent Conversions	IV.15
4.3	Conversion Market Pricing Versus Peer Group	IV.22

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Marathon Bank was originally chartered in 1902. Marathon Bancorp (the “Company”) is a Maryland-chartered subsidiary holding company organized in 2020 as the holding company for Marathon Bank, a Wisconsin-chartered stock savings bank headquartered in the town of Wausau, Marathon County, Wisconsin, in central Wisconsin. The Bank operates a community banking business through its headquarters office, two additional branch offices in Marathon County, and branch offices in Ozaukee and Waukesha Counties, located in southeastern Wisconsin within the Milwaukee-Waukesha-West Allis metropolitan statistical area (the “Milwaukee MSA”). The Bank’s deposit base is generally concentrated in areas surrounding the office locations. The Bank’s primary market area coverage for lending operations expands beyond central Wisconsin to the southeastern section of the state of Wisconsin, to include the Milwaukee MSA. A map of the Bank’s offices is provided in Exhibit I-1.

In April 2021, the Bank was reorganized into a state-chartered stock savings association within a mutual holding company (“MHC”) structure with a mid-tier holding company and a concurrent minority stock offering. As part of the reorganization, the Company publicly sold a minority portion of the common shares in a subscription and community offering and issued majority ownership of the shares to the MHC. Since that time, the Company has opened the office location in Waukesha County, further increasing its presence in the Milwaukee MSA.

The Company’s principal activity is the ownership of the outstanding shares of the Bank.At September 30, 2024, the Company had 2,135,412 shares of common stock outstanding, whereby the MHC owned 1,226,223 shares, or 57.42%, and public shareholders owned the remaining 909,189 shares, or 42.58%. The public shares are traded on OTC Pink Marketplace (“OTCPK”) under the trading symbol “MBBC”.

Marathon Bancorp is regulated by the Federal Reserve and the Bank is a member of the Federal Home Loan Bank (“FHLB”) system. The Bank is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”). Marathon is subject to regulatory oversight and examination by the Wisconsin Department of Financial Institutions as its chartering agency and by the FDIC for deposit insurance purposes. The Bank is community-oriented and offers traditional financial services, engaged primarily in the business of attracting local deposits and originates commercial and multifamily real estate, one-to-four family real estate,

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

and to a lesser extent, commercial and industrial, construction and consumer loans. The Bank also invests in securities such as U.S. Government and agency securities, mortgage-backed securities (“MBS”), municipal securities and corporate debt securities.

At September 30, 2024, Marathon Bancorp reported $216.5 million in assets, $172.2 million in deposits and equity of $31.6 million, equal to 14.59% of assets. For the 12 months ended September 30, 2024, the Company reported a net loss of $99,000. Excluding a one-time writedown on one parcel of other real estate owned (“OREO”) of $1.0 million, estimated adjusted net income for the same period equaled $753,000, or 0.33% of average assets. Marathon’s audited financial statements are included by reference as Exhibit I-2.

Plan of Reorganization

The Boards of Directors of the MHC and Marathon Bancorp have approved the plan of conversion whereby the MHC will convert to stock form. As a result of the conversion, Marathon Bancorp, which currently owns all of the issued and outstanding common stock of the Bank, will remain in existence and the MHC will be merged into Marathon Bancorp and the MHC will no longer exist.

It is our understanding that Marathon Bancorp will offer its common stock, representing the majority ownership interest held by the MHC, in a subscription offering to eligible account holders, tax-qualified employee benefit plans, supplemental account holders and other members (qualifying depositors) as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated or firm commitment offering. Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), Marathon Bancorp will be 100% owned by public shareholders, the publicly-held shares of the Company will be exchanged for shares in Marathon Bancorp at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with Marathon Bancorp.

Strategic Overview

Marathon has been serving Marathon County and the related central Wisconsin marketplace as a locally-owned and operated financial institution since its founding in 1902. For many years Marathon operated as a traditional thrift institution, originating for portfolio long-term fixed rate residential loans funded with certificates of deposit. Since approximately 2014, under

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

new senior management, the Bank has acted to update the various operational areas of the Bank, such as credit underwriting, information technology and compliance in order to more fully meet current industry standards. Further, the Bank has strived to diversify the loan portfolio into commercial real estate loans, particularly in the southeastern Wisconsin region because of the attractiveness of that region in terms of the economic base and activity. An additional benefit of this strategy has been an increase in lower cost core deposit accounts, related to the commercial lending activities. The Bank’s products and services are focused on the lending and investment needs of the local retail and commercial customer base as well as households in the market area. Based on the operating history and growth of the Bank since its founding, the Bank has established, to a certain degree, its name recognition and overall reputation in the central Wisconsin area and is extending such reputuation to the Milwaukee MSA. In addition, the Bank views itself as an integral part of the local communities served, and thus has historically strongly supported the retail customer base through providing residential loan products.

With the Company’s enhanced equity position following the completion of the offering, Marathon Bancorp intends to continue to pursue the following strategies in order to operate as a well-capitalized and profitable community bank focused on meeting the needs of individuals, small businesses, and community organizations in the central Wisconsin and Milwaukee MSA regional market areas:

●	Maintain the emphasis on commercial real estate lending with a focus on the higher growth southeastern Wisconsin market;
●	Continue to originate and sell certain residential real estate loans into the secondary market;
●	Increase the Company’s market share of lower-cost core deposits;
●	Manage credit risk to maintain a low level of nonperforming assets;
●	Grow organically and through opportunistic bank or branch acquisitions or de novo branching; and,
●	Remain a community-oriented institution and rely on high quality service to maintain and build a loyal local customer base.

Balance Sheet Trends

Table 1.1 presents the Company’s historical balance sheet data for the most recent five fiscal years and as of September 30, 2024 and reflects data for Marathon Bank as a mutual

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

Table 1.1

Marathon Bancorp, Inc.

Historical Balance Sheets

													2020-2024
	As of June 30,										As of Sept. 30,		Annualized
	2020		2021		2022		2023		2024		2024		Growth
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)

Total Amount of:
Assets	$170,650	100.00%	$213,627	100.00%	$220,500	100.00%	$238,779	100.00%	$219,234	100.00%	$216,450	100.00%	5.75%
Loans Receivable (net)	116,919	68.51%	144,169	67.49%	185,630	84.19%	197,714	82.80%	183,448	83.68%	176,155	81.38%	10.12%
Cash and Equivalents	26,219	15.36%	48,111	22.52%	8,428	3.82%	11,775	4.93%	10,472	4.78%	15,022	6.94%	-12.28%
FHLB Stock	262	0.15%	262	0.12%	323	0.15%	770	0.32%	1,329	0.61%	1,329	0.61%	46.53%
Investment Securities	17,849	10.46%	11,619	5.44%	13,094	5.94%	13,200	5.53%	7,317	3.34%	7,420	3.43%	-18.66%
Bank Owned Life Insurance	5,804	3.40%	5,969	2.79%	9,193	4.17%	8,724	3.65%	8,973	4.09%	9,040	4.18%	10.99%

Fixed Assets	1,969	1.15%	1,850	0.87%	1,676	0.76%	2,128	0.89%	4,086	1.86%	4,011	1.85%	18.22%
OREO	0	0.00%	0	0.00%	0	0.00%	2,312	0.97%	1,397	0.64%	1,397	0.65%	NM
Other Assets	1,628	0.95%	1,647	0.77%	2,156	0.98%	2,156	0.90%	2,212	1.01%	2,076	0.96%	5.89%

Deposits	$134,015	78.53%	$171,956	80.49%	$188,100	85.31%	$197,254	82.61%	$172,980	78.90%	$172,165	79.54%	6.07%
Borrowings	14,374	8.42%	10,372	4.86%	0	0.00%	8,000	3.35%	13,000	5.93%	10,000	4.62%	-8.18%
Other Liabilities	1,479	0.87%	1,450	0.68%	1,176	0.53%	2,245	0.94%	1,959	0.89%	2,698	1.25%	15.19%
Equity	20,782	12.18%	29,849	13.97%	31,224	14.16%	31,280	13.10%	31,295	14.27%	31,587	14.59%	10.35%
Net Unrealized Gain/(Loss) on Investment/MBS Available for Sale	$67	0.04%	$121	0.06%	($369)	-0.17%	($785)	-0.33%	($753)	-0.34%	($641)	-0.30%

Public Shares Outstanding	—		1,003,274	45.00%	1,043,477	45.97%	931,274	43.16%	914,189	42.71%	909,189	42.58%
MHC Shares Outstanding	—		1,226,223	55.00%	1,226,223	54.03%	1,226,223	56.84%	1,226,223	57.29%	1,226,223	57.42%
Total Shares Outstanding	—		2,229,497	100.00%	2,269,700	100.00%	2,157,497	100.00%	2,140,412	100.00%	2,135,412	100.00%

Public Ownership (%)	—		45.00%		45.97%		43.16%		42.71%		42.58%
MHC Ownership (%)	—		55.00%		54.03%		56.84%		57.29%		57.42%

Book Value/Share	—		$13.39		$13.76		$14.50		$14.62		$14.79
Loans/Deposits	87.24%		83.84%		98.69%		100.23%		106.05%		102.32%
Offices Open	4		4		4		4		5		5

(1)	Ratios are as a percent of ending assets.

Source: Marathon Bancorp’s audited and unaudited financial statements.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

savings bank for the fiscal year ended June 30, 2020. Over the period shown in Table 1.1, Marathon Bancorp’s total assets have increased at a 5.8% annual rate, with loans receivable, representing the majority of the asset base, increasing at a higher 10.1% annual rate. A summary of Marathon Bancorp’s key operating ratios over the most recent two fiscal years and respective three-month periods is presented in Exhibit I-3.

Assets have fluctuated since fiscal 2020, reaching a high of $238.8 million at June 30, 2023 and subsequently declining to the current $216.5 million, as the deposit base has also followed a similar trend. Borrowings have fluctuated and remained modest in balance. These trends reflect in part the impact of government programs related to the pandemic, which increased funds on deposit through fiscal 2023, while the end of such programs has resulted in a decline in retail and business deposits. Additional funds have likely been lost through customers withdrawing their funds on deposit for alternative investment options. Additional efforts in the lending function haves resulted in the loan portfolio increasing from 69% of assets in FY2020 to 81% of assets as of September 30, 2024. Cash and investments have been maintained at sufficient levels for liquidity purposes, while some funds have been placed into bank owned life insurance (“BOLI”) and fixed assets (due to the newly opened Waukesha County office). Equity reached $31.6 million at September 30, 2024 or 14.6% of assets, with the MHC offering in fiscal 2021 adding approximately $9 million to the equity base.

A key long-term business strategy of the Company is to increase the investment in whole loans receivable. As such, the Bank’s loan portfolio totaled $176.2 million, or 81.4% of assets at September 30, 2024, an increase from $116.9 million, or 68.5% of assets as of June 30, 2020. The loan balance had reached a high of $197.7 million at fiscal 2023 based on the Company’s participation in certain government lending programs, and such balance has declined to the current balance as loan repayments have exceeded loan originations. The combination of the increase in loans receivable as a percent of assets and the additional use of deposits to fund assets resulted in the loan/deposit ratio increasing from 87.2% at June 30, 2020 to 102.3% at September 30, 2024.

Marathon Bancorp’s investment in loans reflects the Bank’s historical concentration in traditional long-term fixed rate 1-4 family residential loans, along with a focus on loan diversification. Recent changes in the loan portfolio composition are due mostly to the above mentioned reduction in loan balances since fiscal 2023, as commercial real estate and non-real estate loans have declined at a higher rate. The 1-4 family residential loan portfolio comprised approximately 32% of total loans as of September 30, 2024, an increase from 30% of loans at

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
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fiscal 2023, as such balances declined less in percent than other loan types. At September 30, 2024, commercial real estate/multifamily loans totaled $114.1 million, or 64% of total loans. The diversified lending activities represent a primary part of the Corporation’s business strategy to maximize revenue (in terms of yield on portfolio loans) and provide benefits in areas such as interest rate risk, fee income and increases in core deposits. Construction/land loans were a zero balance at September 30, 2024, while consumer loans have historically been limited to small amounts of personal loans to consumers.

The intent of the Corporation’s cash and investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Marathon’s cash operating needs and credit and interest rate risk objectives. Historically, the level of cash and equivalents has fluctuated in the range of 3.8% to 22.5% based on the operating environment, lending volumes and cash needs. The ratio equaled 6.9% as of September 30, 2024.

Regarding the investment securities portfolio, as of September 30, 2024 the Bank held investments both as available for sale (“AFS”) and as held to maturity (“HTM”), and the portfolio is managed in concert with the overall asset/liability management policy guidance and to maximize revenue. Securities classified as AFS and HTM equaled 89% and 7% of total investments, respectively, with the remainder consisting of interest-bearing deposits held in other financial institutions of $0.3 million. The securities portfolio consisted of a variety of investment types, including mortgage-backed securities, municipal bonds and corporate bonds. The only other investment security consisted of the required equity investment of FHLB of Chicago of $1.3 million. Given the substantial rise in market interest rates during 2022 and 2023, the Company’s investments began to yield lower than market and thus the AFS investment portfolio had a calculated fair value market loss of $641,000 on an after-tax basis at September 30, 2024. This discount will be eliminated over time through the maturity profile of the securities. Details of the Bank’s held-to-maturity investment securities portfolio are presented in Exhibit I-4.

Marathon Bancorp owns the corporate office/full-service office in Wausau, the Mosinee, Wisconsin office and the newly opened Brookfield, Wisconsin office in Waukesha County. These office buildings account for most of the fixed assets on the balance sheet. The investment in fixed assets increased through 2024 due in part to the opening of the Brookfield office in January 2024. The Bank has made other investments to upgrade the Bank’s operating buildings and equipment over time.

Reflecting favorable asset quality, Marathon Bancorp recorded zero balances of OREO over the period from 2020 to 2022. In fiscal 2023, a residential construction loan became troubled,

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and the property was foreclosed upon by Marathon, resulting in the balance of OREO shown in Table 1.1. Marathon maintains an investment in bank-owned life insurance (“BOLI”) policies, as a source of funding for employee benefit expenses and to provide tax-advantaged income. As of September 30, 2024, the cash surrender value of the Bank’s BOLI equaled $9.0 million or 4.2% of assets.

As shown in Table 1.1, Marathon’s funding needs have been provided by retail deposits, borrowings and retained earnings. The balance of the Bank’s deposits has increased at a slightly higher rate than assets since 2020, recording an annualized growth rate of 6.1%. After expanding through fiscal year end 2023, deposits have declined as customers have withdrawn funds for reinvestment in other financial institutions or other investments as market interest rates have increased. The Bank has selectively not matched alternative investment rates that customers have access to. Borrowings have been utilized in most fiscal years and consisted of US Treasury borrowings related to the pandemic-related Paycheck Protection Program lending through fiscal 2021, and more recently, FHLB advances which have replaced deposit outflows at generally lower costs. As a result of the relative growth in assets and use of borrowings, the proportion of assets funded with deposits has fluctuated between 78% and 85% since fiscal 2020. The Bank maintains a concentration of deposits in certificates of deposit (reflective of the traditional thrift operations), which comprised 40% of deposits at September 30, 2024, with this ratio decreasing from 43% as of June 30, 2023. The deposit base included $13.4 million of brokered deposits at September 30, 2024, indicating use of this alternative funding source.

The balance of equity increased between fiscal 2020 and September 30, 2024 as Marathon Bancorp recorded profitable operations and also completed the capital raise in 2021. Reflecting the combination of this increase in equity and the increase in assets over that time period, the equity-to-assets ratio has remained in the range of 12% to 14% of assets over that time period, and equaled 14.59% at September 30, 2024. All of the Bank’s equity is tangible, and the Bank maintained surpluses relative to all of its regulatory capital requirements. The Company has not paid any cash dividends to shareholders through September 30, 2024. The pro forma return on equity (“ROE”) is expected to initially decline given the increased equity position.

Income and Expense Trends

Table 1.2 presents the Corporation’s income and expense trends over the past five fiscal years and for the 12 months ended September 30, 2024. The table reveals the Bank recorded

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Table 1.2

Marathon Bancorp, Inc.

Historical Income Statements

	For the Year Ended June 30,										For 12 Mths Ended,
	2020		2021		2022		2023		2024		September 30, 2024
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest Income	$5,909	3.83%	$6,484	3.42%	$7,157	3.32%	$8,978	3.84%	$9,431	4.09%	$9,338	4.13%
Interest Expense	(1,357)	-0.88%	(1,091)	-0.58%	(948)	-0.44%	(2,279)	-0.97%	(3,591)	-1.56%	(3,641)	-1.61%
Net Interest Income	$4,552	2.95%	$5,393	2.85%	$6,209	2.88%	$6,699	2.86%	$5,840	2.53%	$5,697	2.52%
Provision for Loan Losses	(150)	-0.10%	0	0.00%	0	0.00%	0	0.00%	190	0.08%	386	0.17%
Net Interest Income after Provisions	$4,402	2.85%	$5,393	2.85%	$6,209	2.88%	$6,699	2.86%	$6,030	2.61%	$6,083	2.69%

Other Income	$400	0.26%	$369	0.19%	$415	0.19%	$665	0.28%	$400	0.17%	$408	0.18%
Mortgage Banking Income	606	0.39%	1,527	0.81%	689	0.32%	351	0.15%	326	0.14%	283	0.13%
Operating Expense	(4,903)	-3.18%	(5,438)	-2.87%	(5,555)	-2.58%	(5,883)	-2.52%	(5,967)	-2.59%	(6,054)	-2.68%
Net Operating Income	$505	0.33%	$1,851	0.98%	$1,758	0.82%	$1,832	0.78%	$789	0.34%	$720	0.32%

Gain on Life Insurance Death Benefit	$0	0.00%	$0	0.00%	$0	0.00%	$261	0.11%	$0	0.00%	$0	0.00%
Gain(Loss) on Foreclosed Assets, net	0	0.00%	0	0.00%	0	0.00%	0	0.00%	(1,035)	-0.45%	(1,039)	-0.46%
Gain(Loss) on Sale of Securities	0	0.00%	0	0.00%	14	0.01%	24	0.01%	0	0.00%	0	0.00%
Total Non-Operating Income (Exp.)	$0	0.00%	$0	0.00%	$14	0.01%	$285	0.12%	($1,035)	-0.45%	($1,039)	-0.46%

Net Income Before Tax	$505	0.33%	$1,851	0.98%	$1,772	0.82%	$2,117	0.91%	($246)	-0.11%	($319)	-0.14%
Income Taxes	(87)	-0.06%	(478)	-0.25%	(437)	-0.20%	(445)	-0.19%	59	0.03%	220	0.10%
Net Income (Loss)	$418	0.27%	$1,373	0.73%	$1,335	0.62%	$1,672	0.71%	($187)	-0.08%	($99)	-0.04%

Adjusted Earnings:
Net Income	$418	0.27%	$1,373	0.73%	$1,335	0.62%	$1,672	0.71%	($187)	-0.08%	($99)	-0.04%
Add(Deduct): Non-Operating (Inc)/Exp	0	0.00%	0	0.00%	(14)	-0.01%	(285)	-0.12%	1,035	0.45%	1,039	0.46%
Tax Effect	0	0.00%	0	0.00%	4	0.00%	74	0.03%	(268)	-0.12%	(187)	-0.08%
Adjusted Earnings:	$418	0.27%	$1,373	0.73%	$1,325	0.62%	$1,461	0.62%	$580	0.25%	$753	0.33%

Fully Diluted Shares Outstanding	—		2,142,474		2,145,095		2,112,509		2,042,280		2,036,671
Earnings Per Share (Reported)	—		$0.64		$0.62		$0.79		($0.09)		($0.05)
Earnings Per Share (Adjusted)	—		$0.64		$0.62		$0.69		$0.28		$0.37
Dividends Per Share	—		$0.00		$0.00		$0.00		$0.00		$0.00

Memo:
Efficiency Ratio (%)	88.22%		74.61%		75.96%		76.25%		90.88%		94.77%
Expense Coverage Ratio (%)	105.20%		127.25%		124.18%		119.84%		103.34%		98.78%
Return on Equity (%)	2.04%		5.96%		4.38%		5.33%		-0.60%		-0.31%
Core Return on Equity (%)	2.04%		5.96%		4.35%		4.66%		1.84%		2.39%
Effective Tax Rate (%)	17.23%		25.82%		24.66%		21.02%		23.98%		68.97%

(1)	Ratios are as a percent of average assets.

Source: Marathon’s draft audited and audited financial statements.

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a loss in fiscal 2024 and for the most recent 12 month period due to a write down on a commercial OREO property. Other non-operating items have been substantially limited and consistent only of gains on a life insurance policy payout and a small amount of gains on the sale of investment securities.

Marathon Bancorp’s net interest income to average assets ratio has reflected the impact of market interest rate trends and internal asset investment and funding strategies over the time period shown in Table 1.2, resulting in a downward trend. The rise and then fall of funding costs in Table 1.2 through 2022 reflects the interest rate environment and also has been impacted by the increase in lower cost core deposit from the lending diversification, along with the increased borrowings used in recent periods. Both interest income and interest expense increased for the fiscal 2023 and 2024 and for the most recent 12-month period reflecting the rapid and substantial increase in market interest rates since 2022. These margin trends are indicative of the Bank’s increased focus on interest rate risk management and the benefits of the diversified lending activities away from long-term fixed rate residential loans. In particular, similar to the industry in general, the recent higher rate environment has resulted in a sharp increase in funding costs that have increased more than the yields on earning assets, resulting in a decline in the net interest income ratio to 2.52% for the most recent 12 months. The Bank’s interest rate spreads and yields and costs for the past three and one-half years are set forth in Exhibits I-3 and I-5.

Non-interest operating income has historically been a modest contributor to the Bank’s income statement and averaged 0.21% of average assets since 2020 and equaled 0.18% of average assets for the most recent 12-month period. Most of this income is gained from deposit account fees and the BOLI investment income.

Marathon Bancorp has followed a strategy of selling long-term fixed rate residential loans into the secondary market, mostly on a servicing retained basis, recording income on gains on sale of loans sold. Such gains on sale were elevated from 2020 to 2022 due to the low interest rate environment, and such income totaled $689,000, or 0.32% of average assets for FY2022. As a result of the higher interest rate environment of beginning in 2023, gains on sale have trended downward to $283,000 for the most recent 12 month period. As of September 30, 2024, the Bank maintained a loans serviced for others portfolio of $14.7 million and a corresponding capitalized mortgage servicing rights of $769,000.

Operating expenses represent the other major component of the Bank’s income statement, and as shown in Table 1.2, such expenses have declined as a percent of average assets since reaching a high of 3.18% in 2020. Total operating expenses equaled $6.1 million,

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or 2.68% of average assets during the 12 months ended September 30, 2024. The increase in the dollar amount of operating expenses since 2020 reflects the overall growth of the Bank’s operations, the addition of the Ozaukee and Waukesha County branch offices, additional focus on lending diversification, general inflation costs and the overall costs of operations and increases in compensation/benefits for employees to staff the various operating departments of the Bank. Additional expenses were incurred due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans, auditing and legal costs.

The trends in the net interest income (including the gains on sale of loans) and operating expense ratios since fiscal 2020 have caused the expense coverage ratio (net interest income/gains on sale divided by operating expenses) to be maintained in the range of 99% to 127% since FY2019. The substantial amount of gains on sale recorded in FY2020 through 2022 resulted in a notable increase in this ratio. Also reflecting a similar trend, Marathon’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income, including mortgage banking income) has decreased from 88% for fiscal 2020 to 75% for fiscal 2021, before increasing to 95% for the most recent 12-month period as the net interest income ratio has declined.

As noted earlier, loan loss provisions have had a modest impact on the income statement as the Company has maintained favorable asset quality ratios and recorded limited asset charge offs. Loan loss provisions were only recorded in fiscal 2020, partially as a result of conservative actions related to the pandemic, while recoveries have been booked in recent periods as asset quality has improved and the loan portfolio has declined in balance since fiscal 2023. Implementation of CECL has also caused additional fluctuations in the required allowance for credit losses (“ACL”) balance. As of September 30, 2024, the ACL equaled 0.92% of total loans receivable. Exhibit I-6 sets forth the Bank’s allowance for loan loss activity during the past two years and three months.

Through fiscal 2023, non-operating items have had a minimal impact on the Bank’s income statement since fiscal 2020 and consisted of a payout of a life insurance contract in 2023 and a small amount of gains on the sale of securities in 2022 and 2023. In fiscal 2024, the Company incurred a writedown in the carrying value of a commercial OREO property, which for valuation purposes is excluded from the core earnings estimate.

For the time period shown in Table 1.2, the Company has recorded tax rates in the range of 21% to 69%, with the higher rate impacted by the overall low level of income in recent periods. Most tax rates have been in the range of 21% to 26% as the BOLI tax-favorable income assists

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in lowering the effective tax rate. The Company has assumed an effective tax rate of 18% for the offering prospectus.

Interest Rate Risk Management

Marathon Bancorp’s balance sheet is slightly liability sensitive in the shorter-term and, thus, the net interest margin will typically be favorably affected during periods of declining and lower interest rates. Marathon measures its interest rate risk exposure by use of the economic value of equity (“EVE”) methodology, which provides an analysis of estimated changes in the Bank’s EVE under the assumed instantaneous changes in the U.S. treasury yield curve. Utilizing figures as of September 30, 2024, based on a 2.0% instantaneous and sustained decrease in interest rates, the EVE model indicates that the Bank’s EVE would decrease by 10.0% (see Exhibit I-7).

The Bank pursues strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Bank manages interest rate risk from the asset side of the balance sheet through diversifying into other types of lending beyond 1-4 family permanent fixed rate mortgage loans such as originating commercial real estate, commercial business and construction/land loans, all of which have shorter terms to repricing or maturity and carry higher interest rates. The Bank also sells longer-term fixed rate residential loans into the secondary market. On the liability side of the balance sheet, management of interest rate risk has been pursued through attempting to retain the balance of deposits in lower cost and less interest rate sensitive transaction and savings accounts and attempting to lengthen the term-to-maturity of the CD portfolio. Core deposits, which consist of transaction and savings accounts, comprised 60.1% of the Bank’s deposits at September 30, 2024. As of June 30, 2024, of the Bank’s total loans due after June 30, 2025, ARM loans comprised 25.9% of those loans (see Exhibit I-8). In addition, the Bank maintains a notable balance of cash and cash equivalents, which provide for short-term to maturity funds on the balance sheet. Finally, the Bank maintains an equity position of over 14% of assets, representing interest-free funds that can be used to fund earning assets. The infusion of stock proceeds will serve to further limit the Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Bank’s equity will lessen the proportion of interest rate sensitive liabilities funding assets.

There are numerous limitations inherent in interest rate risk analyses such as the credit risk of the Bank’s loans pursuant to changing interest rates. Additionally, such analyses do not

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measure the impact of changing spread relationships, as interest rates among various asset and liability accounts rarely move in tandem, as the shape of the yield curve for various types of assets and liabilities is constantly changing in response to investor perceptions and economic events and circumstances.

Lending Activities and Strategy

Marathon operates two principal lending activities: (1) the origination of 1-4 family residential first and second position mortgage loans, with the first position fixed rate loans mostly sold in the secondary market; and, (2) commercial real estate/multifamily/commercial and industrial/construction lending as part of a commercial lending focus. The overall lending strategy is to diversify its overall loan portfolio, shorten the term-to-maturity or repricing, and increase the overall yield earned on loans. Details of the Bank’s loan portfolio composition are shown in Exhibit I-9, while Exhibit I-10 provides details of the Bank’s loan portfolio by contractual maturity date.

Residential Real Estate Lending

Marathon’s historical lending focus has been the origination of first position 1-4 family residential real estate loans. As of September 30, 2024, residential first and second position mortgage loans equaled $57.6 million, or 32.4% of total loans, with adjustable rate loans totaling approximately 68% of total residential first mortgage loans. As shown in Exhibit I-9, the balance of residential mortgage loans has decreased somewhat since June 30, 2023, although other loan types have declined at a higher rate, resulting in a slight increase in the percentage of 1-4 family loans. The Bank generally sells originations of conforming fixed-rate one- to four-family residential real estate loans to government-sponsored enterprises such as Freddie Mac and Fannie Mae and through the Federal Home Loan Bank’s Mortgage Partnership Finance Program. The Bank retains the servicing function on all loans that are sold.

Marathon Bancorp’s first mortgage loans are generally underwritten to Fannie Mae origination guidelines and thus are deemed to be “conforming” loans with terms of 10 to 30 years. The Bank also originates “jumbo” loans that are above the lending limit for conforming loans. Most of the 1-4 family mortgage loans are secured by residences in the Marathon Country market, along with contiguous counties in central Wisconsin. Loan-to-value ratios (“LTV”) of mortgage loans are generally limited to an 80% LTV, whichever is lower, or up to 100% if the loans carry private mortgage insurance. Adjustable rate loans generally have an initial fixed interest rate period of five years, followed by annual adjustments to the interest rate, with a 1% period cap on changes in interest rates and a 15% lifetime interest rate cap. Marathon does not offer “interest

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only”, “negative amortization”, subprime or Alt-A loans, which have higher risk underwriting characteristics.

Commercial Real Estate/Multi-Family Lending

As of September 30, 2024, commercial real estate/multi-family loans totaled $114.1 million, or 64.2% of the total loan portfolio, versus $128.8 million, or 64.4% of loans as of June 30, 2023. The balances of these loans have been trending upward in recent years due to the Bank’s focus to diversify its loan portfolio and increase yield, enabled mostly by the increased presence and operations in the Milwaukee MSA. These types of loans are attractive credits given the higher yields, larger balances, shorter duration and prospective relationship potential.

Commercial real estate loans (“CRE”) totaled $70.4 million as of September 30, 2024, with 92% of such loans secured by non owner-occupied property. The Bank generally originates CRE loans with maximum terms of 5 years with a balloon feature, based on a 20-year amortization schedule, and loan-to-value ratios of up to 75% of the lower of cost or appraised value of the property.

These loans are generally priced at a higher rate of interest, have larger balances and involve a greater risk profile than 1-4 residential mortgage loans. Often the payments on commercial real estate loans are dependent on successful operations and management of the property. When originating commercial real estate loans, the Bank evaluates the qualifications and financial condition of the borrower, as well as the value and condition of the property securing the loan. The Bank will also generally require and obtain personal guarantees from the principals. The commercial real estate loans are generally secured by office buildings, industrial facilities, warehouses, small retail facilities and other types of commercial property. As of September 30, 2024, the average loan size of the commercial real estate portfolio was approximately $490,000.

Multi-family loans, which totaled $43.7 million as of September 30, 2024, are typically secured by properties consisting of five or more rental units, with the properties within the lending primary market area. Multi-family residential real estate loans are generally balloon loans, carrying a fixed rate of interest and a five year balloon term with amortization periods of up to 30 years. The maximum loan-to-value ratio of multi-family property loans is generally 80% of the lower of the appraised value or the purchase price of the property. As with CRE loans, when originating multi-family loans, the Bank evaluates the qualifications and financial condition of the borrower, as well as the value and condition of the property securing the loan. The Bank may also require and obtain personal guarantees from the principals, and generally requires a

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debt service coverage ratio of at least 125%.

Construction Loans

Construction loans represent a historical area of lending diversification for Marathon Bancorp, and as of September 30, 2024 there were no outstanding construction loans in portfolio, a decline from $1.9 million as of June 30, 2023. Most construction loans were made primarily to developers to finance the construction of commercial and multi-family properties or to acquire land for development of such properties. Such loans are usually made to specific customers and as such the terms and conditions of these loans would generally be individually negotiated. Construction loans generally involve greater credit risk than improved owner-occupied real estate lending.

Commercial and Industrial Loans

As part of the strategy of diversifying the loan portfolio, Marathon originates commercial business loans and lines of credit on non-real estate commercial business assets. The Bank originates commercial business loans to small businesses and professionals located in its market area. As of September 30, 2024, the Bank had $4.7 million of commercial business loans in portfolio, equal to 2.6% of total loans. The balance of such loans has deceased in recent periods, primarily due to the expiration of the Paycheck Protection Program (“PPP”) as the Company was successful in originating loans under that program. Marathon encourages the borrowers to maintain their primary deposit accounts with the Bank.

Commercial business loans are generally lines of credit with terms of one to two years. and are secured by accounts receivable, inventory or other business assets. Lines of credit typically carry variable interest rates tied to the prime rate of interest that adjust annually or are tied to an index. Commercial business loans have greater credit risk compared to 1-4 family residential real estate loans, because the availability of funds for the repayment of commercial business loans are dependent on the success of the business and the general economic environment of the Bank’s market area. The Bank generally considers the financial statements, debt service capabilities, cash flows and the Bank’s history of the borrower, and generally required a loan-to-value ratio of no more than 75%.

Consumer Lending (including HELOCs)

To a minor extent, Marathon originates personal consumer loans to individuals who reside or work in the Bank’s market area, including loans secured by home equity lines of credit and

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personal consumer loans. As of September 30, 2024, personal consumer loans totaled $0.2 million and consisted mostly of new and used automobile loans, and loans secured by CDs. The Bank offers such loans as a convenience to customers and does not emphasize such loans. These loans help to expand and create stronger customer relationships and opportunities for cross-marketing. Consumer loans have greater risk compared to mortgage loans, due to their dependence on the borrower’s continuing financial stability.

At September 30, 2024, home equity lines of credit totaled $1.3 million in outstanding balances. The underwriting standards utilized for home equity lines of credit include a determination of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity lines of credit are offered with a loan-to-value ratio up to 80% and generally have 10-year balloon terms. The home equity lines of credit have adjustable rates of interest which are indexed to the prime rate of interest.

Loan Originations, Purchases and Sales

All lending activities are conducted by bank personnel located at the office locations, underwritten pursuant to bank policies and procedures. Loan sources typically include loan officers, marketing efforts, the existing customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.

The Bank currently sells a significant portion of the conforming 1-4 family fixed rate residential real estate loans into the secondary market, primarily to Fannie Mae, Freddie Mac and the Federal Home Loan Bank system. These loans are sold on a servicing retained basis. These sales provide benefits in terms of interest rate risk management and also provide for current period income in the form of gains on the sale of loans.

Marathon has also periodically purchased participation loans from other financial institutions in the market area, primarily within the state of Wisconsin. Such loans are underwritten according to the Bank’s underwriting criteria and procedures. At September 30, 2024, the outstanding balances of purchased loan participations totaled $13.3 million, of which $6.3 million were commercial real estate loans and $7.0 million were multifamily real estate loans. All such loans were performing as of September 30, 2020. As of September 30, 2024 sold participation loans equaled $8.7 million, which are sold for loans-to-one borrower limitations or for risk diversification. Marathon has not historically purchased whole loan packages.

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Asset Quality

Marathon’s lending operations include originations of commercial real estate/multi-family, commercial business, construction/land and consumer loans for portfolio, all of which carry a higher risk profile than traditional 1-4 family mortgage lending. In recent years the Bank has maintained a generally low level of non-performing assets (“NPAs”), which consisted solely of OREO. Exhibit I-11 presents a history of NPAs for the Bank since 2023. NPAs reached a low of $1.4 million as of September 30, 2024, consisting of a single OREO property. The subject property has been written down to a level that no further losses are expected.

To track the Bank’s asset quality and the adequacy of valuation allowances, Marathon Bancorp has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Detailed asset classifications are reviewed quarterly by senior management and the Board. Pursuant to these procedures, when needed, the Bank establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of September 30, 2024, the Bank maintained an allowance for credit losses of $1,642,000, equal to 0.92% of total loans receivable.

Funding Composition and Strategy

Marathon has traditionally utilized both deposits and borrowings as funding sources. At September 30, 2024, deposits equaled $172.2 million. Exhibit I-12 sets forth the Bank’s deposit composition since June 30, 2023, and Exhibit I-13 provides the maturity composition of the uninsured certificate of deposit (“CD”) portfolio at September 30, 2024 for all uninsured CDs in excess of $250,000 in balance. CDs constitute the largest portion of the Bank’s deposit base, totaling 39.9% of deposits at September 30, 2024 versus 42.5% of deposits as of June 30, 2023. Non-maturity deposit accounts in the form of checking, savings and money market accounts equaled $103.5 million, or 60.1% of total deposits as of September 30, 2024, versus $113.4 million, or 57.5% of total deposits at June 30, 2023.

Marathon Bancorp has historically utilized borrowed funds as a funding source to a modest degree, and such borrowings totaled $10.0 million as of September 30, 2024 with the funds used to support lending activities and liquidity. All such borrowings consist of FHLB of Chicago advances. The Company has additional borrowing capacity through arrangements with the Federal Reserve Bank.

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Subsidiary Operations

Marathon Bank is the only subsidiary of Marathon Bancorp. Marathon Bank has two subsidiaries, Marathon Property Holdings, LLC and 520 North 28th Avenue, LLC, both of which hold bank properties or other real estate owned properties.

Legal Proceedings

Marathon is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

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Page II.1

II.  OPERATING ENVIRONMENT AND MARKET AREA

Introduction

Marathon is headquartered in the town of Wausau, Marathon County, Wisconsin, in central Wisconsin. The Bank operates a community banking business through its headquarters office, two branch offices in Marathon County, a branch office in Ozaukee County, Wisconsin, directly north of the city of Milwaukee and a newly opened branch office in Waukesha County, Wisconsin, the location of the city of Milwaukee. A map of the Bank’s office locations is included as Exhibit I-1 and Exhibit II-1 contains details regarding the office properties.

The Bank focuses on providing personal service while meeting the needs of its business and retail customer base, emphasizes personalized banking services to retail customers and full service activities for business customers, offering an array of deposit services including demand deposits, business accounts, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. Recent strategic actions have focused on increasing the commercial lending and depository activities of the Bank, primarily in the greater Milwaukee metropolitan area.

Future business and growth opportunities for the Bank depend on the future growth trends of the local and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Bank, the relative economic health of the Bank’s market area, and the resultant impact on value.

National Economic Factors

The United States GDP increased by 0.7% for 2022, as the economy remained impacted by fallout of the pandemic and related issues such as inflation, rising interest rates employee resources and supply-chain interruptions, among other impacts. For calendar year 2023, GDP grew at a 3.2% rate and increased at an annual rate of 2.5% for the first three quarters of 2024, indicating moderate growth over the past several years. Based on the most recent Wall Street Journal (“WSJ”) economists’ forecast, GDP is projected to increase by 2.3% for all of 2024 and decrease to 1.9% growth for 2025.

Following the large downturn in the number of jobs in the United States during the pandemic, 7.2 million jobs were added in 2021, 4.5 million jobs in 2022 and 3.0 million in calendar

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year 2023, despite ongoing fears of a recession. Job growth for the first 10 months of 2024 totaled 1.7 million, or an annualized rate of 2.0 million. Near-term expectations for employment gains are for continued modest improvement, with quarterly average job growth of 390,000 jobs as estimated by the WSJ economists forecast.

The economic disruption caused by the COVID-19 crisis caused the nations unemployment rate to reach 14.8% for April 2020, a level not seen since the Great Depression. The national unemployment rate trended downward to reach 6.7% as of December 2020. Such unemployment rate further declined to 3.5% as of December 2022 and remained in a narrow range of 3.4% to 3.8% during 2023, while trending upward to 4.1% as of October 2024. There remains excess demand for employees in many industries, with the need to offer higher compensation to attract employees becoming part of the inflationary trend. There remain other longer-term impacts on job growth such as the aging of the employment base, further loss of the working age population base as baby boomers retire, increased use of technology to reduce or replace workers in the workplace, and the overall slower rate of population growth compared to prior generations.

The inflation rate for the United States has fluctuated over the past several years as the annualized national inflation rate was 4.7% for 2021, 8.0% for 2022 and 4.1% for 2023, with the rate further declining to 3.0% for the first ten months of 2024. Beginning in mid-2021, the inflation rate dramatically increased to a decades old high, reflecting increased consumer demand, a lack of available individuals to full open positions causing wage increases, limitations on production and substantial global supply chain issues. This became a substantial issue for future economic performance in the United States. The Federal Reserve has addressed the inflation rate by raising interest rates to reduce demand, which has brought the inflation rate down to the current less than 3.0% level, at the risk of causing a recession. The most recent WSJ economists forecast indicated an expected 2025 inflation rate of 2.3%, and remaining in the range of 2.2% to 2.3% for 2026 and 2027.

Regarding factors that most directly impact the banking and financial services industries, the Federal Reserve has begun reducing market interest rates in reaction to the declining inflation rate and lower overall economic growth. Such rate decreases are expected to increase the housing sales market The median sales price of an existing home in the United States, which recorded notable increases through 2022, began to record declines in July 2023. After reaching a high of $426,900 in June 2024, such figure has declined to $404,500 in September 2024. These

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figures compare favorably to the generational low of $169,000 recorded in March 2009 during the national recession.

Interest Rate Environment

The Federal Reserve began increasing interest rates in March 2022 in response to elevated inflation rates. By July 2023, the Federal Reserve had increased the base federal funds target rate a total of 11 times to 5.50%, while the prime rate of interest has increased to 8.50%. While this has helped reduce the inflation rate, the treasury yield curve has been continuously inverted since July 2022, the longest period on record. In general, the inverted yield curve has caused funding costs to remain high in relation to other shorter-term indexes used in pricing banking assets. With the recent two interest rate reductions by the Federal Reserve in September and November 2024 have provided some relief from the higher rate environment. The latest Wall Street Journal survey of leading economists indicates a return to a positive sloping yield curve by the second half of 2025, with short term rates declining at a faster rate than longer term rates. Certain historical interest rates are presented in Exhibit II-2.

The current higher interest rate environment has benefited financial institutions as adjustable-rate loans have repriced upward, either immediately for prime based loans, or over a period of time. However, more recently, funding costs have risen substantially as institutions react to the need to retain funds to support the on-balance sheet loan portfolio and the related liquidity levels. Residential loan demand, particularly for refinance transactions, has been substantially impacted by rising interest rates, and the remaining lending sectors may be impacted by a potential recession, thus indicating some limitations on bank lending and activity in the near-term future.

Demographic and Economic Trends

Table 2.1 presents information regarding the demographic and economic trends for the Bank’s market area from 2019 to 2024 and projected through 2029, with additional detail shown in Exhibit II-3. Data for the nation, the State of Wisconsin and the Milwaukee-Waukesha metropolitan statistical area (the “Milwaukee MSA”) is included for comparative purposes. The size and scope of the market area is evidenced by the demographic data, which shows as of 2024 the Marathon County population was 138,000, reflecting a population base of both urban and rural residents. Wausau is the largest town in the county with a population of approximately

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Table 2.1

Marathon Bank

Summary Demographic Data

				Growth Rate
	Year			(Annualized)
	2019	2024	2029	2019-2024	2024-2029
				(%)	(%)
Population (000)
USA	329,236	336,157	344,210	0.4%	0.5%
Wisconsin	5,820	5,919	6,011	0.3%	0.3%
Milwaukee-Waukesha, WI	1,578	1,560	1,565	-0.2%	0.1%
Marathon, WI	136	138	140	0.3%	0.3%
Ozaukee, WI	89	94	97	1.1%	0.6%
Waukesha, WI	403	413	423	0.5%	0.5%

Households (000)
USA	125,019	129,079	132,564	0.6%	0.5%
Wisconsin	2,371	2,462	2,516	0.8%	0.4%
Milwaukee-Waukesha, WI	638	651	658	0.4%	0.2%
Marathon, WI	55	57	59	0.8%	0.4%
Ozaukee, WI	36	38	40	1.3%	0.7%
Waukesha, WI	161	169	174	0.9%	0.6%

Median Household Income ($)
USA	63,174	75,874	83,550	3.7%	1.9%
Wisconsin	62,423	74,195	81,722	3.5%	2.0%
Milwaukee-Waukesha, WI	63,919	74,071	81,282	3.0%	1.9%
Marathon, WI	62,014	79,129	87,773	5.0%	2.1%
Ozaukee, WI	89,115	92,405	96,791	0.7%	0.9%
Waukesha, WI	87,590	100,110	106,559	2.7%	1.3%

Per Capita Income ($)
USA	34,902	42,767	46,926	4.1%	1.9%
Wisconsin	34,075	41,740	46,328	4.1%	2.1%
Milwaukee-Waukesha, WI	36,149	43,550	47,944	3.8%	1.9%
Marathon, WI	32,916	41,214	46,649	4.6%	2.5%
Ozaukee, WI	50,967	54,582	57,678	1.4%	1.1%
Waukesha, WI	46,994	54,390	58,446	3.0%	1.4%

2024 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	17.2	26.6	24.9	18.5	12.7
Wisconsin	17.0	25.5	24.0	20.0	13.5
Milwaukee-Waukesha, WI	17.9	26.1	24.8	18.9	12.3
Marathon, WI	17.8	23.9	24.3	20.2	13.9
Ozaukee, WI	16.5	22.4	23.1	21.9	16.2
Waukesha, WI	16.7	22.1	24.5	21.9	14.8

	Less Than	$ 25,000 to	$ 50,000 to
2024 HH Income Dist. (%)	25,000	50,000	100,000	$ 100,000+
USA	15.7	18.1	28.4	37.9
Wisconsin	14.1	19.1	31.3	35.5
Milwaukee-Waukesha, WI	15.7	18.6	29.2	36.5
Marathon, WI	12.5	18.4	31.6	37.5
Ozaukee, WI	9.3	15.6	29.0	46.1
Waukesha, WI	8.8	13.5	27.7	50.1

Source: S&P Global Market Intelligence.

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40,000. Estimated as of 2024, the two market area counties in the Milwaukee metropolitan area recorded a larger population base of approximately 507,000 and is part of the Milwaukee MSA which reported a total population of 1.6 million as of 2024.

The data in Table 2.1 also indicates the growth characteristics of the market area, as the State of Wisconsin recorded annual population growth of 0.3% over the last five years, lower than the national growth rate of 0.4%. Marathon County recorded a relatively lower population growth rate. Ozaukee County, and to a lesser extent Waukesha County recorded a more favorable annual growth rate through 2024, a positive environment in terms of demographic trends. The population growth rates in the market areas served provide some support for growth potential for financial institutions, given the implied growth of the potential customer base and resulting higher demand for housing and other related products and services. Over the next projected five years, the state and the market area counties are expected to continue these trends, although at somewhat slower rates, indicating a general positive operating environment for financial institutions.

Changes in the number of households in the market area have generally paralleled trends with respect to population, although at slightly more favorable rates of change. This reflects a national trend towards smaller average household sizes. These growth trends in households also increase business opportunities for community financial institutions such as Marathon.

Table 2.1 provides certain median age distribution figures for the market area and other comparative areas. The data reveals the state and the two market area counties contained somewhat older population bases than the nation as a whole, with Ozaukee County reporting the oldest population base of all comparative data. Alternatively, the Milwaukee MSA reported an overall younger population age profile, with the lowest proportion of residents less than 55 years old. This characteristic reflects in part the attractiveness of a major metropolitan area to younger individuals who want to have the greater convenience and services available in such an area.

Table 2.1 contains data concerning household and per capita income levels, which are important indicators of a market area’s health and attractiveness in terms of housing and economic activity. The 2024 median household income for Marathon County was $79,129, which was slightly higher than state, MSA and national averages, while Ozaukee and Waukesha Counties recorded notably higher median household income than the state and national averages. Those two-county higher income levels reflected the location within the Milwaukee area and the specific economic profile of the residents, which is a notable favorable factor for

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financial institutions. Projected annual income growth over the next five years is highest for Marathon County relative to the comparative areas shown in Table 2.1. Per capita incomes generally tracked the household income data, with Ozaukee County recording the highest per capita income of all comparative areas. Household income distribution patterns shown in Table 2.1 also provide support for earlier statements regarding the nature of Marathon’s market as approximately 75% of Ozaukee County households had income levels in excess of $50,000 annually in 2024 while the ratio was 67% for Wisconsin and for the national average.

Local Economy/Employment Base

Marathon County was originally settled and founded based on the lumber industry which then transitioned to papermills/paper products and agriculture, in particular dairy farming. Currently the area retains an agriculture base, reporting the highest number of dairy farms in the state, although similar to most areas of the country, the economy and employment base has diversified into most major economic sectors. Marathon County acts somewhat as central-Wisconsin regional center for employment, healthcare and other services. As is typical of Wisconsin as a whole, manufacturing employment is well represented and such employment in Marathon County is above the state and national averages as a percent of total employment. Further, employment in agriculture and related employment is also above state and national averages. Healthcare and manufacturing remain a material part of the economic base. Table 2.2 presents employment information by economic sector.

Ozaukee and Waukesha County’s economy and employment base are closely tied to the greater Milwaukee MSA. Ozaukee County has developed as a suburban area to Milwaukee over the most recent decades and thus benefits from newer housing stock and services facilities. In addition to having its own employment base, a notable portion of the residents commute to Milwaukee for employment. As shown in Table 2.2, the Bank’s primary market area has an employment base concentrated in education/healthcare/social services, services, manufacturing and wholesale/retail trade. The distribution of employment exhibited in the primary market area is indicative of a relatively diverse economic environment with a level of dependence on manufacturing, which typically has higher overall wages compared to other economic sectors.

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Table 2.2

Marathon Bank

Primary Market Area Employment Sectors

(Percent of Labor Force)

		Marathon	Ozaukee	Waukesha
Employment Sector	Wisconsin	County	County	County
	(%)	(%)	(%)	(%)
Services	20.2%	16.4%	21.5%	21.2%
Education,Healthcare, Soc. Serv.	23.3%	23.7%	23.3%	23.8%
Government	3.5%	2.5%	3.3%	2.8%
Wholesale/Retail Trade	13.8%	13.8%	14.6%	13.7%
Finance/Insurance/Real Estate	6.2%	8.1%	7.4%	8.6%
Manufacturing	18.2%	21.1%	21.0%	17.7%
Construction	6.3%	5.4%	4.2%	6.3%
Information	1.5%	0.8%	1.3%	1.6%
Transportation/Utility	5.0%	5.5%	2.5%	3.8%
Agriculture	2.0%	2.8%	0.9%	0.3%
	100.0%	100.0%	100.0%	100.0%

Source: S&P Capital IQ.

Market Area Largest Employers

As indicated above, Marathon County’s economic base has diversified to some extent away from the original lumber/paper and other manufacturing and agriculture employment to include healthcare and other services-related employment. Table 2.3 presents a listing of the largest employers in the three market area counties, detailing these characteristics. Ozaukee and Waukesha County’s largest employers also include health care, along a diversified list of technology, insurance, retail and other services related employment. As noted above, a portion of Ozaukee County residents are employed in Milwaukee County, taking advantage of the diverse employment opportunities in the greater metropolitan area.

Market Area Unemployment Data

Comparative unemployment rates for the primary market area counties, as well as for the U.S. and Wisconsin, are shown in Table 2.4, with the September 2024 unemployment rates for the three-county market area equal an average of 2.67%. The Milwaukee MSA reported a higher 2.8% rate. As observed, the most recent unemployment rates clearly indicate the improvement made to date in the employment situation in the United States, Wisconsin and the market area counties from the depths of the COVID-19 lockdown that occurred in mid-2020. As of September

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Table 2.3

Marathon Bank

Market Area Largest Employers

Company/Institution	Industry	No of Employees
Marathon County
Aspirus Wausau Hospital, Inc.	Medical Center
Greenheck Fan Corp.	Building Ventilation
Kolbe and Kolbe Millwork Co, Inc.	Building Products
Liberty Mutual Insurance Co.	Insurance
United Healthcare Services, Inc.	Healthcare Services
Foot Locker Corporate Services, Inc.	Apparal
Marathon Cheese Corporation	Dairy Products
Apogee Wausau Group, Inc.	Building Products
Wal-Mart	Retail

Milwaukee Region (Ozaukee/Waukesha County
Aurora Healthcare	Healthcare System	32,000
Froedtert Health	Healthcare Services	14,000
Ascension Wisconsin	Healthcare System	10,750
Quad/Graphics	Commercial Printing	7,500
Medical College of Wisconsin	Medical School	6,225
Kohl’s	Department Stores	6,200
GE Healthcare Technologies	Medical Imaging	6,000
Northwestern Mutual	Life Insurance/Invests	6,000
Goodwill Industries	Training/Support	4,700
Rockwell Automation	Industrial Automation	4,000

Table 2.4

Marathon Bank

Unemployment Trends

	Unemployment Rate(1)		Net
Region	Sept. 2023	Sept. 2024	Change
USA	3.6%	3.9%	0.3%
Wisconsin	2.9%	2.5%	-0.4%
Milwaukee-Waukesha, WI	3.3%	2.8%	-0.5%

Counties
Marathon, WI	2.7%	2.2%	-0.5%
Ozaukee, WI	2.7%	2.3%	-0.4%
Waukesha, WI	2.7%	2.3%	-0.4%

(1) Not seasonally adjusted.

Source: S&P Global Market Intelligence.

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2024, the state of Wisconsin unemployment rate was 2.5%, compared to the national unemployment rate of 3.9%. The very low unemployment rates in Wisconsin and the market area counties indicate a shortage of residents to fill available positions, and thus the economy may be impacted by this labor shortage. All comparative areas experienced a decrease in unemployment over the past 12 months.

Deposit Trends

The competitive environment for financial institution products and services on a national, regional and local level can be expected to become even more competitive going into the future. Consolidation among the bank and thrift industries provides economies of scale to larger institutions, while the heightened availability of investment options provides consumers with attractive alternatives to the deposit products offered by financial institutions. The Bank’s market area for deposits includes primarily other local and regional commercial banks and credit unions.

Table 2.5 displays deposit market trends and deposit market share, respectively, for commercial banks and savings institutions for the state of Wisconsin and for Marathon and

Table 2.5

Marathon Bank

Deposit Summary

	As of June 30,
	2019			2024			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2019-2024
	(Dollars in Thousands)						(%)
Wisconsin	$151,228,530	100.0%	1,921	$193,429,176	100.0%	1,661	5.05%
Commercial Banks	$143,325,036	94.8%	1,782	$183,829,258	95.0%	1,523	5.10%
Savings Institutions	$7,903,494	5.2%	139	$9,599,918	5.0%	138	3.97%

Marathon County	$3,439,581	100.0%	55	$4,601,322	100.0%	45	5.99%
Commercial Banks	$3,226,651	93.8%	50	$4,335,802	94.2%	39	6.09%
Savings Institutions	$212,930	6.2%	5	$265,520	5.8%	6	4.51%
Marathon Bank	$124,964	3.6%	3	$148,380	3.2%	3	3.49%

Ozaukee County	$2,741,194	100.0%	38	$3,169,518	100.0%	31	2.95%
Commercial Banks	$2,617,452	95.5%	34	$3,029,596	95.6%	27	2.97%
Savings Institutions	$123,742	4.5%	4	$139,922	4.4%	4	2.49%
Marathon Bank	$7,239	0.3%	1	$24,548	0.8%	1	27.66%

Waukesha County	$13,033,570	100.0%	173	$17,772,634	100.0%	150	6.40%
Commercial Banks	$11,597,751	89.0%	152	$16,098,503	90.6%	129	6.78%
Savings Institutions	$1,435,819	11.0%	21	$1,674,131	9.4%	21	3.12%
Marathon Bank	$0	0.0%	-	$3,993	0.0%	1	N/A

Source: FDIC.

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Ozaukee Counties from June 30, 2019 to June 30, 2024. Deposit growth trends serve as indicators of a market area’s current and future prospects for growth and attractiveness for financial institutions. Wisconsin state deposits grew at an annual rate of 5.1% over the five-year time period shown in Table 2.5. Commercial banks increased deposits at an annual rate of 5.1% in Wisconsin, while savings institutions saw their deposits increase at a rate of 4.0%. Commercial banks continue to dominate the deposit market in Wisconsin, with an aggregate market share equal to 95.0% of total bank and thrift deposits in market.

Deposits within Marathon County grew over the four-year period at an annual rate of 6.0%, somewhat higher than the statewide rate. Savings institutions also experienced increasing deposits in Marathon County. Savings institutions held a similar market share position in Marathon County of 5.8% as of June 30, 2024. In Ozaukee and Waukesha Counties, deposits grew at an average rate of 5.8%, with commercial banks and savings institutions reporting similar deposit growth rates. The total deposit base in Waukesha County is much higher than in the other market area counties, given the size of the Milwaukee population and economy.

As of June 30, 2024, the Bank maintained a deposit market share of 3.2% in Marathon County, a low market share indicative of the large deposit base within the county. Reflecting the recent entrance into Ozaukee County, Marathon had a 0.8% market share in that county. The Waukesha County branch office opened within the most recent year, and reflects a modest balance at June 30, 2024. Future deposit gains and market share gains may be likely given the Bank’s low market penetration. In Marathon County, since June 30, 2019, the Bank has experienced a 3.5% annual increase in deposits.

Competition

Competition among financial institutions in the market area is significant. Among the Bank’s competitors are much larger and more diversified institutions, which have greater resources and offer more products and services than maintained by the Bank. Financial institution competitors in the Bank’s market area include primarily commercial banks, including banks with a national and regional presence. There are also a number of smaller community-based banks and credit unions that pursue similar operating strategies as the Bank. From a competitive standpoint, the Bank benefits from its status of a locally-owned financial institution, longstanding customer relationships, and continued efforts to offer competitive products and services. However, competitive pressures will also likely continue to build as the financial services industry

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continues to consolidate and as additional non-bank investment options for consumers become available. A total of 17 banking institutions operate in Marathon County and 14 operate in Ozaukee County and 34 institution operate in Waukesha County.

Table 2.6 lists the Bank’s largest competitors in the market area counties, based on deposit market share as noted. Going forward, the Bank intends to continue to expand its’ total deposits and market share through continuing the strong ties to the community and operational planning to continue deposit and loan growth. Additionally, there is room to expand regionally in the market area based on the relatively positive economic and demographic environment and the current deposit market share maintained.

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Table 2.6

Marathon Bank

Market Area Deposit Competitors - As of June 30, 2024

Location	Name	Market Share	Rank
Marathon, WI	Bank of Montreal	21.60%
	PSB Holdings Inc. (WI)	16.94%
	River Valley Bancorp, Inc. (WI)	15.18%
	Associated Banc-Corp (WI)	11.15%
	Abby Bancorp Inc. (WI)	7.83%
	Nicolet Bankshares Inc. (WI)	6.88%
	U.S. Bancorp (MN)	4.39%
	Bosshard Banco Ltd. (WI)	4.23%
	Stratford Bancshares Inc. (WI)	3.41%
	Marathon Bancorp (WI)	3.22%	10 out of 17

Ozaukee, WI	Port Bancshares Inc. (WI)	25.85%
	Bank of Montreal	24.76%
	Associated Banc-Corp (WI)	11.06%
	U.S. Bancorp (MN)	11.01%
	JPMorgan Chase & Co. (NY)	5.55%
	Wells Fargo & Co. (CA)	5.02%
	Bank First Corporation (WI)	3.92%
	Oconomowoc Bancshares Inc. (WI)	3.43%
	Sword Financial Corp. (WI)	3.00%
	North Shore Bank (WI)	2.46%
	Marathon Bancorp (WI)	0.77%	13 out of 14

Waukesha, WI	BMO Bank, NA	13.68%
	Town Bank, NA (IL)	10.92%
	JPMorgan Chase Bank, NA (OH)	10.26%
	Associated Bank, NA (WI)	8.97%
	U.S. Bank, NA (OH)	8.61%
	Bank Five Nine (WI)	7.19%
	Waukesha State Bank (WI)	6.66%
	Citizens Bank (WI)	4.64%
	North Shore Bank (WI)	3.17%
	First Business Bank (WI)	2.40%
	Marathon Bancorp (WI)	0.02%	34 out of 34

Source: S&P Capital IQ.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Marathon Bancorp’s operations versus a group of comparable savings institutions (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Marathon Bancorp is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Marathon Bancorp, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally- or regionally-based institutions with comparable resources, strategies and financial characteristics. There are approximately 45 fully-converted, publicly-traded institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences. Since Marathon Bancorp will be 100% publicly owned company upon completion of the offering, we considered only full public companies to be viable candidates for inclusion in the Peer Group. From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Marathon

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

Bancorp. In the selection process, we applied one “screen” to the universe of all public companies that were eligible for consideration:

●	Screen #1 Fully converted institutions with assets less than $1.0 billion. Fourteen companies met the criteria for Screen #1 and 10 were included in the Peer Group as shown in Table 3.1. Carver Bancorp, Inc. of NY was excluded from the Peer Group, as the result of unusual stock pricing and ratios. Fifth District Bancorp, Inc. was excluded as that company had completed a mutual-to-stock conversion within the most recent 12 month period. Affinity Bancshares, Inc. was excluded because the underlying bank subsidiary is subject to acquisition by a credit union. First Seacoast Bancorp, Inc. was excluded due to the level of operating losses reported, along with being out of market compared to other Peer Companies. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded thrifts with assets less than $1.0 billion.

Table 3.1 shows the general characteristics of each of the ten Peer Group companies and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Marathon Bancorp, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Marathon Bancorp’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Marathon Bancorp’s characteristics is detailed below.

o	1895 Bancorp of Wisconsin, Inc. of Wisconsin. Comparable due to similar non-interest income and non-interest expense to average assets ratio, similar level of 1-4 family residential loans to assets ratios, similar level of TTM net chargeoffs.
o	BV Financial, Inc. of Maryland. Comparable due to reduction in asset size over the past 12 months, similar level of non-interest income over last 12 months, similar yield/cost spread, similar level of 1-4 family residential loans to assets and similar level of reserves to loans.
o	Catalyst Bancorp, Inc. of Louisiana. Comparable due to similar cost of funds, similar ratio of assets/employees, similar ratio of 1-4 family loans to assets, similar ratio of NPAs/asses and reserve coverage ratio.
o	Central Plains Bancshares, Inc. of Nebraska. Comparable due to loans/assets ratio, deposits/assets ratios, asset shrinkage rate over last 12 months, interest expense as a percent of average assets, commercial real estate loans as a percent of assets.
o	Home Federal Bancorp, Inc. of Louisiana. Comparable due to similar level of cash and equivalents, asset shrinkage rate over last 12 months, non-interest expense ratio

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1

Peer Group of Publicly-Traded Savings Institutions

As of September 30, 2024 or the Most Recent Date Available.

									As of
									November 8, 2024
						Total		Fiscal	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Price	Value
						($Mil)			($)	($Mil)

BCOW	1895 Bancorp of Wisconsin, Inc.	NASDAQCM	MW	Greenfield	WI	565	6	Dec	10.00	56
BVFL	BV Financial, Inc.	NASDAQCM	MA	Baltimore	MD	893	14	Dec	15.75	179
CLST	Catalyst Bancorp, Inc.	NASDAQCM	SW	Opelousas	LA	281	6	Dec	11.35	50
CPBI	Central Plains Bancshares, Inc.	NASDAQCM	MW	Grand Island	NE	482	9	Mar	14.80	61
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQCM	SW	Shreveport	LA	628	11	Jun	12.64	38
IROQ	IF Bancorp, Inc.	NASDAQCM	MW	Watseka	IL	893	8	Jun	21.24	68
MGYR	Magyar Bancorp, Inc.	NASDAQGM	MA	New Brunswick	NJ	952	7	Sep	12.45	81
NSTS	NSTS Bancorp, Inc.	NASDAQCM	MW	Waukegan	IL	268	3	Dec	10.95	51
PBBK	PB Bankshares, Inc.	NASDAQCM	MA	Coatesville	PA	453	6	Dec	14.80	35
TCBS	Texas Community Bancshares, Inc.	NASDAQCM	SW	Mineola	TX	446	7	Dec	14.80	44

Source: S&P Capital IQ.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

o	IF Bancorp, Inc. of Illinois. Comparable due to similar concentration of deposits on the balance sheet, similar growth rate in borrowings, comparable low ROA over last 12 months, similar ratio of reserves to loans
o	Magyar Bancorp, Inc. of New Jersey. Comparable due to similar concentration of loans and borrowings as a percent of assets, similar asset shrinkage rate, similar level of non-interest income, similar yield cost spread, similar diversification into commercial lending as a percent of assets, similar asset quality ratios.
o	NSTS Bancorp, Inc. of Illinois. Comparable due to similar concentration of borrowings as a percent of assets, similar asset shrinkage rate, similar growth in equity, similar net interest income after provisions ratio, similar yield cost spread, similar reserves/loans ratio.
o	PB Bancshares, Inc. of Pennsylvania. Comparable due to similar level of deposits as a percent of assets, similar net interest income ratio, similar level of non-interest income, similar yield cost spread, similar level of residential and commercial real estate loans as a percent of assets,
o	Texas Community Bancshares, Inc. of Texas. Comparable due to similar level of deposits as a percent of assets, similar operating expense ratio, similar yield cost spread, similar ratio of assets/employees, similar level commercial and industrial loans to assets, similar ratios of NPAs to assets and reserves to loans.

In aggregate, the Peer Group companies maintained a higher level of tangible equity compared to the industry average (16.01% of assets versus 12.42% for all public companies), generated lower earnings as a percent of average assets (0.29% core ROAA versus 0.43% for all public companies) and earned a lower ROE (2.42% core ROE versus 3.27% for all public companies). The Peer Group’s average P/TB ratio was below the average for all publicly-traded thrifts, while the average core P/E multiple was higher.

	All
	Publicly-Traded		Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$6,424		$585
Market capitalization ($Mil)	$611		$67
Tangible equity/assets (%)	12.42%		16.01%
Core return on average assets (%)	0.43%		0.29%
Core return on average equity (%)	3.27%		2.42%

Pricing Ratios (Averages)(1)
Core price/earnings (x)	16.47	x	19.24	x
Price/tangible book (%)	102.69%		80.53%
Price/assets (%)	11.55%		12.09%

(1) November 8, 2024.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

Ideally, the Peer Group companies would be comparable to Marathon Bancorp in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Marathon Bancorp, as will be highlighted in the following comparative analysis.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Marathon Bancorp and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Company’s and the Peer Group’s ratios reflect balances as of September 30, 2024 or the latest date available. Marathon Bancorp’s equity-to-assets ratio of 14.59% was below the Peer Group’s average equity ratio of 16.31% and below the Peer Group’s median equity ratio of 12.39%. The Company’s pro forma equity position will increase with the addition of stock proceeds, which will provide the Company with an equity-to-assets ratio that exceeds the Peer Group’s ratio. Tangible equity-to-assets ratios for the Company and the Peer Group equaled 14.59% and 12.37%, respectively. The increase in Marathon Bancorp’s pro forma equity position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Company’s higher pro forma capitalization will initially depress return on equity. Both Marathon Bancorp’s and the Peer Group’s capital ratios reflected capital surpluses with respect to the regulatory capital requirements.

The interest-earning asset compositions for the Company and the Peer Group were somewhat similar, with loans constituting the largest concentration of interest-earning assets for both Marathon Bancorp and the Peer Group. The Company’s loans-to-assets ratio of 81.38% was higher than the comparable Peer Group median ratio of 72.52%. Comparatively, the Company’s cash and investments-to-assets ratio of 10.98% was lower than the comparable Peer Group median ratio of 22.57%. Marathon Bancorp’s interest-earning assets amounted to 92.36% of assets, which was somewhat lower than the comparable Peer Group ratio of 95.09%. The Peer Group’s non-interest earning assets included bank-owned life insurance (“BOLI”) equal to 2.23% of assets and goodwill/intangibles equal to an average of 0.24% of assets, while the Company maintained corresponding balances of 4.18% and 0.00% of assets for BOLI and goodwill/intangibles.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2024 or the Most Recent Date Available.

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
		Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Investments	Loans	Deposits	&Sub debt	Equity	Equity	Leverage	Risk-Based	Capital

Marathon Bancorp, Inc.
September 30, 2024		6.94%	4.04%	4.18%	81.38%	79.54%	4.62%	0.00%	14.59%	0.00%	14.59%	-7.55%	-6.18%	-8.82%	-10.31%	19.54%	0.78%	0.78%	13.42%	NA	NA

Comparable Group
Averages		7.37%	16.97%	2.44%	70.60%	74.99%	7.23%	0.00%	16.31%	0.24%	16.07%	3.44%	-0.61%	8.32%	3.05%	-2.18%	15.76%	5.32%	14.57%	20.37%	21.56%
Medians		5.61%	16.96%	2.23%	72.52%	74.48%	7.09%	0.00%	12.39%	0.00%	12.37%	3.76%	-7.03%	7.29%	1.75%	-12.36%	4.90%	4.30%	11.16%	14.87%	16.04%

Comparable Group
BCOW 1895 Bancorp of Wisconsin, Inc.	WI	4.55%	19.35%	2.54%	70.53%	70.02%	13.43%	0.00%	12.96%	0.00%	12.96%	1.80%	-3.16%	3.94%	2.15%	-3.45%	4.30%	4.30%	11.20%	14.87%	16.04%
BVFL BV Financial, Inc.	MD	10.54%	5.16%	2.23%	76.76%	71.05%	4.02%	0.00%	23.49%	1.71%	21.78%	-4.15%	-14.00%	-1.95%	-1.88%	-52.69%	7.51%	8.26%	19.62%	25.17%	26.39%
CLST Catalyst Bancorp, Inc.	LA	16.30%	16.96%	5.12%	58.25%	59.67%	10.52%	0.00%	29.10%	0.00%	29.10%	8.79%	-7.03%	22.32%	1.34%	216.22%	-0.60%	-0.60%	27.43%	45.71%	46.97%
CPBI Central Plains Bancshares, Inc.	NE	2.05%	12.56%	NA	81.58%	81.28%	0.00%	0.00%	16.93%	0.00%	16.93%	6.19%	-8.49%	8.80%	-3.75%	-100.00%	112.12%	NA	13.87%	16.51%	17.76%
HFBL Home Federal Bancorp, Inc. of Louisiana	LA	6.53%	15.49%	1.09%	72.61%	89.84%	1.01%	0.00%	8.64%	0.65%	7.98%	-5.16%	13.37%	-10.03%	-4.72%	-55.57%	7.52%	8.92%	9.02%	13.19%	14.29%
IROQ IF Bancorp, Inc.	IL	0.90%	22.10%	1.68%	72.43%	75.79%	14.17%	0.00%	8.82%	0.00%	8.82%	2.61%	-2.50%	5.27%	-1.45%	18.82%	18.28%	18.28%	9.49%	NA	NA
MGYR Magyar Bancorp, Inc.	NJ	2.69%	NA	2.45%	81.16%	83.69%	3.00%	0.00%	11.61%	0.00%	11.61%	4.92%	NA	12.12%	5.46%	-11.99%	5.49%	5.49%	11.12%	14.75%	15.85%
NSTS NSTS Bancorp, Inc.	IL	13.44%	28.25%	3.58%	51.01%	67.01%	1.86%	0.00%	29.22%	0.00%	29.22%	6.61%	-8.65%	27.99%	8.80%	0.00%	1.65%	1.65%	23.96%	NA	NA
PBBK PB Bankshares, Inc.	PA	12.04%	8.71%	1.85%	75.99%	78.35%	10.16%	0.00%	10.53%	0.00%	10.53%	10.67%	36.07%	5.77%	15.75%	-12.73%	2.38%	2.38%	9.37%	12.40%	13.65%
TCBS Texas Community Bancshares, Inc.	TX	4.70%	24.16%	1.42%	65.68%	73.16%	14.17%	0.00%	11.82%	0.04%	11.78%	2.13%	-11.07%	8.93%	8.81%	-20.39%	-1.02%	-0.77%	10.59%	NA	NA

(1) Includes loans held for sale.

(2) As of September 30, 2024 or the latest date available.

Source: S&P Capital IQ and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2024 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Marathon Bancorp’s funding liabilities reflected a funding composition that was somewhat similar to that of the Peer Group’s funding composition. The Company’s deposits equaled 79.54% of assets, which was somewhat above the Peer Group’s ratio of 74.48%. The Company maintained a slightly lower level of borrowings than the Peer Group, as indicated by borrowings-to-assets ratios of 4.62% and 7.09%, respectively. Total interest-bearing liabilities maintained by the Company and the Peer Group equaled 84.16% and 81.57% of assets, respectively.

A key measure of balance sheet strength for a thrift institution is its interest-earning assets/interest-bearing liabilities (“IEA/IBL”) ratio. Presently, the Company’s IEA/IBL ratio is lower than the Peer Group’s ratio, based on IEA/IBL ratios of 109.75% and 116.58%, respectively. The additional capital realized from stock proceeds should serve to provide Marathon Bancorp with an IEA/IBL ratio that exceeds the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Marathon Bancorp’s and the Peer Group’s growth rates are based on annualized changes for the 15 months ended September 30, 2024 and the 12 months ended September 30, 2024, respectively. Marathon Bancorp recorded a 7.55% decrease in assets, versus asset growth of 3.76% recorded by the Peer Group. Asset changes for Marathon Bancorp included reductions in cash/investments, loans and deposits while borrowings increased. Asset growth for the Peer Group included a 7.29% increase in loans and a 7.03% decrease in cash and investments.

The Company’s deposits decreased by 10.31%, while borrowings offset some of this shrinkage, increasing by 19.54%. Asset growth for the Peer Group was funded through deposit growth of 1.75%, offset in part by a reduction in borrowings. The Company’s tangible equity increased by 0.78%, which was less than the Peer Group’s tangible equity increase of 4.30%. The Company’s post-conversion equity growth rate will initially be constrained by maintenance of a higher pro forma equity position. Additionally, implementation of any stock repurchases and initiation of any dividend payments, pursuant to regulatory limitations and guidelines, could also slow the Company’s equity growth rate in the longer term following the stock offering.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

Income and Expense Components

Table 3.3 displays statements of operations for the Company and the Peer Group. The Company’s and the Peer Group’s ratios are based on earnings for the 12 months ended September 30, 2024. Both Marathon Bancorp and the Peer Group reported modest levels of net income, at a net loss of 0.04% of average assets for Marathon Bancorp and median net income of 0.28% of average assets for the Peer Group. A lower ratio of interest expense and a recovery on loan loss provisions represented earnings advantages for the Company, while a higher ratio of interest income represented an earnings advantage for the Peer Group. Other areas of the income statement were comparable.

The Company’s net lower net interest income to average assets ratio was caused by a lower interest income ratio, which was impacted by a lower yield earned on interest-earning assets (4.44% for the Company versus a median of 5.15% for the Peer Group. The Peer Group’s higher interest expense ratio was facilitated through a higher cost of funds. Marathon Bancorp and the Peer Group reported net interest income to average assets ratios of 2.52% and 2.77% (median basis), respectively.

In another key area of core earnings strength, both the Company and the Peer Group reported operating expenses of 2.68% of average assets. The Peer Group maintained a lower number of employees relative to asset size. Assets per full time equivalent employee equaled $6.013 million for the Company, versus $7.193 million (median basis) for the Peer Group.

When viewed together, net interest income and operating expenses provide considerable insight into a thrift’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were less favorable than the Peer Group’s earnings. Expense coverage ratios for Marathon Bancorp and the Peer Group equaled 94.1% and 103.1%, respectively.

The Company’s sources of non-interest operating income (including gains on sale of loans) provided a similar contribution to the Peer Group’s earnings, with such income amounting to 0.31% and 0.32% of Marathon Bancorp’s and the Peer Group’s average assets, respectively. Taking non-interest operating income into account in comparing the Company’s and the Peer Group’s earnings, Marathon Bancorp’s efficiency ratio (operating expenses, as a percent of the

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30, 2024 or the Most Recent 12 Months Available

			Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
						Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
		Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
		Income (2)	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate (2)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Marathon Bancorp, Inc.
September 30, 2024		-0.04%	4.13%	1.61%	2.52%	-0.17%	2.69%	0.13%	0.18%	2.68%	-0.46%	0.00%	-0.10%	4.44%	2.14%	2.30%	$6,013	68.97%

Comparable Group
Averages		0.01%	4.78%	1.94%	2.84%	0.04%	2.80%	0.06%	0.34%	2.68%	-0.41%	0.00%	0.10%	5.03%	2.57%	2.45%	$7,586	20.91%
Medians		0.28%	4.90%	2.09%	2.77%	0.03%	2.74%	0.04%	0.28%	2.68%	0.00%	0.00%	0.08%	5.15%	2.78%	2.42%	$7,193	22.91%

Comparable Group
BCOW 1895 Bancorp of Wisconsin, Inc.	WI	-0.59%	4.32%	2.11%	2.21%	0.04%	2.17%	0.07%	0.37%	2.92%	-0.47%	0.00%	-0.21%	4.51%	2.81%	1.70%	$6,359	NM
BVFL BV Financial, Inc.	MD	1.43%	5.19%	1.25%	3.93%	-0.05%	3.99%	0.00%	0.28%	2.29%	0.00%	0.00%	0.54%	5.63%	1.77%	3.86%	$7,658	27.30%
CLST Catalyst Bancorp, Inc.	LA	-1.22%	4.64%	1.40%	3.24%	0.25%	2.98%	0.00%	0.49%	3.08%	-1.98%	0.00%	-0.35%	4.92%	2.09%	2.83%	$6,203	NM
CPBI Central Plains Bancshares, Inc.	NE	0.80%	5.04%	1.64%	3.40%	0.04%	3.36%	0.04%	0.56%	2.99%	0.00%	0.00%	0.17%	5.17%	2.32%	2.85%	$6,478	17.76%
HFBL Home Federal Bancorp, Inc. of Louisiana	LA	0.51%	4.88%	2.08%	2.80%	-0.03%	2.83%	0.05%	0.27%	2.61%	0.00%	0.00%	0.03%	5.20%	3.28%	1.92%	$8,390	4.72%
IROQ IF Bancorp, Inc.	IL	0.22%	4.77%	2.76%	2.01%	0.02%	1.99%	0.03%	0.50%	2.22%	-0.01%	0.00%	0.07%	4.94%	3.12%	1.82%	$7,857	23.70%
MGYR Magyar Bancorp, Inc.	NJ	0.83%	5.17%	2.19%	2.98%	0.00%	2.98%	0.06%	0.18%	2.03%	0.00%	0.00%	0.35%	5.45%	2.95%	2.50%	$8,905	29.88%
NSTS NSTS Bancorp, Inc.	IL	-1.72%	3.71%	1.11%	2.60%	0.08%	2.52%	0.27%	0.25%	3.67%	-0.66%	0.00%	0.42%	4.00%	1.54%	2.46%	$4,928	NM
PBBK PB Bankshares, Inc.	PA	0.34%	5.17%	2.67%	2.50%	0.02%	2.49%	0.00%	0.18%	2.25%	0.01%	0.00%	0.10%	5.30%	3.09%	2.21%	$12,358	22.12%
TCBS Texas Community Bancshares, Inc.	TX	-0.48%	4.92%	2.18%	2.73%	0.08%	2.65%	NA	NA	2.75%	-1.00%	0.00%	-0.14%	5.12%	2.74%	2.38%	$6,728	NM

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source: S&P Capital IQ and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2024 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

sum of non-interest operating income and net interest income) of 94.8% was less favorable than the Peer Group’s efficiency ratio of 86.9%.

Loan loss provisions had a higher impact on the Company’s earnings than the Peer Group’s earnings, as Marathon Bancorp recorded a net recovery on loan loss provisions established by the Company while the Peer Group recorded a minimal level of provisions.

The Company and the Peer Group recorded net non-operating losses equal to 0.46% and average and median net losses of 0.41% and 0.00% of average assets, respectively. Typically, gains and losses generated from the sale of assets and other non-operating activities are viewed as earnings with a relatively high degree of volatility, and, thus, are not considered to be part of an institution’s core earnings. Extraordinary items were not a factor in either the Company’s or the Peer Group’s earnings.

The Company recorded an effective tax rate of 68.97%, reflecting the impact of taxes on the low dollar amount of pre-tax income, while the Peer Group’s effective tax rate was 22.91%. As indicated in the prospectus, the Company’s effective marginal tax rate is assumed equal to 22%.

Loan Composition

Table 3.4 presents data related to the Company’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities). In comparison to the Peer Group, the Company’s loan portfolio composition reflected a lower combined concentration of 1-4 family permanent mortgage loans and mortgage-backed securities (27.99% of assets versus 39.31% (median basis) for the Peer Group), due to the Peer Group’s higher concentration of mortgage-backed securities. Loan servicing intangibles constituted a more significant balance sheet item for the Company, equal to a balance of $769,000 for the Company versus a median amount of $57,000 for the Peer Group.

Diversification into higher risk and higher yielding types of lending was more significant for the Company. The Company’s loan portfolio composition reflected higher concentrations of commercial real estate loans (32.53% of assets versus 21.44% of assets for the Peer Group) and multifamily loans (20.21% of assets versus 5.64% for the Peer Group). Comparatively, the Peer Group reported higher percentages of construction/land loans and commercial and industrial loans. In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 54.76% and 39.26% of the Company’s and the Peer Group’s assets,

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of September 30, 2024 or the Most Recent Date Available.

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	Multi-		Commerc.		RWA/	Servicing
		MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)
Marathon Bancorp, Inc.
September 30, 2024		0.76%	27.23%	0.00%	20.21%	32.53%	2.02%	0.13%	NA	$769

Comparable Group
Averages		11.49%	28.62%	5.31%	6.29%	23.06%	6.15%	0.89%	73.32%	$376
Medians		12.53%	26.78%	4.67%	5.64%	21.44%	6.99%	0.52%	75.47%	$57

Comparable Group
PyraMax Bank, F.S.B.	WI	14.16%	21.54%	7.24%	15.37%	18.34%	8.95%	0.02%	75.47%	$1,652
BayVanguard Bank	MD	2.18%	25.11%	2.74%	2.80%	42.00%	2.11%	1.98%	76.44%	$0
Catalyst Bank	LA	9.25%	29.41%	10.95%	0.95%	8.20%	9.57%	0.83%	60.38%	$0
Home Federal Savings and Loan Association of Grand Island	NE	10.90%	24.66%	5.73%	7.20%	26.07%	11.39%	3.66%	82.30%	$385
Home Federal Bank	LA	14.81%	32.08%	4.68%	4.99%	22.36%	7.58%	0.21%	67.98%	$0
Iroquois Federal Savings and Loan Association	IL	18.88%	20.88%	4.67%	14.08%	20.53%	10.98%	0.80%	NA	$1,366
Magyar Bank	NJ	6.49%	28.45%	2.45%	7.59%	40.68%	2.53%	0.23%	75.87%	$0
North Shore Trust and Savings	IL	19.74%	48.31%	0.48%	1.23%	1.26%	0.10%	0.10%	NA	$114
Presence Bank	PA	0.47%	23.60%	1.71%	6.28%	38.64%	6.40%	0.00%	74.81%	$0
Broadstreet Bank, SSB	TX	18.00%	32.14%	12.40%	2.36%	12.48%	1.93%	1.04%	NA	$239

Note: Bank level data.

Source: S&P Capital IQ and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2024 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

respectively. The Peer Group reported a risk weighted assets-to-assets ratio of 75.47% while Marathon Bancorp does not report such a ratio.

Credit Risk

Based on a comparison of credit risk measures, the Company’s implied credit risk exposure was viewed to be similar to the Peer Group’s position, with both implying minimal credit risk exposure. As shown in Table 3.5, the Company’s ratios for non-performing/assets and non-performing loans/loans equaled 0.65% and 0.00%, respectively, versus comparable measures of 0.36% and 0.33% for the Peer Group. Marathon Bancorp reported a single non-performing asset as of September 30, 2024, consisting of a single OREO property that has been conservatively written down to an expected net realizable value, while the Peer Group reported NPAs primarily as non-accruing loans. The Company’s and Peer Group’s allowance for credit losses as a percent of non-performing assets equaled 125.41% and 230.99%, respectively. Loss reserves maintained as percent of loans receivable equaled 0.99% for the Company, versus 1.11% for the Peer Group. Net loan charge-offs were a slightly larger factor for the Peer Group, as net loan charge-offs for the Peer Group equaled 0.02% of loans compared to a nominal net recovery for the Company.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group. In terms of balance sheet composition, Marathon Bancorp’s interest rate risk characteristics implied a similar degree of interest rate risk exposure relative to the comparable measures for the Peer Group. In particular, the Company’s tangible equity-to-assets ratio was between the average and median respective Peer Group ratios, while the IEA/IBL ratio was higher for the Peer Group. At the same time, the Company’s higher ratio of non-interest earning assets as a percent of assets implied a slightly higher degree of balance sheet interest rate risk exposure for the Company. On a pro forma basis, the infusion of stock proceeds should serve to strengthen the Company’s balance sheet interest rate risk characteristics, given the increases that will be realized in Company’s tangible equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Marathon Bancorp and the Peer Group. In general, the comparative fluctuations in the Company’s and the Peer Group’s net interest income ratios implied that a similar degree of interest rate risk was associated with the

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III.13

Table 3.5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of September 30, 2024 or the Most Recent Date Available.

			NPAs &	Adj NPAs &				Rsrves/
		REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
		Assets	Assets (1)	Assets (2)	Loans (3)	Loans HFI	NPLs (3)	90+Del (1)	Chargeoffs (4)	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Marathon Bancorp, Inc.
9/30/2024		0.65%	0.65%	0.65%	0.00%	0.99%	NM	125.41%	$-12	-0.01%

Comparable Group
Averages		0.06%	0.34%	0.29%	0.37%	1.15%	222.00%	307.02%	$40	0.03%
Medians		0.01%	0.36%	0.27%	0.33%	1.11%	212.77%	230.99%	$51	0.02%

Comparable Group
PyraMax Bank, F.S.B.	WI	0.00%	0.23%	0.17%	0.32%	0.99%	304.37%	304.37%	$-119	-0.03%
BayVanguard Bank	MD	0.02%	0.54%	0.46%	0.66%	1.15%	174.11%	168.25%	$-351	-0.05%
Catalyst Bank	LA	0.06%	0.64%	0.58%	0.96%	1.46%	151.35%	135.39%	$328	0.22%
Home Federal Savings and Loan Association of Grand Island	NE	0.00%	0.14%	0.10%	0.12%	1.47%	NA	886.38%	$-38	-0.01%
Home Federal Bank	LA	0.02%	0.32%	0.26%	0.34%	1.03%	296.72%	230.99%	$192	0.04%
Iroquois Federal Savings and Loan Association	IL	0.00%	0.07%	0.02%	0.08%	1.14%	NA	NA	$195	0.03%
Magyar Bank	NJ	0.39%	0.44%	0.42%	0.03%	0.97%	NA	180.06%	$-73	-0.01%
North Shore Trust and Savings	IL	0.00%	0.10%	0.00%	0.00%	0.94%	NA	481.44%	$0	0.00%
Presence Bank	PA	0.00%	0.39%	0.28%	0.51%	1.27%	251.42%	251.42%	$102	0.03%
Broadstreet Bank, SSB	TX	0.11%	0.57%	0.57%	0.70%	1.07%	154.00%	124.91%	$165	0.06%

(1) NPAs are defined as nonaccrual loans, performing TDRs, and OREO.

(2) Adjusted NPAs are defined as nonaccrual loans and OREO (performing TDRs are excluded).

(3) NPLs are defined as nonaccrual loans and performing TDRs.

(4) Net loan chargeoffs are shown on a last twelve month basis.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2024 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Table 3.6

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of September 30, 2024 or Most Recent Available

		Balance Sheet Measures
		Tangible	Avg	Non-Earn.
		Equity/	IEA/	Assets/		Quarterly Change in Net Interest Income
		Assets	Avg IBL	Assets	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

		(%)	(%)	(%)		(change in net interest income is annualized in basis points)
Marathon Bancorp, Inc.
September 30, 2024		14.6%	122.7%	8.4%	11	2	-2	-16	-11	-5

Comparable Group
Average		16.0%	134.1%	6.1%	8	14	-9	-3	-2	-9
Median		11.8%	132.6%	6.1%	10	9	-9	-1	-5	-10

Comparable Group
BCOW 1895 Bancorp of Wisconsin, Inc.	WI	13.0%	128.2%	7.4%	-12	6	1	4	-12	-14
BVFL BV Financial, Inc.	MD	22.2%	156.5%	7.9%	18	39	-35	15	5	-11
CLST Catalyst Bancorp, Inc.	LA	29.1%	154.4%	6.1%	16	51	-8	6	14	-10
CPBI Central Plains Bancshares, Inc.	NE	NA	143.1%	5.7%	2	1	8	14	15	-10
HFBL Home Federal Bancorp, Inc. of Louisiana	LA	8.0%	133.6%	6.3%	9	3	-27	-22	-5	-5
IROQ IF Bancorp, Inc.	IL	8.8%	112.0%	4.9%	16	13	-10	-17	-6	-19
MGYR Magyar Bancorp, Inc.	NJ	11.6%	131.6%	5.0%	10	-10	-18	-3	-7	-11
NSTS NSTS Bancorp, Inc.	IL	29.2%	143.0%	8.0%	5	9	27	-3	-10	-5
PBBK PB Bankshares, Inc.	PA	10.5%	118.2%	3.3%	5	10	-27	-27	-25	3
TCBS Texas Community Bancshares, Inc.	TX	11.8%	120.2%	6.1%	10	17	-3	1	15	-5

NA=Change is greater than 100 basis points during the quarter.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2024 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Company’s net interest margin, based on the interest rate environment that prevailed during the period covered in Table 3.6. The stability of the Company’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Marathon Bancorp’s assets and the proceeds will be substantially deployed into interest-earning assets.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

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IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s conversion transaction.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the FRB, the OCC, the FDIC and state banking agencies specify the pro forma market value methodology for estimating the pro forma market value of a converting thrift. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, particularly second-step conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in Marathon Bancorp’s operations and financial condition; (2) monitor Marathon Bancorp’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national

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IV.2

economic conditions, interest rates, and the stock market environment, including the market for thrift stocks and Marathon Bancorp‘s stock specifically; and (4) monitor pending conversion offerings, particularly second-step conversions, (including those in the offering phase), both regionally and nationally. If during the second-conversion process material changes occur, RP Financial will determine if updated valuation reports should be prepared to reflect such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Marathon Bancorp’s value or Marathon Bancorp’s value alone. To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Company coming to market at this time.

1.Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality and funding sources in assessing investment attractiveness. The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

RP® Financial, LC.	VALUATION ANALYSIS
IV.3

•

Overall A/L Composition. In comparison to the Peer Group, the Company’s interest-earning asset composition showed a higher concentration of loans and a lower concentration of cash and investments. Diversification into higher risk and higher yielding types of loans was higher for the Company, while the Peer Group maintained a higher concentration of 1-4 family loans/investment in MBS. In comparison to the Peer Group, the Company’s interest-earning asset composition provided for a lower yield earned on interest-earning assets. Marathon Bancorp’s funding composition reflected a somewhat higher level of deposits and lower level of borrowings relative to the comparable Peer Group measures, which translated into a lower cost of funds for the Company. As a percent of assets, the Company maintained a lower level of interest-earning assets and a higher level of interest-bearing liabilities compared to the Peer Group’s ratios, which resulted in a lower IEA/IBL ratio for the Company. Inclusive of the BOLI investment on both the Company’s and Peer Group’s balance sheet, the Peer Group continued to record a more favorable IEA/IBL ratio, diminished to some extent as the Company maintained a higher balance of BOLI on the balance sheet. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio should be in an improved position compared to the Peer Group’s IEA/IBL ratio. On balance, RP Financial concluded that asset/liability composition was a positive factor in our adjustment for financial condition.

•

Credit Quality. The Company’s ratio for non-performing assets as a percent of assets was higher than the Peer Group’s ratio, while non-performing loans as a percent of loans were lower than the comparable ratio for the Peer Group (Marathon Bancorp maintained a single non-performing asset in the form of OREO). In comparison to the Peer Group, the Company maintained higher allowances for credit losses as a percent of non-performing loans and somewhat lower loss reserves as a percent of loans. Net loan charge-offs as a percent of loans were minimal, and similar for the Company and the Peer Group. The Company’s does not calculate a risk-weighted assets-to-assets ratio while the Peer Group’s ratio reflected its investment and lending strategies. Overall, RP Financial concluded that credit quality was a neutral factor in our adjustment for financial condition.

•

Balance Sheet Liquidity. The Company operated with a lower level of cash and investment securities relative to the Peer Group (10.98% of assets versus 22.57%, median basis, for the Peer Group). Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase as the net proceeds realized from the second-step offering will be initially deployed into cash and investments. The Company was viewed as having similar future borrowing capacity relative to the Peer Group, based on the fairly similar levels of borrowings currently funding the Company’s and the Peer Group’s assets. Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

•

Funding Liabilities. The Company’s interest-bearing funding composition reflected a slightly higher level of deposits and a slightly lower level of borrowings relative to the comparable Peer Group ratios, while the Company’s cost of funds was lower than the Peer Group’s ratio. Total deposits and borrowings as a percent of assets were similar for both. Following the stock offering, the increase in the Company’s equity position will reduce the level of interest-bearing liabilities funding the Company’s assets. Overall, RP Financial concluded that funding liabilities was a neutral factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

•

Equity. The Company currently operates with a higher tangible equity-to-assets ratio than the Peer Group median. Following the stock offering, Marathon Bancorp’s pro forma tangible capital position will exceed the Peer Group’s tangible equity-to-assets average and median ratios. The increase in the Company’s pro forma equity position will result in greater leverage potential and reduce the level of interest-bearing liabilities utilized to fund assets. At the same time, the Company’s more significant capital surplus will likely result in a lower ROE. On balance, RP Financial concluded that equity strength was a positive factor in our adjustment for financial condition.

On balance, Marathon Bancorp’s balance sheet composition and strength was considered to be more favorable relative to the Peer Group’s balance sheet strength and, thus, a slight upward adjustment was applied for the Company’s financial condition.

2.Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

•

Reported Earnings. The Company’s reported earnings on a trailing 12-month basis were lower than the Peer Group’s on a ROAA basis (negative 0.04% of average assets versus a median of positive 0.28% for the Peer Group). The Company maintained earnings advantages with respect to lower interest expense and a recovery on loan loss provisions, while the Peer Group maintained earnings advantages with respect to higher interest income and higher net interest income. Both reported similar levels of non-interest income, non-interest expense, non-recurring expense and provision for taxes. The Company recorded a sizable non-recurring net chargeoff of a single OREO asset, equal to 0.46% of average assets. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by implementation of additional stock benefit plans in connection with the second-step offering. The Company’s pro forma reported earnings were considered to be less favorable than the Peer Group’s reported earnings and, thus, RP Financial concluded that this was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

•

Core Earnings. Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company’s and the Peer Group’s core earnings. The Company maintained a lower net interest income ratio and similar non-interest income and non-interest expense ratios compared to the Peer Group. The Company recorded a net recovery of loan loss provisions verse minimal provisions for the Peer Group. The Company’s lower net interest income and similar operating expense ratios translated into an expense coverage ratio that was lower than the Peer Group’s expense coverage ratio of 1.03x. Comparatively, the Company’s efficiency ratio of 94.77% was less favorable than the Peer Group’s efficiency ratio of 86.86%. Loan loss provisions

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

had a greater, and positive impact on the Company’s earnings. As a result of the above, the Company’s adjusted (core) ROAA ratio (excluding the OREO chargeoff) was 0.33% of average assets, similar to the Peer Group’s 0.28% median ratio. These measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans, indicate that the Company’s pro forma core earnings will remain in the range of the Peer Group’s core earnings. Therefore, RP Financial concluded that this was a neutral factor in our adjustment for profitability, growth and viability of earnings.

•

Interest Rate Risk. Quarterly changes in the Company’s and the Peer Group’s net interest income to average assets ratios indicated a similar degree of volatility associated with the Company’s net interest margin. Another measure of interest rate risk, such as equity, was more favorable for the Company, while the IEA/IBL and non-interest earning asset ratios were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with enhanced higher equity-to-assets and IEA/ILB ratios and perhaps provide greater stability in the quarterly net interest margin. On balance, RP Financial concluded that interest rate risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

•

Credit Risk. The Company recorded a minimal net recovery of allowances for credit losses, while the Peer Group recorded minimal provisions of 3 basis points. In terms of future exposure to credit quality related losses, lending diversification into higher risk types of loans was higher for the Company. The Company’s credit quality measures generally implied a similar degree of credit risk exposure relative to the comparable credit quality measures indicated for the Peer Group. RP Financial concluded that credit risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

•

Earnings Growth Potential. The Company maintained a slightly lower interest rate spread than the Peer Group, which would tend to facilitate continuation of a slightly lower net interest margin for the Company going forward based on the current prevailing interest rate environment. The reinvestment of the net proceeds will add to net interest income, and the initial reinvestment yields are expected to support the overall spread. Second, the infusion of stock proceeds will provide the Company with greater growth potential through leverage than currently maintained by the Peer Group. Third, the Company’s similar ratios of non-interest operating income non-interest expense were on balance viewed as comparable to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates. Earnings growth potential was considered to be a positive factor in our adjustment for profitability, growth and viability of earnings.

•

Return on Equity. Currently, the Company’s core ROE is slightly lower than the Peer Group’s average and median core ROE. As the result of the increase in equity that will be realized from the infusion of net stock proceeds into the Company’s equity, the Company’s pro forma return equity on a core earnings basis will decline and remain lower than the Peer Group’s current core ROE. However, the Bank will have an expanded equity base which can be leveraged to enhance ROE. On balance, return on equity was determined to be a neutral factor in the adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

On balance, Marathon Bancorp’s pro forma earnings strength was considered to be similar to the Peer Group’s earnings strength and, thus, no valuation adjustment was applied for profitability, growth and viability of earnings.

3.Asset Growth

For the most recent 15 month period, the Company recorded an annualized reduction in assets of 7.55%, while the Peer Group showed average and median increases of 3.44% and 3.76% for the most recent 12 month period. The Company’s asset decline was caused by a 10.31% annualized decrease in deposits, which was partially funded by a 19.54% increase in borrowed funds. The decline in assets was evident in both cash and investments and loans receivable. Comparatively, asset growth for the Peer Group was funded by increases in deposits, as borrowings declined. On a pro forma basis, the Company’s tangible equity-to-assets ratio will substantially exceed the Peer Group’s tangible equity-to-assets ratio, indicating greater leverage capacity for the Company. On balance, given the recent asset decline through loss of deposits, a slight downward adjustment was applied for asset growth.

4.Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities in the local market served. Marathon Bancorp serves the Wausau, WI and Southeastern Wisconsin region through the headquarters office and 4 full service branches. Having two branch offices in the Milwaukee MSA provides the Company with growth opportunities, but such growth would be achieved in a highly competitive market environment. The Company competes against similar sized and also significantly larger institutions that provide a larger array of services and have significantly larger branch networks than maintained by Marathon Bancorp.

Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-3. The Peer Group companies generally operate in markets with somewhat higher population sizes, on average, compared to Marathon County, although the Company’s two office locations in the Milwaukee MSA provide access to a much larger population base. Population growth for the headquarters market area counties served by the Peer Group companies reflected a range of growth rates, but, overall, population growth rates in the markets served by the Peer Group companies were somewhat lower than Marathon

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

County’s recent historical and projected population growth rates. Marathon County has a per capita income that is similar to the Peer Group’s average per capita income and, on average, the Peer Group’s primary market area counties were similarly affluent markets within their respective states compared to Marathon County’s per capita income as a percent of Wisconsin’s per capita income (97.8% for the Peer Group versus 98.7% for Marathon County). The average and median deposit market shares maintained by the Peer Group companies were greater than the Company’s market share of deposits in Marathon County, but still modest in terms of market share.

The degree of competition faced by the Peer Group companies was viewed as similar to the Company’s competitive environment in Marathon County, while the growth potential in the markets served by the Company was for the most part viewed to be similar to that provided by the Peer Group’s primary market areas.  As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was higher than the unemployment rate reflected for Marathon County. On balance, we concluded that no adjustment was appropriate for the Company’s market area.

Table 4.1

Market Area Unemployment Rates

Marathon Bancorp, Inc. and the Peer Group Companies(1)

		Sept. 2024
	County	Unemployment
Marathon Bancorp, Inc. - WI	Marathon	2.2%

Peer Group Average		4.0%

1895 Bancorp of Wisconsin, Inc. – WI	Milwaukee	3.2
BV Financial, Inc. - MD	Baltimore	2.8
Catalyst Bancorp, Inc. – LA	Saint Landry	5.1
Central Plains Bancshares, Inc. - NE	Hall	4.1
Home Federal Bancorp, Inc. of LA – LA	Caddo	4.6
IF Bancorp, Inc. - IL	Iroquois	4.4
Magyar Bancorp, Inc. – NJ	Middlesex	3.9
NSTS Bancorp, Inc. - IL	Lake	4.6
PB Bankshares, Inc. - PA	Chester	2.3
Texas Community Bancshares, Inc. – TX	Wood	4.7

(1)Unemployment rates are not seasonally adjusted.

Source: S&P Global Market Intelligence.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

5.Dividends

The Company currently does not pay a dividend, and has made no commitment for payment of dividends following completion of the second-step conversion. Future declarations of dividends, if any, by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Five out of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.83% to 4.11%. The median dividend yield on the stocks of the Peer Group institutions was 1.61% as of November 8. 2024. Comparatively, as of November 8, 2024, the median dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 2.25%.

Following the second-step conversion, the Company will have the capacity to pay a dividend comparable to the Peer Group’s median dividend yield based on pro forma earnings and the much higher capitalization at the midpoint of the valuation range, resulting in a comparable payout ratio of earnings. On balance, we concluded that no adjustment was warranted for this factor.

6.Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All of the Peer Group companies trade on NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $34.9 million to $179.4 million as of November 8, 2024, with average and median market values of $66.62 million and $54.66 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 2.6 million to 11.7 million, with average and median shares outstanding equal to 5.0 million and 4.3 million, respectively. The Company’s second-step stock offering is expected to provide for a pro forma market value that will be lower than the low end of the Peer Group’s market capitalizations and at the low end of the Peer Group’s range of shares outstanding. Following the second-step conversion, the Company’s stock is expected to be traded on the NASDAQ Capital Market. Overall, we anticipate that the Company’s stock will have

RP® Financial, LC.	VALUATION ANALYSIS
IV.9

a fairly comparable trading market as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

7.Marketing of the Issue

We believe that four separate markets exist for thrift stocks, including those coming to market such as Marathon Bancorp: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted company; (C) the acquisition market for thrift and bank franchises based in Wisconsin; and (D) the market for the public stock of the Company. All of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for publicly-traded thrifts and commercial banks. Exhibit IV-3 displays various stock price indices as of November 8, 2024.

In terms of assessing general stock market conditions, the performance of the overall stock market has generally been positive in recent quarters. Stocks were mixed during the first couple of weeks of 2024, which was followed by a generally positive trend in the broader stock market during the second half of January. The Dow Jones Industrial Average (“DJIA”) closed above 38000 for the first time and technology shares led the S&P 500 to multiple record high closes in late-January. After the Federal Reserve took the likelihood of a near term rate cut off the table, stocks ended January closing lower. However, for the month of January overall, major U.S. stock indexes posted their third consecutive month of gains. Large technology stocks led a stock market rebound at the beginning of February, with strong job growth reflected in the January employment report and some favorable earnings reports coming out of the technology sector helping to lead the DJIA and S&P 500 to more record high closes. Stocks traded in a narrow range ahead of the release of a key inflation report in mid-February. A stronger-than-

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expected CPI report for January sent stocks tumbling, which was followed by stocks rallying in the second half of February. Renewed confidence about the economic outlook and Nividia’s strong earnings report contributed to all three of the major U.S. stock indexes closing at record highs in the second half of February. The broader stock market traded in a narrow range during the first half of March, with all three of the major U.S. stock indexes posting consecutive weekly losses after hotter-than-expected inflation data rattled markets. Stocks rebounded heading into the second half of March, with all three of the major U.S. stock indexes posting new record highs after the Federal Reserve left its targe rate unchanged and reaffirmed projections to cut rates three times in 2024.

After closing out the first quarter on an upswing, stocks retreated at the start of the second quarter of 2024 as strong economic data prompted investors to dial back bets on the Federal Reserve cutting rates in 2024. A higher-than-expected increase in the March CPI and mounting tensions between Iran and Israel deepened the selloff in the boarder stock market in mid-April. The NASDAQ posted a weekly decline of 5.5% in the third week of April, its worst performance since 2022. Stocks see-sawed in last two weeks of April and then closed sharply lower at the end of April, with the major U.S. stock indexes posting their worst month of the year in April as investors considered that the Federal Reserve’s campaign to end inflation was going to take longer than anticipated. Tech and bank stocks were among the sectors that led a stock market rebound at the start of May, which was triggered by the Federal Reserve’s comments at the conclusion of its policy meeting on May 1st that it was more likely to lower interest rates than raise them again. Renewed hopes for interest rate cuts later in 2024 following April’s employment report showing weaker-than-expected job growth served to extend the stock market rally through the beginning of the second week of May. Some healthy corporate earnings reports and cooling economic data sustained the stock market rally through mid-May, with all three of the major U.S. stock indexes posting record highs. While renewed inflation fears and rising Treasury yields pressured stocks lower at the end of May, all three major U.S. stock indexes logged monthly gains for May. Technology shares led the NASDAQ and S&P 500 to more record highs through mid-June, as economic data suggested that the economy was slowing but at a gradual pace and without any signs of serious deterioration. Divergent trading patterns were evident in the S&P 500 and NASDAQ relative to the DJIA in the closing weeks of the second quarter, which was driven by a bumpy market in the trading prices of large technology stocks. The second quarter ended with stocks trading lower, which was in general a strong first half of the year for stocks.

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The NASDAQ and S&P 500 started the third quarter of 2024 posting a string of new record high closings, which was fueled by a jump in Tesla’s stock price and growing confidence that the Federal Reserve was on track to potentially begin cutting rates in September in light of June’s employment report showing an uptick in the unemployment rate. All three of the U.S. major stock indexes notched record highs in mid-July, which was followed by investors rotating out of technology shares and into laggards such as financials, industrials and small-cap companies. The selloff in tech stocks was fueled by growing fears that shares of chip manufactures would face more U.S. trade restrictions and, in turn, reduce the potential for artificial intelligence investments paying off, with the rotation out of tech stocks continuing into late-July. Stocks closed out July swinging higher after the Federal Reserve held interest rates steady and signaled the central bank was prepared to cut interest rates in September if inflation continued to move lower. A lackluster jobs report for July and data showing weakness in manufacturing and construction sparked a broad-based selloff at the beginning of August, as fears of slowing growth rattled markets worldwide. Data showing cooling inflation and a favorable report for retail sales in July contributed to stocks rebounding in mid-August, with the S&P 500 and NASDAQ logging eight consecutive days of gains that extended into the second half of August. Strong signals from the Federal Reserve Chairman that interest rate cuts were coming soon spurred a stock market rally heading into the last week of August, with the DJIA closing at a record high. A volatile month of trading concluded with all three of the major U.S. stock indexes posting gains for the month of August. Data showing continued weakness in the manufacturing sector and a softening labor market pressured stocks lower in the first week of September. Stocks rebounded in the second week of September, as investors weighed the possibility that the Federal Reserve would kick off its rate easing campaign with a 0.5% rate-cut amid signs of a softening economy and the CPI for August showing a slower pace of inflation. The Federal Reserve’s 0.5% rate cut sparked a global stock market rally heading into the final weeks of the third quarter, which was followed by a narrow trading range to close out a generally strong third quarter for U.S. stocks. Overall, stock market trends saw investors gravitating into value stocks during the third quarter, in which industrials, utilities and financials outperformed the technology sector.

Stocks traded mixed at the start of the fourth quarter of 2024, as investors weighed the prospect of a widening war in the Middle East and higher oil prices against stronger-than-expected job growth reported for September. The DJIA and S&P 500 climbed to fresh record highs heading into mid-October, with some large banks starting the third quarter earnings season posting earnings that beat expectations. Mixed earnings reports pulled the DJIA and S&P 500

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down off of record highs in the second half of October, while advances in tech shares led the NASDAQ to a record high close heading into late-October. Stocks closed out October trading lower, which was led by a downturn in tech shares as some big tech companies posted disappointing earnings. The weaker than expected jobs report for October translated into stock market gains at the start of November. A broad-based rally pushed stocks higher on Election Day, which was followed by Donald Trump’s election victory powering major U.S. stock indexes to record highs. On November 8, 2024, the DJIA closed at 43988.99, an increase of 29.0% from one year ago and an increase of 16.7% year-to-date, and the NASDAQ closed at 19286.78, an increase of 41.3% from one year ago and an increase of 28.5% year-to-date. The S&P 500 Index closed at 5995.54 on November 8, 2024, an increase of 36.8% from one year ago and an increase of 25.7% year-to-date.

The market for bank and thrift stocks has also generally trended higher in recent quarters. After trading in a narrow range during the first half of January 2024, bank stocks pulled back going into the second half of January. The downturn in bank stocks was prompted by stronger-than-expected retail sales reported for December, which translated into investors dialing back their expectations for how quickly the Federal Reserve would start to cut interest rates. Bank stocks edged higher during the second of half January and then retreated slightly at the end of January and the first half of February, amid increased uncertainty as to when the Federal Reserve would begin to cut interest rates and January’s CPI report coming in stronger-than-expected. The broader stock market rally provided for a slightly positive trend in bank stocks during the second half of February. Regional bank stocks traded lower at the start of March, as investors reacted to more signs of trouble at New York Community Bancorp. Bank stocks edged higher heading into mid-March and then pulled back slightly after inflation data indicated that inflation was not slowing down. After the Federal Reserve concluded its March meeting by reaffirming forecasts to cut its target rate three times in 2024, bank shares closed out the first quarter edging higher on expectations that higher funding costs were coming to an end.

Inflation worries and growing doubts about the Federal Reserve cutting rates in 2024 pressured bank stocks lower at the start of the second quarter of 2024, with the downturn in bank stocks extending into mid-April as Treasury yields hit highs for 2024. Bank shares regained some footing along with the broader stock market going into the second half of April, as easing tensions between Iran and Israel helped to restore some confidence in the market. As investors abandoned expectations of an imminent interest rate cut, bank stocks dipped lower at the end of April and then participated in the broader stock market rally through the first half of May

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as signs of a cooling economy and milder inflation boosted hopes for the Federal Reserve cutting interest rates in 2024. Rekindled inflation fears and higher Treasury yields translated into financial shares edging lower from the end of May through mid-June, while easing inflation data and lower Treasury yields provided for a slightly positive trend in bank stocks in the final weeks of the second quarter.

Signs of some slack in the labor market provided a boost to financial shares in the first week of July 2024, as June’s higher unemployment rate increased confidence that the Federal Reserve would cut rates in September. As investors rotated into stock market laggards, financial shares continued to rally going into the second half of July and then traded in a narrow range through the Federal Reserve’s end of July policy meeting. Financial shares participated in the broader market selloff at the beginning of August, with July’s disappointing employment report prompting heightened concerns about an economic slowdown. Milder inflation data boosted bank and thrift stocks along with the broader stock market going into the second half of August, as investors became more confident that the Federal Reserve would cut interest rates in September. Comments by the Federal Reserve Chairman that solidified expectations of a rate cut In September sustained the positive trend in financial stocks through the end of August. Bank and thrift stocks followed the broader stock market lower during the first week of September, as investors reacted to data pointing towards a weakening economy. While the broader stock market rallied in the second week of September, bank and thrift shares eased lower in advance of the Federal Reserve’s September policy meeting. Financial shares rallied on news of the Federal Reserve cutting its target rate by 0.5% and then retreated slightly to close out the third quarter.

After edging lower at the beginning of October 2024, strong job growth reflected in September’s employment report and better-than-expected third quarter earnings reported by some large banks served as a catalyst to financial shares trading higher through mid-October. As long-term Treasury yields trended higher, bank and thrift shares traded in a narrow range through the second half of October and then dipped slightly lower in early-November after October’s employment report showed meager job growth. Bank shares were among the strongest performers that led a post-election stock market rally on optimism that Donald Trump’s second term would lead to reduced regulation and a revival in deal making. On November 8, 2024, the S&P U.S. BMI Banks Index closed at 207.9, an increase of 61.3% from one year ago and an increase of 33.1% year-to-date.

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B.The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, five standard conversion offerings have been completed during the past 12 months, while two second-step offerings have been completed in the most recent 15 months. The average closing pro forma price/tangible book ratio of the five standard conversion offerings equaled 51.3% and the median proceeds of the five offerings was $54.6 million.

The most recent second-step offerings completed were Gouverneur Bancorp, Inc. of New York (“Gouverneur”), which was completed in early November 2023 and BV Financial, Inc. of Maryland which was completed in August 2023. Gouverneur’s offering closed at the minimum of its offering range, raising gross proceeds of $7.2 million at a fully-converted pro forma price/tangible book ratio of 44.0%. Governeur’s stock price closed down 0.3% after its first month of trading and as of November 8, 2024, Governeur’s stock price was up 15.5% from its IPO price. BV Financial’s offering closed just above the minimum of its offering range, raising gross proceeds of $98.0 million at a fully-converted pro forma price/tangible book ratio of 67.3%. BV Financial’s stock price closed down 2.7% after its first month of trading and as of November 8, 2024, BV Financial’s stock price was up 57.5% from its IPO price.

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Table 4.2

Pricing Characteristics and After-Market Trends

'Recent Mutual-to-Stock Conversions

			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases
Institutional Information			Financial Info.		Asset Quality		Excluding Foundation				Char. Found.		% Off Incl. Fdn.+Merger Shares
												% of		Benefit plans			Initial
	Conversion			Equity/	NPAs/	Res.	Gross	(%)	(%)	Exp./		Public Off.		Recog.	Stk	M gmt. &	Div.
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc	Offer	Mid	Proc	From	Inc. Fdn.	ESOP	Plans	Option	Dirs	Yield
			($Mil)	(%)	(%)	(%)	($Mil)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)
Standard Conversions
Monroe Federal Bancorp, Inc., OH	10/24/2024	MFBI-OTCQB	$147	5.65%	0.02%	3054%	$5.3	100%	88%	26.6%	N.A.	N.A.	7.0%	3.0%	10.0%	27.1%	0.00%
FB Bancorp, Inc., LA	10/23/2024	FBLA-NASDAQ	$1172	13.29%	1.07%	59%	$198.4	100	132%	1.8%	N.A.	N.A.	8.0%	4.0%	10.0%	2.2%	0.00%
EWSB Bancorp, Inc., WI	9/26/2024	EWSB-OTCQB	$267	4.21%	0.04%	6276%	$7.5	100	86%	23.5%	N.A.	N.A.	7.0%	3.0%	10.0%	15.6%	0.00%
Fifth District Bancorp, Inc., LA	8/1/2024	FDSB-NASDAQ	$485	15.86%	0.16%	359%	$54.6	100	91%	4.4%	C/S	$250/1.80%	8.0%	4.0%	10.0%	5.2%	0.00%
NB Bancorp, Inc., MA	12/28/2023	NBBK-NASDAQ	$4232	8.64%	0.33%	235%	$410	100	132%	2%	C/S	$2000/4.00%	8.0%	4.0%	10.0%	1.8%	0.00%

	Averages - Standard Conversions:		$1261	9.53%	0.32%	1997%	$135.1	100	106%	11.6%	N.A.	N.A.	7.6%	3.6%	10.0%	10.4%	0.00%
	Medians - Standard Conversions:		$485	8.64%	0.16%	359%	$54.6	100	91%	4.4%	N.A.	N.A.	8.0%	4.0%	10.0%	5.2%	0.00%

Second Step Conversions
Gouverneur Bancorp, Inc., NY*	11/1/2023	GOVB-OTCQB	$203	13.03%	0.28%	140%	$7.2	65	85%	21.2%	N.A.	N.A.	8.0%	4.0%	10.0%	2.4%	0.00%
BV Financial, Inc., MD*	8/1/2023	BVFL-NASDAQ	$858	11.74%	0.77%	176%	$98	86	85%	2.4%	N.A.	N.A.	8.0%	4.0%	10.0%	3.7%	0.00%

	Averages - Second Step Conversions:		$530	12.39%	0.53%	158%	$52.6	76	85%	11.8%	N.A.	N.A.	8.0%	4.0%	10.0%	3.1%	0.00%
	Medians - Second Step Conversions:		$530	12.39%	0.53%	158%	$52.6	76	85%	11.8%	N.A.	N.A.	8.0%	4.0%	10.0%	3.1%	0.00%

										Post-IPO Pricing Trends
			Pro Forma Data							Closing price
Institutional Information			Pricing Ratios(2)(5)			Financial Charac.						After
										First		After		After
	Conversion			Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chg	Week(3)	Chg	Month(4)	Chg	11/8/2024	Chg

			(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	$	(%)	($)	(%)	($)	(%)
Standard Conversions
Monroe Federal Bancorp, Inc., OH	10/24/2024	MFBI-OTCQB	45.1%	NM	3.5%	0%	7.7%	-0.4%	$10.00	$11.35	13.5%	$13.75	37.5%	$13.00	30.0	$12.75%	27.5%
FB Bancorp, Inc., LA	10/23/2024	FBLA-NASDAQ	60.0%	33.0x	14.7%	0.4%	24.6%	1.8%	$10.00	$11.86	18.6%	$11.82	18.2%	$12.20	22.0	$12.19%	21.9%
EWSB Bancorp, Inc., WI	9/26/2024	EWSB-OTCQB	46.4%	NM	2.8%	NM	6.0%	NM	$10.00	$10.50	5.0%	$10.5	5%	$11.50	15.0	$10.86%	8.6%
Fifth District Bancorp, Inc., LA	8/1/2024	FDSB-NASDAQ	45.4%	110.6x	10.5%	0.1%	23.1%	0.4%	$10.00	$10.25	2.5%	$10.24	2.4%	$10.51	5.1	$12.22%	22.2%
NB Bancorp, Inc., MA	12/28/2023	NBBK-NASDAQ	59.5%	11.9x	9.3%	0.8%	15.7%	5.0%	$10.00	$13.77	37.7%	$13.61	36.1%	$14.68	46.8	$20.1%	101%

	Averages - Standard Conversions:		51.3%	51.8x	8.1%	0.3%	15.4%	1.7%	$10.00	$11.55	15.5%	$11.98	19.8%	$12.38	23.8	$13.62%	36.2%
	Medians - Standard Conversions:		46.4%	33.0x	9.3%	0.3%	15.7%	1.1%	$10.00	$11.35	13.5%	$11.82	18.2%	$12.20	22.0	$12.22%	22.2%

Second Step Conversions
Gouverneur Bancorp, Inc., NY*	11/1/2023	GOVB-OTCQB	44.0%	12.2x	5.3%	0.4%	12.5%	2.9%	$10.00	$8.97	-10.3%	$9	-10%	$9.97	-0.3	$11.55%	15.5%
BV Financial, Inc., MD*	8/1/2023	BVFL-NASDAQ	67.3%	9.5x	12.1%	1.3%	18.3%	6.5%	$10.00	$10.24	2.4%	$9.92	-0.8%	$9.73	-2.7	$15.75%	57.5%

	Averages - Second Step Conversions:		55.7%	10.8x	8.7%	0.9%	15.4%	4.7%	$10.00	$9.61	(4.0)%	$9.46	-5.4%	$9.85	-1.5	$13.65%	36.5%
	Medians - Second Step Conversions:		55.7%	10.8x	8.7%	0.9%	15.4%	4.7%	$10.00	$9.61	(4.0)%	$9.46	-5.4%	$9.85	-1.5	$13.65%	36.5%

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Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	As a percent of MHC offering for MHC transactions.
(2)	Does not take into account the adoption of SOP 93-6.
(3)	Latest price if offering is less than one week old.
(4)	Latest price if offering is more than one week but less than one month old.
(5)	Mutual holding company pro forma data on full conversion basis.
(6)	Simultaneously completed acquisition of another financial institution.
(7)	Simultaneously converted to a commercial bank charter.
(8)	Former credit union.

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C.The Acquisition Market

Also considered in the valuation was the potential impact on Marathon Bancorp’s stock price of recently completed and pending acquisitions of other thrift and bank institutions operating in Wisconsin. As shown in Exhibit IV-4, there were 17 acquisitions of Wisconsin based bank and savings institutions completed from the beginning of 2021 through November 8, 2024 and there are currently four acquisitions pending for a Wisconsin based bank or savings institution. The recent acquisition activity involving Wisconsin banks and savings institutions may imply a certain degree of acquisition speculation for the Company’s stock. To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group that could be subject to the same type of acquisition speculation that may influence Marathon Bancorp’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Marathon Bancorp’s stock would tend to be less compared to the stocks of the Peer Group companies.

D.Trading in Marathon Bancorp’s Stock

Since Marathon Bancorp’s minority stock currently trades under the symbol “MBBC” on the OTC Pink Sheets, RP Financial also considered the recent trading activity in the valuation analysis. Marathon Bancorp had a total of 2,135,412 shares issued and outstanding at November 8, 2024, of which 909,189 shares were held by public shareholders and traded as public securities. The Company’s stock has had a 52 week trading range of $7.08 to $9.90 per share and its closing price on November 8, 2024 was $9.75 per share. There are significant differences between the Company’s minority stock (currently being traded) and the conversion stock that will be issued by the Company. Such differences include different liquidity characteristics, a different return on equity for the conversion stock and the stock is currently traded based on its MHC ownership structure. Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level. As the pro forma impact is made known publicly, the trading level will become more informative.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for second-step conversions, the acquisition market and recent trading activity in the Company’s

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minority stock. Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.Management

The Company’s management team appears to have experience and expertise in all of the key areas of the Company’s operations. Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management. The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure. The Company currently does not have any senior management positions that are vacant.

Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.Effect of Government Regulation and Regulatory Reform

As a fully-converted regulated institution, Marathon Bancorp will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

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Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	No Adjustment
Asset Growth	Slight Downward
Primary Market Area	No Adjustment
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by the FRB, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions and expenses (summarized in Exhibits IV-7 and IV-8). In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP Financial’s valuation placed an emphasis on the following:

◾	P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock and we have given it significant weight among the valuation approaches. Given certain similarities between the Company’s and the Peer Group’s earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma basis for the Company; and (2) the Peer Group companies have had the opportunity to realize the benefit of reinvesting and leveraging their offering proceeds, we also gave weight to the other valuation approaches.
◾	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of a public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value, taking into account the pricing ratios under the P/E and P/A approaches. We have also modified

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the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

◾	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.
◾	Trading of Marathon Bancorp stock. Converting institutions generally do not have stock outstanding. Marathon Bancorp, however, has public shares outstanding due to the mutual holding company form of ownership and first-step minority stock offering. Since Marathon Bancorp’s stock is currently traded on the OTC Pink Sheets, while it is an indicator of the Company’s current market value, the stock is not actively traded and therefore we limited our use of the stock price in our valuation. Based on the November 8, 2024 closing stock price of $9.75 per share and the 2,135,412 shares of Marathon Bancorp common stock outstanding, the Company’s implied market value of $20.9 million was considered in the valuation process. However, since the Company’s conversion stock will have different characteristics than the minority shares, and the pro forma information has not been publicly disseminated to date, the current trading price of Marathon Bancorp’s stock was discounted herein but will become more important towards the closing of the offering.

The Company has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

In preparing the pro forma pricing analysis we have reviewed and taken into account the pro forma impact of the MHC’s net assets (i.e., unconsolidated equity) that will be consolidated with the Company and, thus, will increase equity. At November 8, 2024, the MHC had net assets of $100,000, which has been added to the Company’s September 30, 2024 pro forma equity to reflect the consolidation of the MHC into the Company’s operations. Pursuant to regulatory guidance, we have taken this additional equity (as the mutual depositors have the claim on these funds) into account in calculating the pre-conversion minority ownership. Based on the calculation shown in Exhibit IV-9, for purposes of the Company’s pro forma valuation, the public shareholders’

RP® Financial, LC.	VALUATION ANALYSIS
IV.20

ownership interest was reduced from 42.58% to 42.43% and the MHCs ownership interest was increased from 57.42% to 57.57%.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of November 8, 2024, the aggregate pro forma market value of Marathon Bancorp’s conversion stock equaled $28,659,860 at the midpoint, equal to 2,865,986 shares at $10.00 per share. The $10.00 per share price was determined by the Boards of Directors of Marathon Bancorp and the MHC. The midpoint and resulting valuation range is based on the sale of a 57.57% ownership interest to the public, which provides for a $16,500,000 public offering at the midpoint value.

1.Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. As discussed in Chapter 1, the Company reported a net loss of $99,000 for the 12 months ended September 30, 2024. In deriving Marathon Bancorp’s core earnings, the Company recorded a non-recurring item as shown in the table below. As shown, on a tax effected basis, assuming an effective marginal tax rate of 18% for the earnings adjustments, the Company’s core earnings for valuation purposes were determined to equal $753,000 for the 12 months ended September 30, 2024.

Given the negative reported earnings on a trailing 12-month basis, and after including the impact of the conversion transaction on earnings, such pro forma reported earnings remained negative at the minimum, midpoint and maximum of the valuation range, and minimally positive at the supermaximum of the valuation range. Thus, the valuation earnings multiples based on reported earnings across the valuation range are not meaningful.

Amount
($000)

Net income(loss)	($99)
Addback: Writedown of OREO Property	1,039
Tax Impact of above item at 18%	(187)
Core earnings estimate	$753

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

Based on the Company’s core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma core P/E multiple at the $28.7 million midpoint value equaled 34.48x, respectively, indicating a premium of 79.18% relative to the Peer Group’s average core earnings multiple of 19.24x (see Table 4.3). In comparison to the Peer Group’s median core earnings multiple of 18.07x, the Company’s pro forma core P/E multiple at the midpoint value indicated a premium of 90.82%. The Company’s pro forma P/E ratios based on core earnings at the minimum and the super maximum equaled 30.30x and 43.48x, respectively.

2.Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value. Based on the $28.7 million midpoint valuation, the Company’s pro forma P/B and P/TB ratios both equaled 64.27%. In comparison to the average P/B and P/TB ratios for the Peer Group of 79.20% and 80.53%, respectively, the Company’s ratios reflected discounts of 18.85% on a P/B basis and 20.19% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 78.18% and 79.04%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 17.80% on a P/B basis and 18.69% on a P/TB basis. At the super maximum of the range, the Company’s P/B and P/TB ratios equaled 76.92%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the super maximum of the range reflected discounts of 2.88% and 4.48%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the super maximum of the range reflected discounts of 1.61% and 2.68%, respectively.

3.Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $28.7 million midpoint of the valuation range, the Company’s value equaled 12.50% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 12.09%, which implies a premium of 3.4% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 9.77%, the Company’s pro forma P/A ratio at the midpoint value reflects a premium of 27.9%.

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

Table 4.3

Conversion Market Pricing Versus the Peer Group

Marathon Bancorp, Inc.

As of November 8, 2024

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(4)			Financial Characteristics(6)
			Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout	Total	Tang. Eq./	NPAs/	Reported (5)		Core (5)		Exchange		2nd Step
			Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Ratio		Proceeds
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(X)		($Mil)
Marathon Bancorp, Inc.
Supermaximum			$10.00	$37.90	$0.23	$13.00	NM		76.92%	16.19%	76.92%	43.48	x	$0.00	0.00%	0.00%	$234	21.06%	0.60%	0.00%	0.01%	0.37%	1.74%	1.77	x	$21.82
Maximum			$10.00	32.96	0.25	14.19	NM		70.47%	14.23%	70.47%	40.00	x	0.00	0.00%	0.00%	232	20.20%	0.60%	-0.01%	-0.03%	0.36%	1.79%	1.54	x	18.98
Midpoint			$10.00	28.66	0.29	15.56	NM		64.27%	12.50%	64.27%	34.48	x	0.00	0.00%	0.00%	229	19.44%	0.61%	-0.01%	-0.07%	0.36%	1.84%	1.34	x	16.50
Minimum			$10.00	24.36	0.33	17.41	NM		57.44%	10.72%	57.44%	30.30	x	0.00	0.00%	0.00%	227	18.67%	0.61%	-0.02%	-0.11%	0.35%	1.90%	1.14	x	14.03

All Fully-Converted, Publicly-Traded Thrifts
Averages			$25.85	$611.33	$1.05	$23.45	18.15		92.68%	11.55%	102.69%	16.47		$0.51	2.31%	69.12%	$6,424	12.42%	0.60%	0.21%	1.55%	0.43%	3.27%
Medians			$12.97	$184.91	$0.64	$17.75	15.69		84.14%	10.24%	88.22%	15.12		$0.40	2.25%	52.61%	$1,786	11.37%	0.43%	0.34%	2.59%	0.44%	3.47%

Comparable Group
Averages			$13.88	$66.62	$0.37	$17.49	18.58		79.20%	12.09%	80.53%	19.24		$0.28	1.90%	44.77%	$585	16.01%	0.34%	-0.05%	0.80%	0.29%	2.42%
Medians			$13.72	$54.66	$0.48	$17.63	13.24		78.18%	9.77%	79.04%	18.07		$0.20	1.61%	46.79%	$514	12.13%	0.47%	0.28%	2.94%	0.34%	3.21%

Comparable Group
BCOW 1895 Bancorp of Wisconsin, Inc.	(7)	WI	$10.00	$55.57	$(0.59)	$11.90	NM		84.00%	9.90%	84.00%	NM		NA	NA	NA	$561	12.66%	NA	-1.22%	-9.59%	-0.59%	-4.63%
BVFL BV Financial, Inc.		MD	$15.75	$179.36	$1.20	$17.92	13.24	x	87.87%	20.09%	94.79%	13.09	x	$0.13	0.83%	NA	$893	22.16%	0.47%	1.43%	6.33%	1.45%	6.40%
CLST Catalyst Bancorp, Inc.		LA	$11.35	$50.45	$0.24	$18.56	NM		61.14%	17.98%	61.14%	NM		NA	NA	NA	$281	29.10%	0.57%	-1.22%	-4.15%	0.35%	1.19%
CPBI Central Plains Bancshares, Inc.	(7)	NE	$14.80	$61.12	NA	$19.17	NA		77.17%	13.10%	77.17%	NA		NA	NA	NA	$467	16.97%	NA	0.82%	6.75%	0.82%	6.75%
HFBL Home Federal Bancorp, Inc. of LA		LA	$12.64	$38.28	NA	$17.34	11.60	x	72.90%	6.09%	78.88%	NA		$0.52	4.11%	46.79%	$628	8.03%	NA	0.51%	6.33%	NA	NA
IROQ IF Bancorp, Inc.		IL	$21.24	$68.36	NA	$23.49	34.82	x	90.42%	7.65%	90.42%	NA		$0.40	1.88%	65.57%	$893	8.82%	NA	0.22%	2.69%	NA	NA
MGYR Magyar Bancorp, Inc.		NJ	$12.45	$80.80	$1.23	$16.98	10.12	x	73.32%	8.49%	73.32%	10.12	x	$0.20	1.61%	21.95%	$952	11.61%	NA	0.83%	7.27%	0.83%	7.27%
NSTS NSTS Bancorp, Inc.	(7)	IL	$10.95	$53.74	$(0.64)	$14.45	NM		75.80%	20.21%	75.80%	NM		NA	NA	NA	$266	28.77%	0.00%	-1.77%	-5.89%	-1.22%	-4.07%
PBBK PB Bankshares, Inc.		PA	$14.80	$34.93	$0.64	$18.69	23.13	x	79.20%	7.71%	79.20%	23.05	x	NA	NA	NA	$453	10.53%	NA	0.34%	3.19%	0.34%	3.21%
TCBS Texas Community Bancshares, Inc.	(7)	TX	$14.80	$43.55	$0.48	$16.41	NM		90.21%	9.64%	90.55%	30.71	x	$0.16	1.08%	NA	$452	11.43%	NA	(0.50)%	-4.94%	0.32%	3.21%

(1) Closing price at date indicated, market value equal to public (minority shares) times current stock price.

(2) Core earnings reflect net income less non-recurring items

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(4) Dividend is as of most recent quarterly dividend. Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5) ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(7) Current Quarter is September 30, 2024, footnote reflects data as of June 30, 2024, or most recent date

Source:

S&P Capital IQ and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). As discussed previously, two second-step offerings were completed in the second half of 2023. In comparison to the 55.7% average closing pro P/TB ratio of the two second-step offerings, the Company’s pro forma P/TB ratio of 64.27% at the midpoint value reflects an implied premium of 15.5%. At the supermaximum of the offering range, the Company’s P/TB ratio of 76.92% reflects an implied premium of 38.1% relative to the two second-step offerings average P/TB ratio at closing.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of November 8, 2024, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company; and, (2) exchange shares issued to existing public shareholders of the Company - was $28,659,860 at the midpoint, equal to 2,865,986 shares at a per share value of $10.00. The resulting range of value and pro forma shares, all based on $10.00 per share, are shown below.

	Total Shares	Offering Shares	Exchange Shares Issued to Public Shareholders	Exchange Ratio
Shares
Maximum, as Adjusted	3,790,267	2,182,125	1,608,142	1.7688
Maximum	3,295,884	1,897,500	1,398,384	1.5381
Midpoint	2,865,986	1,650,000	1,215,986	1.3374
Minimum	2,436,088	1,402,500	1,033,588	1.1368

Distribution of Shares
Maximum, as Adjusted	100.00%	57.57%	42.43%
Maximum	100.00%	57.57%	42.43%
Midpoint	100.00%	57.57%	42.43%
Minimum	100.00%	57.57%	42.43%

Aggregate Market Value at $10 per share
Maximum, as Adjusted	$37,902,670	$21,821,250	$16,081,420
Maximum	$32,958,840	$18,975,000	$13,983,840
Midpoint	$28,659,860	$16,500,000	$12,159,860
Minimum	$24,360,880	$14,025,000	$10,335,880

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

The pro forma valuation calculations relative to the Peer Group are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8.

Establishment of the Exchange Ratio

Conversion regulations provide that in a conversion of a mutual holding company, the minority shareholders are entitled to exchange the public shares for newly issued shares in the fully converted company. The Boards of Directors of the MHC and Marathon Bancorp have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company. The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the second-step conversion offering and the final appraisal. Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 1.3374 shares of the Company for every one public share held by public shareholders. Furthermore, based on the offering range of value, the indicated exchange ratio is 1.1368 at the minimum, 1.5381 at the maximum and 1.7688 at the super maximum. RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public shareholders or on the proposed exchange ratio.

EXHIBITS

RP® Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Map of Branch Office Network

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Securities

I-5	Yields and Costs

I-6	Allowance for Credit Losses Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed Rate and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

I-13	Un-insured CDs >$250,000 in balance by Maturity

II-1	Description of Office Facilities

II-2	Historical Interest Rates

II-3	Market Area Demographic/Economic Information

LIST OF EXHIBITS (continued)

Exhibit Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Publicly-Traded Thrifts with Assets Less Than $1.0 Billion.

III-3	Peer Group Summary Demographic and Deposit Market Share Data

IV-1	Thrift Stock Prices: As of November 8, 2024

IV-2	Historical Stock Price Indices

IV-3	Thrift Stock Indices

IV-4	Wisconsin Thrift and Bank Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Minority Ownership Dilution

V-1	Firm Qualifications Statement

EXHIBIT I-1

Marathon Bancorp, Inc.

Map of Branch Office Network

Marathon Bank
US Branches: Current
Thorp
Wausau
Menominee I.R.
Sturgeon Bay
George W Mead Wildlife Area
Shawano
Suamico
Beulah
Neillsville
Stevens Point
Green Bay
Wisconsin Rapids
Waupaca
Black River Falls
Appleton
Manistee
Lake Michigan
Fort McCoy Main Gate
Wautoma
Manitowoc
Oshkosh
Sparta
Ludington
Fond du Lac
Sheboygan
Hart
Viroqua
Portage
Juneau
West Bend
Port Washington
Richland Center
Waunakee
Menomonee Falls
Milwaukee
Waukesha
Lancaster
Janesville
Racine
Kenosha
Freeport
Rockford
Waukegan

EXHIBIT I-2

Marathon Bancorp, Inc.

Audited Financial Statements

(Incorporated by Reference)

EXHIBIT I-3

Marathon Bancorp, Inc.

Key Operating Ratios

	At or For the Three Months Ended September 30, (1)		At or For the Years Ended June 30,
	2024	2023	2024	2023
Performance Ratios:
Return (loss) on average assets	0.08%	0.04%	(0.08)%	0.71%
Return (loss) on average equity	0.59%	0.29%	(0.62)%	5.91%
Interest rate spread (2)	2.49%	2.57%	2.40%	2.81%
Net interest margin (3)	2.86%	2.85%	2.75%	3.04%
Non-interest expenses to average assets	2.80%	2.44%	3.00%	2.50%
Efficiency ratio (4)	96.28%	81.64%	106.64%	73.54%
Average interest-earning assets to average interest-bearing liabilities	122.22%	120.28%	120.56%	122.66%

Capital Ratios(5):
Average equity to average assets	13.37%	12.26%	13.00%	12.01%
Tier 1 capital to average assets	13.42%	12.36%	13.04%	12.02%

Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	0.92%	1.01%	0.97%	1.17%
Allowance for credit losses as a percentage of non-performing loans	—%	—%	—%	—%
Net (charge-offs) recoveries to average outstanding loans during the period	—%	—%	—%	(0.02)%
Non-performing loans as a percentage of total loans	—%	—%	—%	—%
Non-performing loans as a percentage of total assets	—%	—%	—%	—%
Total non-performing assets as a percentage of total assets	0.65%	0.98%	0.63%	0.97%

Other:
Number of offices	5	5	5	4
Number of full-time equivalent employees	36	35	35	35

(1)	Annualized where appropriate.
(2)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents noninterest expenses divided by the sum of net interest income and noninterest income.
(5)	Capital ratios are for Marathon Bank only. As of September 30, 2024 and 2023 and June 30, 2024 and 2023, Marathon Bank elected to adopt the Community Bank Leverage Ratio framework.

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-4

Marathon Bancorp, Inc.

Investment Securities

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Debt securities held to maturity:
Mortgage-backed securities	$—	—	$—	—	$411,249	0.22%	$90,241	0.01%	$501,490	$421,745	0.18%
Total	$—	—	$—	—	$411,249	0.22%	$90,241	0.01%	$501,490	$421,745	0.18%

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-5

Marathon Bancorp, Inc.

Yields and Costs

	For the Three Months Ended September 30,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate (1)	Average Outstanding Balance	Interest	Average Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$179,709	$2,076	4.66%	$197,135	$2,181	4.46%
Debt securities	7,077	46	2.60%	9,308	58	2.50%
Cash and cash equivalents	11,844	161	5.50%	12,756	153	4.84%
Other	1,329	29	8.94%	782	12	6.23%
Total interest-earning assets	199,959	2,312	4.67%	219,981	2,404	4.41%
Non-interest-earning assets	20,234			18,232
Total assets	$220,193			$238,213

Interest-bearing liabilities:
Demand, NOW and money market deposits	$44,456	178	1.60%	$47,172	160	1.35%
Savings deposits	38,945	14	0.14%	41,169	14	0.13%
Certificates of deposit	68,565	579	3.39%	84,785	588	2.78%
Total interest-bearing deposits	151,966	771	2.03%	173,126	762	1.76%
Federal Home Loan Bank advances and other borrowings	11,645	121	4.19%	9,772	79	3.25%
Total interest-bearing liabilities	163,611	892	2.18%	182,898	841	1.84%
Non-interest-bearing demand deposits	25,490			24,284
Other non-interest-bearing liabilities	1,662			1,820
Total liabilities	190,763			209,002
Total stockholders’ equity	29,430			29,211
Total liabilities and stockholders’ equity	$220,193			$238,213
Net interest income		$1,420			$1,563
Net interest rate spread (2)			2.49%			2.57%
Net interest-earning assets (3)	$36,348			$37,083
Net interest margin (4)			2.85%			2.85%
Average interest-earning assets to interest-bearing liabilities	122.22%			120.28%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

EXHIBIT I-5 (Continued)

Marathon Bancorp, Inc.

Yields and Costs

	For the Year Ended June 30,
	2024			2023
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

	(Dollars in thousands)
Interest-earning assets:
Loans	$193,501	$8,637	4.46%	$195,680	$8,182	4.18%
Debt securities	10,751	345	3.21%	11,102	292	2.63%
Cash and cash equivalents	7,017	370	5.27%	12,853	480	3.73%
Other	1,097	79	7.20%	666	24	3.60%
Total interest-earning assets	212,366	9,431	4.44%	220,301	8,978	4.08%
Noninterest-earning assets	21,215			15,146
Total assets	$233,581			$235,447
Interest-bearing liabilities:
Demand, NOW and money market deposits	$44,036	612	1.39%	$54,130	506	0.93%
Savings deposits	40,109	58	0.14%	44,501	61	0.14%
Certificates of deposit	75,133	2,273	3.03%	77,707	1,609	2.07%
Total interest-bearing deposits	159,278	2,943	1.85%	176,338	2,176	1.23%
FHLB advances and other borrowings	16,865	648	3.84%	3,272	103	3.15%
Total interest-bearing liabilities	176,143	3,591	2.04%	179,610	2,279	1.27%
Non-interest-bearing demand deposits	25,048			25,829
Other non-interest-bearing liabilities	2,018			1,726
Total liabilities	203,209			207,165
Total stockholders’ equity	30,372			28,282
Total liabilities and stockholders’ equity	$233,581			$235,447
Net interest income		$5,840			$6,699
Net interest rate spread (1)			2.40%			2.81%
Net interest-earning assets (2)	$36,223			$40,691
Net interest margin (3)			2.75%			3.04%
Average interest-earning assets to interest-bearing liabilities	120.56%			122.66%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-6

Marathon Savings Bank

Loan Loss Allowance Activity

	For the Three Months Ended September 30,		For the Years Ended June 30,
	2024	2023	2024	2023
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$1,797	$2,159	$2,159	$2,195
Implementations of CECL	—	(175)	(175)	—
Provision for (recovery of) credit losses	(155)	41	(190)	—
Charge-offs:
Real estate loans:
One- to four-family residential	—	—	—	—
Multifamily	—	—	—	—
Commercial	—	—	—	(137)
Construction	—	—	—	—
Commercial and industrial loans	—	—	—	—
Consumer loans	—	—	—	—
Total charge-offs	—	—	—	(137)

Recoveries:
Real estate loans:
One- to four-family residential	—	—	—	—
Multifamily	—	—	—	—
Commercial	—	—	—	98
Construction	—	—	—	—
Commercial and industrial loans	—	—	—	—
Consumer loans	—	—	3	3
Total recoveries	—	—	3	101

Net (charge-offs) recoveries	—	—	3	(36)

Allowance at end of period	$1,642	$2,025	$1,797	$2,159

Allowance to non-performing loans	—%	—%	—%	—%
Allowance to total loans outstanding at the end of the period	0.92%	1.01%	0.97%	1.08%
Net (charge-offs) recoveries to average loans outstanding during the period	—%	—%	—%	(0.02)%

Real estate loans:
One -to four-family residential	—%	—%	—%	—%
Multifamily	—%	—%	—%	—%
Commercial	—%	—%		(0.02)%
Construction	—%	—%	—%	—%
Commercial and industrial loans	—%	—%	—%	—%
Consumer loans	—%	—%	—%	—%
Total net (charge-offs) recoveries to average loans outstanding during the period	—%	—%	—%	(0.02)%

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-7

Marathon Savings Bank

Interest Rate Risk Analysis

At September 30, 2024
				EVE as a Percentage of Present
				Value of Assets (3)
Change in Interest		Estimated Increase (Decrease) in			Increase
Rates (basis points)	Estimated	EVE		EVE	(Decrease)
(1)	EVE (2)	Amount	Percent	Ratio (4)	(basis points)
		(Dollars in thousands)
+100	$33,222	$932	2.89%	16.23%	67
—	32,290	—	—	15.56	—
-100	30,723	(1,567)	(4.85)	14.61	(95)
-200	29,059	(3,231)	(10.01)	13.63	(193)
-300	27,173	(5,117)	(15.85)	12.57	(299)
-400	27,345	(4,945)	(15.31)	12.49	(307)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-8

Marathon Bancorp, Inc.

Fixed Rate and Adjustable Rate Loans

	Due After September 30, 2025
	Fixed	Adjustable	Total
		(In thousands)
Real estate loans:
One- to four-family residential	$19,495	$37,479	$56,974
Multifamily	37,002	4,856	41,858
Commercial	55,570	1,145	56,715
Construction	—	—	—
Commercial and industrial loans	4,552	—	4,552
Consumer loans	229	627	856
Total loans	$116,848	$44,107	$160,955

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-9

Marathon Bancorp, Inc.

Loan Portfolio Composition

	At September 30,		At June 30,
	2024		2024		2023
	Amount	Percent	Amount	Percent	Amount	Percent
				(Dollars in thousands)
Real estate:
One- to four-family residential	$57,596	32.4%	$57,808	31.2%	$59,563	29.8%
Commercial	70,361	39.6%	74,316	40.1%	84,581	42.3%
Multifamily	43,704	24.6%	45,088	24.3%	44,184	22.1%
Construction	—	—%	1,313	0.7%	1,905	1.0%
Commercial and industrial	4,650	2.6%	5,158	2.8%	6,878	3.4%
Consumer	1,527	0.8%	1,609	0.9%	2,825	1.4%
Total loans	177,838	100.0%	185,292	100.0%	199,936	100.0%

Less:
Deferred loan fees	41		47		63
Allowance for loan losses	1,642		1,797		2,159
Total loans, net	$176,155		$183,448		$197,714

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-10

Marathon Bancorp, Inc.

Contractual Maturity By Loan Type

	Commercial Real Estate	Commercial and Industrial	Construction	One- to Four- Family Residential
		(In thousands)
Amounts due in:
One year or less	$13,646	$98	$—	$622
More than one to five years	56,182	3,646	—	18,787
More than five to 15 years	533	906	—	3,251
More than 15 years	—	—	—	34,936
Total	$70,361	$4,650	$—	$57,596

	Multifamily Real Estate	Consumer	Total
		(In thousands)
Amounts due in:
One year or less	$1,846	$671	$16,883
More than one to five years	40,393	855	119,863
More than five to15 years	1,465	—	6,155
More than 15 years	—	1	34,937
Total	$43,704	$1,527	$177,838

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-11

Marathon Bancorp, Inc.

Non-Performing Assets

	At September	At June 30,
	2024	2024	2023
(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$—	$—	$—
Multifamily	—	—	—
Commercial	—	—	—
Construction	—	—	—
Commercial and industrial loans	—	—	—
Consumer loans	—	—	—
Total non-accrual loans	—	—	—

Accruing loans past due 90 days or more	—	—	—

Real estate owned:
One- to four-family residential	—	—	—
Multifamily	—	—	—
Commercial	—	—	—
Construction	1,397	1,397	2,335
Commercial and industrial	—	—	—
Consumer loans	—	—	—
Total real estate owned	1,397	1,397	2,335

Total non-performing assets	$1,397	$1,397	$2,335

Total non-performing assets to total loans	—%	—%	—%
Total non-accruing loans to total loans	—%	—%	—%
Total non-performing assets to total assets	0.65%	0.64%	0.98%

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-12

Marathon Savings Bank

Deposit Composition

	At September 30,		At June 30,
	2024		2024		2023
			(Dollars in thousands)
Non-interest-bearing demand deposits	$23,149	13.45%	$25,936	14.99%	$26,181	13.27%
Demand, NOW and money market deposits	41,480	24.09%	39,570	22.88%	44,663	22.64%
Savings deposits	38,851	22.57%	39,757	22.98%	42,555	21.57%
Certificates of deposit	68,685	39.89%	67,718	39.15%	83,855	42.51%
Total	$172,165	100.00%	$172,981	100.00%	$197,254	100.00%

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-13

Marathon Savings Bank

Un-insured CDs >$250,000 in balance by Maturity

At
September 30, 2024
(In thousands)
Maturity Period:
Three months or less	$2,461
Over three through six months	2,656
Over six through twelve months	2,611
Over twelve months	1,642
Total	$9,370

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT II-1

Marathon Bancorp, Inc.

Description of Office Facilities

	Leased or	Year Acquired	Net Book Value of
Location	Owned	or Leased	Real Property
			(In thousands)
Main Office:
500 Scott Street, Wausau, WI 54403	Owned	1963	$1,021

Other Properties:
1133 E Grand Avenue, Rothschild, WI 54474	Leased	2009	38

307 Third Street, Mosinee, WI 54455	Owned	1974	47
	Leased
11315 N. Cedurburg Rd, Mequon, WI 53092		2018	248

19105 W. Capitol Drive, Brookfield, WI 53045	Owned	2024	1,999

Land, Weston, WI	Owned	2024	158

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT II-2

Marathon Bancorp, Inc.

Historical Interest Rates

EXHIBIT II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note
2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%

2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	Quarter 3	4.25%	1.06%	1.31%	2.33%
	Quarter 4	4.50%	1.39%	1.76%	2.40%

2018:	Quarter 1	4.75%	1.73%	2.09%	2.74%
	Quarter 2	5.00%	1.93%	2.33%	2.85%
	Quarter 3	5.25%	2.19%	2.59%	3.05%
	Quarter 4	5.50%	2.45%	2.63%	2.69%

2019:	Quarter 1	5.50%	2.40%	2.40%	2.41%
	Quarter 2	5.00%	2.12%	1.92%	2.00%
	Quarter 3	4.75%	1.88%	1.75%	1.68%
	Quarter 4	4.75%	1.55%	1.59%	1.92%

2020:	Quarter 1	3.25%	0.11%	0.17%	0.70%
	Quarter 2	3.25%	0.16%	0.16%	0.66%
	Quarter 3	3.25%	0.10%	0.12%	0.69%
	Quarter 4	3.25%	0.09%	0.10%	0.93%

2021:	Quarter 1	3.25%	0.03%	0.07%	1.74%
	Quarter 2	3.25%	0.05%	0.08%	1.44%
	Quarter 3	3.25%	0.04%	0.09%	1.52%
	Quarter 4	3.25%	0.06%	0.39%	1.52%

2022:	Quarter 1	3.50%	0.52%	1.63%	2.32%
	Quarter 2	4.75%	1.72%	2.80%	2.98%
	Quarter 3	6.25%	3.33%	4.05%	3.83%
	Quarter 4	7.50%	4.42%	4.73%	3.88%

2023:	Quarter 1	8.00%	4.78%	4.69%	3.48%
	Quarter 2	8.25%	5.32%	5.40%	3.81%
	Quarter 3	8.50%	5.45%	5.45%	4.59%
	Quarter 4	8.50%	5.34%	4.78%	3.88%

2024:	Quarter 1	8.50%	5.35%	5.02%	4.20%
	Quarter 2	8.50%	5.36%	5.09%	4.36%
	Quarter 3	8.00%	4.62%	3.97%	3.81%
As of Nov. 8, 2024		7.75%	4.53%	4.29%	4.30%

(1)	End of period data.

Source: S&P Capital IQ.

EXHIBIT II-3

Marathon Bancorp, Inc.

Market Area Demographic/Economic Information

Demographic Detail: US

				% Change	% Change
	Base 2020	Current 2025	Projected 2030	2020-2025	2025-2030
Total Population (actual)	331,449,281	337,643,652	345,735,705	1.87	2.40
0-14 Age Group (%)	18.15	17.34	16.49	(2.68)	(2.60)
15-34 Age Group (%)	26.86	26.52	25.76	0.58	(0.54)
35-54 Age Group (%)	25.06	25.24	25.36	2.61	2.90
55-69 Age Group (%)	18.61	18.13	17.60	(0.76)	(0.61)
70+ Age Group (%)	10.44	12.76	14.78	24.57	18.57
Median Age (actual)	38.9	39.7	40.9	2.06	3.02

Female Population (actual)	168,763,470	170,290,223	174,464,543	0.90	2.45
Male Population (actual)	162,685,811	167,353,429	171,271,162	2.87	2.34

Population Density (#/ sq miles)	93.81	95.57	97.86	1.87	2.40

Black (%)	12.40	12.50	12.67	2.69	3.81
Asian (%)	6.00	6.36	6.81	8.06	9.53
White (%)	61.63	59.62	57.33	(1.46)	(1.53)
Hispanic (%)	18.73	20.28	21.95	10.30	10.84
Pacific Islander (%)	0.21	0.22	0.23	7.25	8.30
American Indian/Alaska Native (%)	1.12	1.15	1.18	4.33	4.92
Multiple races (%)	10.21	11.16	12.15	11.27	11.53
Other (%)	8.42	8.99	9.62	8.73	9.61

Total Households (actual)	126,817,580	129,687,464	133,186,678	2.26	2.70
< $25K Households (%)	NA	15.11	13.88	NA	(5.68)
$25-49K Households (%)	NA	17.34	16.05	NA	(4.97)
$50-99K Households (%)	NA	28.22	27.06	NA	(1.52)
$100-$199K Households (%)	NA	26.36	27.41	NA	6.79
$200K+ Households (%)	NA	12.97	15.61	NA	23.57

Average Household Income ($)	NA	113,181	122,965	NA	8.64
Median Household Income ($)	NA	78,770	85,719	NA	8.82
Per Capita Income ($)	NA	44,561	48,539	NA	8.93

Total Owner Occupied Housing Units (actual)	80,051,358	82,172,710	84,503,374	2.65	2.84
Renter Occupied Housing Units (actual)	46,766,222	47,514,754	48,683,304	1.60	2.46
Vacant Occupied Housing Units (actual)	13,681,156	14,662,067	15,096,571	7.17	2.96

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Wisconsin

				% Change	% Change
	Base 2020	Current 2025	Projected 2030	2020-2025	2025-2030
Total Population (actual)	5,893,718	5,943,184	6,059,345	0.84	1.95
0-14 Age Group (%)	17.91	16.76	15.91	(5.64)	(3.20)
15-34 Age Group (%)	25.57	25.78	25.48	1.69	0.77
35-54 Age Group (%)	24.32	24.15	24.09	0.15	1.67
55-69 Age Group (%)	20.24	19.67	18.55	(1.96)	(3.85)
70+ Age Group (%)	11.12	13.63	15.96	23.57	19.42
Median Age (actual)	40.3	41.0	42.1	1.74	2.68

Female Population (actual)	2,962,113	2,964,619	3,025,531	0.08	2.05
Male Population (actual)	2,931,605	2,978,565	3,033,814	1.60	1.85

Population Density (#/ sq miles)	108.81	109.72	111.86	0.84	1.95

Black (%)	6.38	6.36	6.38	0.47	2.30
Asian (%)	2.98	3.20	3.42	8.14	9.18
White (%)	80.38	79.05	77.59	(0.83)	0.08
Hispanic (%)	7.59	8.57	9.62	13.92	14.41
Pacific Islander (%)	0.04	0.04	0.05	10.69	13.39
American Indian/Alaska Native (%)	1.03	1.05	1.07	3.06	4.07
Multiple races (%)	6.10	6.87	7.69	13.61	14.07
Other (%)	3.09	3.43	3.79	11.99	12.76

Total Households (actual)	2,428,361	2,476,162	2,539,327	1.97	2.55
< $25K Households (%)	NA	13.79	12.54	NA	(6.74)
$25-49K Households (%)	NA	18.46	16.97	NA	(5.69)
$50-99K Households (%)	NA	31.01	29.68	NA	(1.87)
$100-$199K Households (%)	NA	27.39	28.86	NA	8.07
$200K+ Households (%)	NA	9.35	11.95	NA	31.04

Average Household Income ($)	NA	100,953	110,604	NA	9.56
Median Household Income ($)	NA	75,737	82,791	NA	9.31
Per Capita Income ($)	NA	43,059	47,441	NA	10.18

Total Owner Occupied Housing Units (actual)	1,610,565	1,643,659	1,686,191	2.05	2.59
Renter Occupied Housing Units (actual)	817,796	832,503	853,136	1.80	2.48
Vacant Occupied Housing Units (actual)	299,365	309,365	315,538	3.34	2.00

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Marathon, WI

				% Change	% Change
	Base 2020	Current 2025	Projected 2030	2020-2025	2025-2030
Total Population (actual)	138,013	139,518	142,638	1.09	2.24
0-14 Age Group (%)	18.65	17.49	16.65	(5.18)	(2.67)
15-34 Age Group (%)	23.48	24.04	24.20	3.54	2.89
35-54 Age Group (%)	24.90	24.30	23.95	(1.35)	0.75
55-69 Age Group (%)	20.46	19.97	18.71	(1.32)	(4.25)
70+ Age Group (%)	11.67	14.19	16.50	22.89	18.85
Median Age (actual)	41.4	41.8	42.6	0.97	1.91

Female Population (actual)	68,511	68,953	70,626	0.65	2.43
Male Population (actual)	69,502	70,565	72,012	1.53	2.05

Population Density (#/ sq miles)	89.32	90.29	92.31	1.09	2.24

Black (%)	0.86	1.05	1.25	22.99	21.28
Asian (%)	6.16	6.22	6.29	2.18	3.38
White (%)	86.88	85.87	84.82	(0.08)	0.98
Hispanic (%)	3.23	3.82	4.44	19.65	18.92
Pacific Islander (%)	0.03	0.03	0.03	2.78	8.11
American Indian/Alaska Native (%)	0.47	0.54	0.61	16.05	15.82
Multiple races (%)	4.26	4.75	5.26	12.52	13.18
Other (%)	1.34	1.54	1.75	16.08	16.18

Total Households (actual)	56,517	57,824	59,541	2.31	2.97
< $25K Households (%)	NA	13.03	12.49	NA	(1.35)
$25-49K Households (%)	NA	20.31	19.14	NA	(2.95)
$50-99K Households (%)	NA	32.87	32.24	NA	0.99
$100-$199K Households (%)	NA	26.77	27.95	NA	7.51
$200K+ Households (%)	NA	7.02	8.19	NA	20.05

Average Household Income ($)	NA	93,351	97,995	NA	4.97
Median Household Income ($)	NA	73,477	76,600	NA	4.25
Per Capita Income ($)	NA	39,178	41,416	NA	5.71

Total Owner Occupied Housing Units (actual)	40,754	41,605	42,767	2.09	2.79
Renter Occupied Housing Units (actual)	15,763	16,219	16,774	2.89	3.42
Vacant Occupied Housing Units (actual)	3,311	3,467	3,621	4.71	4.44

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Ozaukee, WI

				% Change	% Change
	Base 2020	Current 2025	Projected 2030	2020-2025	2025-2030
Total Population (actual)	91,503	94,379	97,697	3.14	3.52
0-14 Age Group (%)	17.32	16.26	15.23	(3.14)	(3.04)
15-34 Age Group (%)	21.52	22.60	23.77	8.31	8.85
35-54 Age Group (%)	24.58	23.78	22.33	(0.19)	(2.82)
55-69 Age Group (%)	22.25	21.12	19.80	(2.10)	(2.93)
70+ Age Group (%)	13.18	16.23	18.87	27.01	20.33
Median Age (actual)	44.5	44.5	45.6	0.00	2.47

Female Population (actual)	46,838	47,426	49,145	1.26	3.62
Male Population (actual)	44,665	46,953	48,552	5.12	3.41

Population Density (#/ sq miles)	392.69	405.03	419.27	3.14	3.52

Black (%)	1.67	2.03	2.41	25.66	23.03
Asian (%)	2.50	2.59	2.68	6.63	7.04
White (%)	89.95	88.50	86.97	1.48	1.73
Hispanic (%)	3.39	4.20	5.07	28.08	24.75
Pacific Islander (%)	0.02	0.03	0.04	66.67	52.00
American Indian/Alaska Native (%)	0.26	0.30	0.35	19.09	17.77
Multiple races (%)	4.55	5.35	6.18	21.15	19.74
Other (%)	1.05	1.21	1.38	18.83	17.78

Total Households (actual)	37,015	38,562	40,124	4.18	4.05
< $25K Households (%)	NA	10.67	9.95	NA	(2.94)
$25-49K Households (%)	NA	15.87	15.06	NA	(1.24)
$50-99K Households (%)	NA	25.94	25.01	NA	0.32
$100-$199K Households (%)	NA	31.06	31.41	NA	5.22
$200K+ Households (%)	NA	16.46	18.56	NA	17.36

Average Household Income ($)	NA	130,411	137,794	NA	5.66
Median Household Income ($)	NA	95,054	99,948	NA	5.15
Per Capita Income ($)	NA	54,476	57,830	NA	6.16

Total Owner Occupied Housing Units (actual)	27,982	29,196	30,422	4.34	4.20
Renter Occupied Housing Units (actual)	9,033	9,366	9,702	3.69	3.59
Vacant Occupied Housing Units (actual)	2,071	2,094	2,148	1.11	2.58

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Waukesha, WI

				% Change	% Change
	Base 2020	Current 2025	Projected 2030	2020-2025	2025-2030
Total Population (actual)	406,978	416,302	429,087	2.29	3.07
0-14 Age Group (%)	17.64	16.16	15.15	(6.30)	(3.38)
15-34 Age Group (%)	21.43	22.41	23.13	6.97	6.40
35-54 Age Group (%)	25.56	25.07	23.87	0.33	(1.86)
55-69 Age Group (%)	22.09	21.22	20.01	(1.77)	(2.77)
70+ Age Group (%)	12.27	15.15	17.84	26.30	21.36
Median Age (actual)	43.7	44.2	45.5	1.14	2.94

Female Population (actual)	207,516	209,341	216,021	0.88	3.19
Male Population (actual)	199,462	206,961	213,066	3.76	2.95

Population Density (#/ sq miles)	740.34	757.30	780.56	2.29	3.07

Black (%)	1.68	2.18	2.70	32.24	27.62
Asian (%)	3.86	4.09	4.34	8.53	9.32
White (%)	86.97	84.96	82.84	(0.07)	0.50
Hispanic (%)	5.37	6.36	7.41	21.25	20.05
Pacific Islander (%)	0.03	0.04	0.05	23.08	23.13
American Indian/Alaska Native (%)	0.30	0.31	0.32	5.82	6.60
Multiple races (%)	5.66	6.71	7.80	21.13	19.93
Other (%)	1.50	1.72	1.96	17.45	17.08

Total Households (actual)	164,537	170,203	176,401	3.44	3.64
< $25K Households (%)	NA	9.00	8.04	NA	(7.40)
$25-49K Households (%)	NA	11.88	10.95	NA	(4.45)
$50-99K Households (%)	NA	27.01	24.69	NA	(5.24)
$100-$199K Households (%)	NA	33.45	33.63	NA	4.20
$200K+ Households (%)	NA	18.66	22.68	NA	25.98

Average Household Income ($)	NA	140,393	153,716	NA	9.49
Median Household Income ($)	NA	104,588	114,279	NA	9.27
Per Capita Income ($)	NA	57,856	63,682	NA	10.07

Total Owner Occupied Housing Units (actual)	123,800	128,087	132,756	3.46	3.65
Renter Occupied Housing Units (actual)	40,737	42,116	43,645	3.39	3.63
Vacant Occupied Housing Units (actual)	7,640	7,813	8,069	2.26	3.28

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Exhibit III-1

General Characteristics of Publicly Traded Thrifts

As of September 30, 2024 or the Most Recent Date Available

										As of
										November 8, 2024
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
BCOW	1895 Bancorp of Wisconsin, Inc.	NASDAQCM	MW	Greenfield	WI	$565	6	Dec	1/8/19	$10.00	$56
AFBI	Affinity Bancshares, Inc.	NASDAQCM	SE	Covington	GA	$879	3	Dec	4/27/17	$21.34	$137
AX	Axos Financial, Inc.	NYSE	WE	Las Vegas	NV	$23,569	1	Jun	3/14/05	$80.62	$4,603
BLFY	Blue Foundry Bancorp	NASDAQGS	MA	Rutherford	NJ	$2,055	21	Dec	7/15/21	$10.86	$230
BSBK	Bogota Financial Corp.	NASDAQCM	MA	Teaneck	NJ	$979	10	Dec	1/15/20	$8.05	$102
BYFC	Broadway Financial Corporation	NASDAQCM	WE	Los Angeles	CA	$1,373	4	Dec	1/8/96	$6.89	$60
BVFL	BV Financial, Inc.	NASDAQCM	MA	Baltimore	MD	$893	14	Dec	1/12/05	$15.75	$179
CFFN	Capitol Federal Financial, Inc.	NASDAQGS	MW	Topeka	KS	$9,528	48	Sep	3/31/99	$6.93	$901
CARV	Carver Bancorp, Inc.	NASDAQCM	MA	New York	NY	$749	7	Mar	10/24/94	$1.66	$8
CLST	Catalyst Bancorp, Inc.	NASDAQCM	SW	Opelousas	LA	$281	6	Dec	10/12/21	$11.35	$50
CPBI	Central Plains Bancshares, Inc.	NASDAQCM	MW	Grand Island	NE	$482	9	Mar	10/19/23	$14.80	$61
CFSB	CFSB Bancorp, Inc.	NASDAQCM	NE	Quincy	MA	$364	4	Jun	1/12/22	$6.69	$43
CLBK	Columbia Financial, Inc.	NASDAQGS	MA	Fair Lawn	NJ	$10,687	69	Dec	4/19/18	$18.28	$1,913
ECBK	ECB Bancorp, Inc.	NASDAQCM	NE	Everett	MA	$1,358	3	Dec	7/27/22	$15.29	$140
ESSA	ESSA Bancorp, Inc.	NASDAQGS	MA	Stroudsburg	PA	$2,188	21	Sep	4/3/07	$19.87	$189
FBLA	FB Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$1,408	19	Dec	10/22/24	$12.19	$242
FDSB	Fifth District Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$524	7	Dec	7/31/24	$12.22	$68
FNWB	First Northwest Bancorp	NASDAQGM	WE	Port Angeles	WA	$2,255	15	Dec	1/29/15	$10.21	$90
FSEA	First Seacoast Bancorp, Inc.	NASDAQCM	NE	Dover	NH	$602	5	Dec	7/16/19	$9.17	$41
FLG	Flagstar Financial, Inc.	NYSE	MA	Hicksville	NY	$114,367	418	Dec	11/23/93	$11.04	$4,584
FSBW	FS Bancorp, Inc.	NASDAQCM	WE	Mountlake Terrace	WA	$2,970	37	Dec	7/9/12	$48.03	$370
GCBC	Greene County Bancorp, Inc.	NASDAQCM	MA	Catskill	NY	$2,875	21	Jun	12/30/98	$33.60	$572
HONE	HarborOne Bancorp, Inc.	NASDAQGS	NE	Brockton	MA	$5,776	33	Dec	6/29/16	$13.08	$543
HIFS	Hingham Institution for Savings	NASDAQGM	NE	Hingham	MA	$4,450	10	Dec	12/13/88	$290.05	$632
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQCM	SW	Shreveport	LA	$628	11	Jun	1/18/05	$12.64	$38
IROQ	IF Bancorp, Inc.	NASDAQCM	MW	Watseka	IL	$893	8	Jun	7/7/11	$21.24	$68
KRNY	Kearny Financial Corp.	NASDAQGS	MA	Fairfield	NJ	$7,772	43	Jun	2/23/05	$8.11	$507
KFFB	Kentucky First Federal Bancorp	NASDAQGM	MW	Hazard	KY	$376	7	Jun	3/2/05	$2.51	$20
LSBK	Lake Shore Bancorp, Inc.	NASDAQGM	MA	Dunkirk	NY	$698	11	Dec	4/3/06	$13.50	$76
MGYR	Magyar Bancorp, Inc.	NASDAQGM	MA	New Brunswick	NJ	$952	7	Sep	1/23/06	$12.45	$81
NECB	Northeast Community Bancorp, Inc.	NASDAQCM	MA	White Plains	NY	$1,968	12	Dec	7/5/06	$29.25	$372
NFBK	Northfield Bancorp, Inc. (Staten Island, NY)	NASDAQGS	MA	Woodbridge	NJ	$5,731	38	Dec	11/7/07	$13.54	$581
NSTS	NSTS Bancorp, Inc.	NASDAQCM	MW	Waukegan	IL	$268	3	Dec	1/18/22	$10.95	$51
PBBK	PB Bankshares, Inc.	NASDAQCM	MA	Coatesville	PA	$453	6	Dec	7/14/21	$14.80	$35
PBFS	Pioneer Bancorp, Inc.	NASDAQCM	MA	Albany	NY	$2,015	23	Jun	7/17/19	$11.50	$291
PDLB	Ponce Financial Group, Inc.	NASDAQGM	MA	Bronx	NY	$3,016	14	Dec	9/29/17	$12.86	$289
PVBC	Provident Bancorp, Inc.	NASDAQCM	NE	Amesbury	MA	$1,648	7	Dec	7/15/15	$11.46	$191
PROV	Provident Financial Holdings, Inc.	NASDAQGS	WE	Riverside	CA	$1,257	14	Jun	6/27/96	$15.81	$107
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	$24,043	143	Dec	1/15/03	$21.18	$2,764
RBKB	Rhinebeck Bancorp, Inc.	NASDAQCM	MA	Poughkeepsie	NY	$1,266	17	Dec	1/16/19	$9.35	$101
RVSB	Riverview Bancorp, Inc.	NASDAQGS	WE	Vancouver	WA	$1,548	17	Mar	10/26/93	$4.82	$102
SRBK	SR Bancorp, Inc.	NASDAQCM	MA	Bound Brook	NJ	$1,053	14	Jun	9/19/23	$11.05	$97
SBT	Sterling Bancorp, Inc. (Southfield, MI)	NASDAQCM	MW	Southfield	MI	$2,439	27	Dec	11/16/17	$4.82	$252
TBNK	Territorial Bancorp Inc.	NASDAQGS	WE	Honolulu	HI	$2,198	30	Dec	7/10/09	$10.79	$93
TCBS	Texas Community Bancshares, Inc.	NASDAQCM	SW	Mineola	TX	$446	7	Dec	7/14/21	$14.80	$44
TFSL	TFS Financial Corporation	NASDAQGS	MW	Cleveland	OH	$17,091	38	Sep	4/20/07	$13.98	$3,891
TSBK	Timberland Bancorp, Inc.	NASDAQGM	WE	Hoquiam	WA	$1,923	23	Sep	1/12/98	$32.20	$256
TFIN	Triumph Financial, Inc.	NASDAQGS	SW	Dallas	TX	$5,866	63	Dec	11/6/14	$95.82	$2,236
TRST	TrustCo Bank Corp NY	NASDAQGS	MA	Glenville	NY	$6,110	137	Dec	NA	$35.96	$684
WSBF	Waterstone Financial, Inc.	NASDAQGS	MW	Wauwatosa	WI	$2,244	16	Dec	10/4/05	$15.69	$290
WNEB	Western New England Bancorp, Inc.	NASDAQGS	NE	Westfield	MA	$2,640	27	Dec	12/27/01	$8.78	$183
WMPN	William Penn Bancorporation	NASDAQCM	MA	Bristol	PA	$812	13	Jun	4/15/08	$12.98	$110
WSFS	WSFS Financial Corporation	NASDAQGS	MA	Wilmington	DE	$20,905	94	Dec	11/26/86	$55.96	$3,296

(1) As of June 30, 2024 or the most recent date available.

Source: SNL Financial, LC.

EXHIBIT III-1

Marathon Bancorp, Inc.

General Characteristics of Publicly-Traded Institutions

Exhibit III-2

Publicly Traded, Fully Converted Thrifts, Assets <$1.0 Billion

As of November 8, 2024

				Market		Per Share Data
				Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)
				Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported (5)		Core (5)
				Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
				($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Publicly Traded, Fully Converted Thrifts, Assets <$1.0 Billion
Averages				$13.08	$65.75	$0.09	$16.29	19.67	78.04%	11.26%	80.43%	20.28	$0.24	1.59%	44.77%	$613	14.85%	14.39%	0.43%	-0.16%	-0.81%	0.09%	0.23%
Medians				$12.55	$54.66	$0.36	$17.34	18.18	77.17%	9.77%	78.88%	23.05	$0.18	1.34%	46.79%	$582	12.13%	11.61%	0.47%	0.22%	1.20%	0.34%	2.20%

Publicly Traded, Fully Converted Thrifts, Assets <$1.0 Billion
BCOW	1895 Bancorp of Wisconsin, Inc.	(7)	WI	$10.00	$55.57	$(0.59)	$11.90	NM	84.00%	9.90%	84.00%	NM	NA	NA	NA	$561	12.66%	12.66%	NA	-1.22%	-9.59%	-0.59%	-4.63%
AFBI	Affinity Bancshares, Inc.		GA	$21.34	$136.84	$0.87	$20.02	25.11x	106.59%	15.58%	124.23%	24.44x	NA	NA	NA	$879	14.61%	12.80%	0.55%	0.65%	4.55%	0.66%	4.67%
BVFL	BV Financial, Inc.		MD	$15.75	$179.36	$1.20	$17.92	13.24x	87.87%	20.09%	94.79%	13.09x	$0.13	0.83%	NA	$893	23.49%	22.16%	0.47%	1.43%	6.33%	1.45%	6.40%
CARV	Carver Bancorp, Inc.	(7)	NY	$1.66	$8.47	$(0.74)	$3.53	NM	47.08%	1.14%	47.08%	NM	$0.00	0.00%	NA	$747	5.34%	5.34%	1.39%	-0.51%	-9.07%	-0.54%	-9.64%
CLST	Catalyst Bancorp, Inc.		LA	$11.35	$50.45	$0.24	$18.56	NM	61.14%	17.98%	61.14%	NM	NA	NA	NA	$281	29.10%	29.10%	0.57%	-1.22%	-4.15%	0.35%	1.19%
CPBI	Central Plains Bancshares, Inc.	(7)	NE	$14.80	$61.12	NA	$19.17	NA	77.17%	13.10%	77.17%	NA	NA	NA	NA	$467	16.97%	NA	NA	0.82%	6.75%	0.82%	6.75%
FDSB	Fifth District Bancorp, Inc.	(7)	LA	$12.22	$67.94	NA	NA	NA	NA	13.17%	NA	NA	NA	NA	NA	$516	15.12%	15.12%	0.03%	NA	-0.30%	NA	0.87%
FSEA	First Seacoast Bancorp, Inc.	(7)	NH	$9.17	$41.09	$(1.80)	$13.32	NM	68.83%	6.83%	69.08%	NM	NA	NA	NA	$602	10.72%	10.68%	0.02%	-1.72%	-14.46%	-1.48%	-12.48%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	$12.64	$38.28	NA	$17.34	11.60x	72.90%	6.09%	78.88%	NA	$0.52	4.11%	46.79%	$628	8.64%	8.03%	NA	0.51%	6.33%	NA	NA
IROQ	IF Bancorp, Inc.		IL	$21.24	$68.36	NA	$23.49	34.82x	90.42%	7.65%	90.42%	NA	$0.40	1.88%	65.57%	$893	8.82%	8.82%	NA	0.22%	2.69%	NA	NA
MGYR	Magyar Bancorp, Inc.		NJ	$12.45	$80.80	$1.23	$16.98	10.12x	73.32%	8.49%	73.32%	10.12x	$0.20	1.61%	21.95%	$952	11.61%	11.61%	NA	0.83%	7.27%	0.83%	7.27%
NSTS	NSTS Bancorp, Inc.	(7)	IL	$10.95	$53.74	$(0.64)	$14.45	NM	75.80%	20.21%	75.80%	NM	NA	NA	NA	$266	28.77%	28.77%	0.00%	-1.77%	-5.89%	-1.22%	-4.07%
PBBK	PB Bankshares, Inc.		PA	$14.80	$34.93	$0.64	$18.69	23.13x	79.20%	7.71%	79.20%	23.05x	NA	NA	NA	$453	10.53%	10.53%	NA	0.34%	3.19%	0.34%	3.21%
TCBS	Texas Community Bancshares, Inc.	(7)	TX	$14.80	$43.55	$0.48	$16.41	NM	90.21%	9.64%	90.55%	30.71x	$0.16	1.08%	NA	$452	11.46%	11.43%	NA	-0.50%	-4.94%	0.32%	3.21%

(1)	Closing price at date indicated, market value equal to public (minority shares) times current stock price.
(2)	Core earnings reflect net income less non-recurring items
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(4)	Dividend is as of most recent quarterly dividend. Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(7)	Current Quarter is September 30, 2024, footnote reflects data as of June 30, 2024, or most recent date

Source: S&P Capital IQ and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

EXHIBIT III-3

Marathon Bancorp, Inc.

Peer Group Summary Demographic and Deposit Market Share Data

Exhibit III-3

Peer Group Market Area Comparative Analysis

							Per Capita Income		Deposit
		Population (000s)			2019-2024	2024-2029	2024	% State	Market
Institution	County	2019	2024	2029 (1)	% Change	% Change	($)	Average	Share(2)

1895 Bancorp of Wisconsin, Inc.	Milwaukee, WI	949,929	914,414	904,378	-0.8%	-0.2%	37,211	89.1%	0.51%
BV Financial, Inc.	Baltimore, MD	836,017	848,697	856,438	0.3%	0.2%	47,704	92.2%	0.83%
Catalyst Bancorp, Inc.	Saint Landry, LA	83,438	81,460	81,048	-0.5%	-0.1%	25,603	74.5%	9.01%
Central Plains Bancshares, Inc.	Hall, NE	61,828	62,455	63,369	0.2%	0.3%	34,892	87.6%	10.35%
Home Federal Bancorp, Inc. of Louisiana	Caddo, LA	243,505	225,369	216,459	-1.5%	-0.8%	31,121	90.6%	7.17%
IF Bancorp, Inc.	Iroquois, IL	27,443	26,075	25,286	-1.0%	-0.6%	36,479	81.4%	21.47%
Magyar Bancorp, Inc.	Middlesex, NJ	847,762	866,221	880,705	0.4%	0.3%	50,625	96.7%	1.52%
NSTS Bancorp, Inc.	Lake, IL	703,068	708,841	710,616	0.2%	0.1%	54,248	121.1%	0.62%
PB Bankshares, Inc.	Chester, PA	523,034	552,127	571,812	1.1%	0.7%	62,215	144.2%	1.41%
Texas Community Bancshares, Inc.	Wood, TX	44,931	47,226	49,788	1.0%	1.1%	38,562	100.2%	19.94%

	Averages:	432,096	433,289	435,990	-0.1%	0.1%	41,866	97.8%	7.28%
	Medians:	383,270	388,748	394,136	0.2%	0.1%	37,887	91.4%	4.35%

Marathon Bancorp, Inc.	Marathon, WI	136,131	138,451	140,430	0.3%	0.3%	41,214	98.7%	3.22%

(1)	Projected population
(2)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2024.

Sources: S&P Capital IQ.

EXHIBIT IV-1

Marathon Bancorp, Inc.

Thrift Stock Prices: As of November 8, 2024

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of November 8, 2024

		Market Capitalization			Price Change Data						Current Per Share Financials
		Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
		Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Financial Institutions, Fully Converted, Not Under Acquisition (42)
	Average	25.85	31,571	610.8	27.73	15.92	25.85	5.74	30.85	12.00	0.70	1.05	23.45	23.00	210.68
	Median	12.97	9,343	184.9	15.12	10.00	12.97	4.29	29.56	13.05	0.52	0.64	17.75	17.11	142.70

Financial Institutions, Fully Converted, Not Under Acquisition (42)
BCOW	1895 Bancorp of Wisconsin, Inc.	10.00	5,557	55.6	10.45	6.04	10.00	0.50	55.76	43.06	-1.23	-0.59	11.90	11.90	101.04
AFBI	Affinity Bancshares, Inc.	21.34	6,412	136.8	22.21	13.99	21.34	-0.19	51.78	33.63	0.85	0.87	20.02	17.18	137.01
BYFC	Broadway Financial Corporation	6.89	8,688	38.5	7.99	4.41	6.89	-1.15	15.80	1.52	0.29	0.05	14.97	NA	158.04
BVFL	BV Financial, Inc.	15.75	11,388	179.4	16.16	10.14	15.75	1.48	51.15	11.07	1.19	1.20	17.92	16.62	78.39
CARV	Carver Bancorp, Inc.	1.66	5,105	8.5	2.39	1.26	1.66	-1.78	9.21	-15.74	-0.74	-0.74	3.53	3.53	146.22
CLST	Catalyst Bancorp, Inc.	11.35	4,445	50.5	12.10	10.60	11.35	-0.52	3.00	4.71	-0.83	0.24	18.56	18.56	63.13
CPBI	Central Plains Bancshares, Inc.	14.80	4,131	61.1	15.00	9.25	14.80	5.30	56.73	45.05	NA	NA	19.17	NA	112.95
ECBK	ECB Bancorp, Inc.	15.29	9,188	140.5	15.68	10.60	15.29	1.26	43.84	21.74	0.39	0.39	18.14	18.14	147.80
FBLA	FB Bancorp, Inc.	12.19	19,838	241.8	12.30	11.60	12.19	4.01	2.78	2.78	NA	NA	NA	NA	59.06
FDSB	Fifth District Bancorp, Inc.	12.22	5,559	67.9	12.24	9.85	12.22	6.26	19.22	19.22	NA	NA	NA	NA	92.82
FSEA	First Seacoast Bancorp, Inc.	9.17	4,481	41.1	9.49	6.25	9.17	0.17	41.08	19.25	-2.10	-1.80	13.32	13.27	134.30
FSBW	FS Bancorp, Inc.	48.03	7,713	370.5	48.75	28.56	48.03	11.96	65.17	29.95	4.71	5.88	36.96	34.63	385.07
HFBL	Home Federal Bancorp, Inc. of Louisiana	12.64	3,029	38.3	15.81	10.60	12.64	3.95	-0.16	-11.85	1.09	NA	17.34	16.02	207.49
IROQ	IF Bancorp, Inc.	21.24	3,218	68.4	21.84	14.00	21.24	-0.70	46.69	32.50	0.61	NA	23.49	23.49	277.61
NECB	Northeast Community Bancorp, Inc.	29.25	12,709	341.4	29.47	14.26	29.25	13.37	79.56	64.88	3.60	3.55	22.08	22.08	154.85
NSTS	NSTS Bancorp, Inc.	10.95	4,618	53.7	11.50	8.57	10.95	-2.06	26.15	15.14	-0.92	-0.64	14.45	14.45	57.57
PBBK	PB Bankshares, Inc.	14.80	2,360	34.9	17.50	11.71	14.80	-0.07	21.81	18.02	0.64	0.64	18.69	18.69	191.87
PVBC	Provident Bancorp, Inc.	11.46	16,705	191.4	12.32	7.36	11.46	9.88	19.50	13.80	0.32	0.32	12.76	12.76	98.67
SRBK	SR Bancorp, Inc.	11.05	8,804	97.3	11.28	8.40	11.05	1.28	30.00	15.59	0.12	0.67	21.24	18.30	119.60
SBT	Sterling Bancorp, Inc. (Southfield, MI)	4.82	52,313	252.1	6.01	4.40	4.82	2.55	-14.54	-16.46	0.13	0.13	6.40	6.40	46.61
TCBS	Texas Community Bancshares, Inc.	14.80	2,943	43.5	15.24	11.78	14.80	-0.08	18.31	4.85	-0.73	0.48	16.41	16.34	153.47
FNWB	First Northwest Bancorp	10.21	8,779	89.6	16.12	8.91	10.21	3.13	-22.94	-35.95	-1.06	-0.82	17.17	17.05	256.92
HIFS	Hingham Institution for Savings	290.05	2,180	632.4	298.00	150.11	290.05	14.19	78.61	49.20	10.56	4.21	193.42	193.42	2040.94
MGYR	Magyar Bancorp, Inc.	12.45	6,490	80.8	12.75	9.16	12.45	1.88	27.93	10.91	1.23	1.23	16.98	16.98	146.67
PDLB	Ponce Financial Group, Inc.	12.86	22,494	289.3	12.86	7.62	12.86	12.66	64.87	31.76	0.37	NA	11.74	11.74	134.08
TSBK	Timberland Bancorp, Inc.	32.20	7,960	256.3	33.98	23.93	32.20	6.66	11.03	2.35	3.01	3.03	30.83	28.87	241.64
BLFY	Blue Foundry Bancorp	10.86	21,206	230.3	11.48	7.90	10.86	9.15	33.74	12.31	-0.56	NA	14.76	14.74	96.91
CFFN	Capitol Federal Financial, Inc.	6.93	129,961	899.2	7.20	4.76	6.93	8.62	28.57	7.44	0.29	0.37	7.78	NA	73.31
ESSA	ESSA Bancorp, Inc.	19.87	9,499	188.7	21.50	15.18	19.87	4.58	27.37	-0.75	1.78	1.79	22.76	21.40	230.31
HONE	HarborOne Bancorp, Inc.	13.08	41,498	542.8	14.00	9.16	13.08	9.46	29.12	9.18	0.28	0.49	13.24	11.88	139.19
KRNY	Kearny Financial Corp.	8.11	62,472	506.7	9.46	5.28	8.11	15.20	12.02	-9.59	-1.45	0.00	11.64	NA	124.41
NFBK	Northfield Bancorp, Inc. (Staten Island, NY)	13.54	42,904	580.9	13.78	6.98	13.54	15.92	48.79	7.63	0.64	0.64	16.31	15.35	133.57
PROV	Provident Financial Holdings, Inc.	15.81	6,769	106.9	16.00	10.76	15.81	2.33	43.08	25.38	1.09	1.03	19.15	19.15	185.75
RVSB	Riverview Bancorp, Inc.	4.82	21,097	101.7	6.57	3.30	4.82	1.69	-16.90	-24.69	0.05	NA	7.62	6.33	73.39
TFIN	Triumph Financial, Inc.	95.82	23,339	2,236.3	102.49	64.05	95.82	9.37	45.87	19.51	0.78	1.16	35.95	25.22	251.35
TRST	TrustCo Bank Corp NY	35.96	19,010	683.6	37.84	25.83	35.96	9.43	33.58	15.81	2.50	2.57	35.19	35.16	321.39
WSBF	Waterstone Financial, Inc.	15.69	18,489	287.7	16.86	10.60	15.69	6.52	40.21	10.49	0.73	0.73	17.58	17.55	121.39
WNEB	Western New England Bancorp, Inc.	8.78	20,893	181.1	9.25	6.00	8.78	1.04	21.61	-2.44	0.52	0.50	11.40	10.73	126.38
WSFS	WSFS Financial Corporation	55.96	58,898	3,295.9	59.26	35.09	55.96	12.73	50.75	21.84	4.38	4.53	45.37	28.65	354.94
AX	Axos Financial, Inc.	80.62	57,092	4,602.8	82.95	32.05	80.62	22.43	114.87	47.66	8.26	7.25	42.14	39.70	412.82
FLG	Flagstar Financial, Inc.	11.04	415,258	4,584.4	34.47	5.10	11.04	6.26	-61.22	-64.03	-14.57	-5.00	19.43	18.18	275.41
PFS	Provident Financial Services, Inc.	21.18	130,488	2,763.7	22.00	13.07	21.18	12.36	41.77	17.47	1.04	1.42	20.09	13.66	184.25

Partial Stock Mutual Holding Companies(8)
BSBK	Bogota Financial Corp.	8.05	12,725	102.4	8.66	6.40	8.05	-3.24	14.18	0.00	-0.15	-0.15	10.37	10.36	76.60
GCBC	Greene County Bancorp, Inc.	33.60	17,027	572.1	37.25	23.51	33.60	20.21	36.86	19.15	1.45	NA	12.70	12.70	168.83
CFSB	CFSB Bancorp, Inc.	6.69	6,362	42.5	7.95	5.85	6.69	-0.94	9.76	3.64	-0.01	-0.01	NA	NA	57.29
PBFS	Pioneer Bancorp, Inc.	11.50	25,319	291.2	11.83	7.84	11.50	3.05	41.98	14.89	0.73	NA	NA	NA	79.57
RBKB	Rhinebeck Bancorp, Inc.	9.35	10,771	100.7	9.81	6.10	9.35	3.20	44.74	16.15	-0.47	0.42	11.06	10.85	117.55
KFFB	Kentucky First Federal Bancorp	2.51	8,087	20.3	5.18	2.51	2.51	-5.82	-46.82	-43.34	-0.21	-0.12	5.94	5.94	46.37
LSBK	Lake Shore Bancorp, Inc.	13.50	5,642	76.2	14.21	9.87	13.50	-1.82	34.80	15.29	0.73	NA	15.67	15.67	123.65
CLBK	Columbia Financial, Inc.	18.28	104,654	1,911.0	20.46	13.79	18.28	8.23	10.79	-5.19	0.15	0.21	10.30	9.16	102.11
TFSL	TFS Financial Corporation	13.98	278,327	3,891.0	15.25	11.70	13.98	7.87	9.48	-4.83	0.28	0.28	NA	NA	61.41

Merger Target
WMPN	William Penn Bancorporation	12.98	8,466	109.9	13.21	10.80	12.98	5.02	6.83	6.31	0.00	-0.01	13.91	13.35	95.95
TBNK	Territorial Bancorp Inc.	10.79	8,612	92.9	11.64	6.90	10.79	4.76	41.79	-3.23	-0.26	-0.16	28.16	28.16	255.28
ERKH	Eureka Homestead Bancorp, Inc.	15.31	935	14.3	19.00	13.26	15.31	-1.25	-11.78	-9.70	NA	NA	18.77	18.77	109.49

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Capital IQ and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2024 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of November 8, 2024

		Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
		Equity/	Tg. Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/Core	Div/	Dividend	Payout
		Assets	Assets	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Financial Institutions, Fully Converted, Not Under Acquisition (655)
	Average	13.02	12.42	0.21	1.55	0.43	3.27	0.60	198.04	18.15	92.68	11.87	102.69	16.47	0.51	2.28	69.12
	Median	11.61	11.37	0.34	2.59	0.44	3.47	0.43	189.35	15.69	84.14	10.34	88.22	15.12	0.40	2.25	52.61

Financial Institutions, Fully Converted, Not Under Acquisition (655)
BCOW	1895 Bancorp of Wisconsin, Inc.	12.66	12.66	-1.22	-9.59	-0.59	-4.63	NA	491.24	NM	84.00	10.63	84.00	NM	NA	NA	NM
AFBI	Affinity Bancshares, Inc.	14.61	12.80	0.65	4.55	0.66	4.67	0.55	172.41	25.11	106.59	15.58	124.23	24.44	NA	NA	NM
BYFC	Broadway Financial Corporation	NA	NA	0.24	1.15	0.07	0.36	0.02	NM	23.76	46.03	NA	60.21	NM	0.00	0.00	NM
BVFL	BV Financial, Inc.	23.49	22.16	1.43	6.33	1.45	6.40	0.47	200.03	13.24	87.87	20.65	94.79	13.09	0.13	0.00	NM
CARV	Carver Bancorp, Inc.	5.34	5.34	-0.51	-9.07	-0.54	-9.64	1.39	57.79	NM	47.08	1.18	47.08	NM	0.00	0.00	NM
CLST	Catalyst Bancorp, Inc.	29.10	29.10	-1.22	-4.15	0.35	1.19	0.57	169.64	NM	61.14	17.79	61.14	NM	NA	NA	NM
CPBI	Central Plains Bancshares, Inc.	16.97	NA	0.82	6.75	0.82	6.75	NA	NM	NA	77.17	13.10	NA	NA	NA	NA	NA
ECBK	ECB Bancorp, Inc.	12.23	12.23	0.26	2.01	0.26	2.01	NA	NA	NM	84.28	10.31	84.28	NM	NA	NA	NM
FBLA	FB Bancorp, Inc.	13.29	12.86	0.11	0.82	0.10	0.73	1.07	59.04	NA	NA	NA	NA	NA	NA	NA	NA
FDSB	Fifth District Bancorp, Inc.	15.12	15.12	NA	-0.30	NA	0.87	0.03	NM	NA	NA	NA	NA	NA	NA	NA	NA
FSEA	First Seacoast Bancorp, Inc.	10.72	10.68	-1.72	-14.46	-1.48	-12.48	0.02	NM	NM	68.83	7.38	69.08	NM	NA	NA	NM
FSBW	FS Bancorp, Inc.	9.73	9.17	1.27	13.65	1.58	16.99	NA	NA	10.20	129.96	12.64	138.69	8.17	1.08	2.25	22.51
HFBL	Home Federal Bancorp, Inc. of Louisiana	8.64	8.03	0.51	6.33	NA	NA	NA	NA	11.60	72.90	6.30	78.88	NA	0.52	4.11	46.79
IROQ	IF Bancorp, Inc.	8.82	8.82	0.22	2.69	NA	NA	NA	NA	34.82	90.42	7.97	90.42	NA	0.40	1.88	65.57
NECB	Northeast Community Bancorp, Inc.	15.73	15.73	2.65	16.78	2.61	16.52	0.27	109.52	8.13	132.45	20.84	132.45	8.24	0.60	2.05	15.56
NSTS	NSTS Bancorp, Inc.	28.77	28.77	-1.77	-5.89	-1.22	-4.07	0.00	NM	NM	75.80	21.81	75.80	NM	NA	NA	NM
PBBK	PB Bankshares, Inc.	10.53	10.53	0.34	3.19	0.34	3.21	NA	NA	23.13	79.20	8.34	79.20	23.05	NA	NA	NM
PVBC	Provident Bancorp, Inc.	13.72	13.72	0.33	2.37	0.33	2.37	2.25	58.99	NM	89.85	12.33	89.85	NM	0.00	0.00	NM
SRBK	SR Bancorp, Inc.	19.05	16.85	0.10	0.51	0.47	2.49	NA	NA	NM	52.02	9.91	60.38	16.38	NA	NA	NM
SBT	Sterling Bancorp, Inc. (Southfield, MI)	13.72	13.72	0.25	1.86	0.24	1.81	0.54	189.35	NM	75.36	10.34	75.36	NM	0.00	0.00	NM
TCBS	Texas Community Bancshares, Inc.	11.46	11.43	-0.50	-4.94	0.32	3.21	NA	248.95	NM	90.21	10.34	90.55	30.71	0.16	1.07	NM
FNWB	First Northwest Bancorp	7.13	7.08	-0.43	-5.82	-0.33	-4.50	NA	72.33	NM	59.47	4.24	59.88	NM	0.28	2.74	NM
HIFS	Hingham Institution for Savings	9.48	9.48	0.53	5.56	0.21	2.22	NA	NA	27.47	149.96	14.21	149.96	NM	2.52	0.87	23.86
MGYR	Magyar Bancorp, Inc.	11.61	11.61	0.83	7.27	0.83	7.27	NA	NA	10.12	73.32	8.51	73.32	10.12	0.20	1.61	21.95
PDLB	Ponce Financial Group, Inc.	16.73	16.73	0.30	1.73	NA	NA	NA	NA	34.76	109.56	10.98	109.56	NA	NA	NA	NM
TSBK	Timberland Bancorp, Inc.	12.76	12.05	1.28	10.19	1.29	10.26	0.20	449.88	10.70	104.44	13.33	111.52	10.62	1.00	3.11	32.23
BLFY	Blue Foundry Bancorp	16.51	16.50	-0.60	-3.47	NA	NA	NA	NA	NM	73.59	12.15	73.65	NA	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	10.83	NA	0.40	3.69	0.51	4.71	0.11	228.25	23.90	89.11	9.65	91.03	18.71	0.34	4.91	117.24
ESSA	ESSA Bancorp, Inc.	10.53	9.96	0.78	7.58	0.78	7.61	NA	NA	11.16	87.30	9.19	92.86	11.11	0.60	3.02	33.71
HONE	HarborOne Bancorp, Inc.	10.11	9.17	0.20	1.96	0.35	3.47	NA	221.33	NM	98.81	9.99	110.11	26.68	0.32	2.45	112.50
KRNY	Kearny Financial Corp.	9.67	NA	-1.16	-11.35	0.00	0.00	0.51	112.72	NM	69.69	6.74	81.90	NM	0.44	5.43	NM
NFBK	Northfield Bancorp, Inc. (Staten Island, NY)	12.21	11.57	0.47	3.89	0.47	3.90	NA	126.67	21.16	83.04	10.14	88.22	21.09	0.52	3.84	81.25
PROV	Provident Financial Holdings, Inc.	10.31	10.31	0.59	5.72	0.56	5.39	0.17	300.52	14.50	82.57	8.51	82.57	15.37	0.56	3.54	51.38
RVSB	Riverview Bancorp, Inc.	10.38	8.78	0.06	0.64	NA	NA	NA	NA	NM	63.25	6.57	76.18	NA	0.08	1.66	320.00
TFIN	Triumph Financial, Inc.	15.10	11.30	0.39	2.49	0.55	3.53	1.57	45.35	NM	266.54	38.50	380.00	NM	NA	NA	NM
TRST	TrustCo Bank Corp NY	10.95	10.94	0.78	7.33	0.80	7.52	0.36	256.89	14.38	102.18	11.19	102.27	14.01	1.44	4.00	57.60
WSBF	Waterstone Financial, Inc.	15.24	15.22	0.61	3.94	0.61	3.94	0.25	339.01	21.49	89.26	13.60	89.42	21.49	0.60	3.82	82.19
WNEB	Western New England Bancorp, Inc.	9.11	8.63	0.42	4.64	0.40	4.43	0.18	409.50	16.88	77.03	7.02	81.79	17.71	0.28	3.19	53.85
WSFS	WSFS Financial Corporation	12.76	8.44	1.27	10.79	1.31	11.12	0.44	219.34	12.78	123.34	15.79	195.30	12.35	0.60	1.07	13.70
AX	Axos Financial, Inc.	10.21	9.67	2.14	22.01	1.85	19.05	0.75	149.32	9.76	191.33	19.53	203.08	11.11	NA	NA	NM
FLG	Flagstar Financial, Inc.	7.49	7.07	-3.13	-38.92	-1.13	-14.07	2.21	50.28	NM	56.82	4.03	60.73	NM	0.04	0.36	NM
PFS	Provident Financial Services, Inc.	10.90	7.68	0.53	4.64	0.72	6.32	0.41	212.57	20.37	105.41	11.49	155.06	14.88	0.96	4.53	92.31

Partial Stock Mutual Holding Companies(8)
BSBK	Bogota Financial Corp.	13.99	13.97	-0.22	-1.53	-0.22	-1.50	1.33	21.20	NM	77.63	10.86	77.74	NM	NA	NA	NM
CFSB	CFSB Bancorp, Inc.	20.86	20.86	-0.03	-0.13	-0.03	-0.13	NA	NM	NM	58.22	NA	58.22	NM	NA	NA	NM
GCBC	Greene County Bancorp, Inc.	7.52	7.52	0.89	12.30	NA	NA	NA	NA	23.17	264.50	19.90	264.50	NA	0.36	1.07	23.45
PBFS	Pioneer Bancorp, Inc.	15.08	14.50	0.94	6.28	NA	NA	NA	NA	15.75	101.85	NA	106.83	NA	NA	NA	NM
RBKB	Rhinebeck Bancorp, Inc.	9.69	9.52	-0.39	-4.39	0.35	3.90	NA	NA	NM	84.51	8.19	86.21	22.49	NA	NA	NM
KFFB	Kentucky First Federal Bancorp	12.80	12.80	-0.47	-3.49	-0.27	-1.97	0.98	58.32	NM	42.29	5.41	42.29	NM	0.00	0.00	NM
LSBK	Lake Shore Bancorp, Inc.	12.88	12.88	0.59	4.88	NA	NA	NA	NA	18.49	86.17	11.10	86.17	NA	0.72	5.33	73.97
CLBK	Columbia Financial, Inc.	10.10	9.08	0.15	1.51	0.21	2.11	0.28	208.81	NM	177.40	17.91	199.64	NM	NA	NA	NM

Current Merger Target (9)
WMPN	William Penn Bancorporation	15.79	15.25	0.00	-0.03	-0.04	-0.24	0.38	81.15	NM	93.30	14.73	97.22	NM	0.12	0.92	NM
TBNK	Territorial Bancorp Inc.	11.31	11.31	-0.10	-0.89	-0.06	-0.54	NA	NA	NM	38.31	4.33	38.31	NM	0.04	0.37	NM
ERKH	Eureka Homestead Bancorp, Inc.	18.82	18.82	-0.09	-0.49	-0.09	-0.49	0.00	NM	NM	81.56	15.35	81.56	NA	NA	NA	NM

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
(9)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Capital IQ and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2024 by RP® Financial, LC.

EXHIBIT IV-2

Marathon Bancorp, Inc.

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					S&P U.S.	KBW NASDAQ
				NASDAQ	BMI Banks	Regional Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index
2016:	Quarter 1	17685.1	2059.7	4869.9	92.8	77.6
	Quarter 2	17930.0	2098.9	4842.7	93.9	80.0
	Quarter 3	18308.2	2168.3	5312.0	100.7	86.5
	Quarter 4	19762.6	2238.8	5383.1	130.4	111.2

2017:	Quarter 1	20663.2	2362.7	5911.7	131.2	106.7
	Quarter 2	21349.6	2423.4	6140.4	134.9	106.6
	Quarter 3	22405.1	2519.4	6496.0	140.4	109.0
	Quarter 4	24719.2	2673..6	6903.4	151.0	110.9

2018:	Quarter 1	24103.1	2640.9	7063.5	148.9	111.9
	Quarter 2	24271.4	2718.4	7510.3	146.2	113.9
	Quarter 3	26458.3	2914.0	8046.4	149.1	110.7
	Quarter 4	23327.5	2506.9	6635.3	123.4	89.4

2019:	Quarter 1	25928.7	2834.4	7729.3	133.9	97.1
	Quarter 2	26600.0	2941.8	8006.2	142.2	100.2
	Quarter 3	26916.8	2976.7	7999.3	145.3	98.8
	Quarter 4	28538.4	3230.8	8972.6	164.6	107.6

2020:	Quarter 1	21917.2	2584.6	7700.1	97.1	63.6
	Quarter 2	25812.9	3100.3	10058.8	106.3	72.2
	Quarter 3	27781.7	3363.0	11167.5	103.1	64.1
	Quarter 4	30606.5	3756.1	12888.3	138.9	94.6

2021:	Quarter 1	32981.6	3972.9	13246.9	171.3	121.9
	Quarter 2	34502.5	4297.5	14504.0	176.0	119.4
	Quarter 3	33843.9	4307.5	14448.6	182.7	122.5
	Quarter 4	36338.3	4766.2	15645.0	184.0	126.0

2022:	Quarter 1	34678.4	4530.4	14220.5	171.0	122.5
	Quarter 2	30775.4	3785.4	11028.7	141.2	107.1
	Quarter 3	28725.5	3585.6	10575.6	136.7	110.5
	Quarter 4	33147.3	3839.5	10466.5	148.4	114.1

2023:	Quarter 1	33274.2	4109.3	12221.9	128.0	92.9
	Quarter 2	34407.6	4450.4	13787.9	130.4	86.7
	Quarter 3	33507.5	4288.1	13219.3	128.0	87.9
	Quarter 4	37689.5	4769.8	15011.4	156.2	109.5

2024:	Quarter 1	39807.4	5254.4	16379.5	172.2	102.2
	Quarter 2	39118.9	5460.5	17732.6	172.5	98.6
	Quarter 3	42330.2	5762.5	18189.2	182.8	113.2
As of Nov. 8, 2024		43989.0	5995.5	19286.8	207.9	129.2

(1)	End of period data.

EXHIBIT IV-3

Marathon Bancorp, Inc.

Historical Thrift Stock Indices

Index Summary (Current Data)

Industry Banking

Geography United States and Canada

				Day’s Change
Index Name	Current Value	As Of	Day’s Change	(%)
Banking Indexes
S&P United States BMI Banks	216.37	12/2/2024	(2.28)	(1.04)
KBW Nasdaq Bank Index	135.57	12/3/2024	(1.50)	(1.09)
KBW Nasdaq Regional Bank Index	131.62	12/3/2024	(1.30)	(0.98)
S&P 500 Bank	493.84	12/3/2024	(3.72)	(0.75)
NASDAQ Bank	4,796.16	12/3/2024	(49.59)	(1.02)
S&P 500 Commercial Banks	705.53	12/3/2024	(5.33)	(0.75)
S&P 500 Diversified Banks	926.60	12/3/2024	(6.88)	(0.74)
S&P 500 Regional Banks	114.37	12/3/2024	(1.00)	(0.87)
S&P 500 Thrifts & Mortgage Finance	4.56	11/2/2015	(0.01)	(0.31)
Market Cap Indexes
Dow Jones U.S. MicroCap Banks	35,835.73	12/2/2024	112.67	0.32
S&P U.S. SmallCap Banks	284.56	12/2/2024	(1.69)	(0.59)
S&P U.S. MidCap Banks	662.55	12/2/2024	(12.27)	(1.82)
S&P U.S. LargeCap Banks	597.13	12/2/2024	(6.52)	(1.08)
S&P United States Between USD1 Billion and USD5 Billion Banks	841.94	12/2/2024	(2.64)	(0.31)
S&P United States Over USD5 Billion Banks	632.75	12/2/2024	(7.50)	(1.17)
S&P United States Between USD250 Million and USD1 Billion Banks	1,754.05	12/2/2024	6.63	0.38
S&P United States Under USD250 Million Banks	1,460.86	12/2/2024	5.40	0.37
Geographic Indexes
S&P U.S. BMI Banks - Mid-Atlantic Region	983.39	12/2/2024	(10.67)	(1.07)
S&P U.S. BMI Banks - Midwest Region	792.08	12/2/2024	(6.73)	(0.84)
S&P U.S. BMI Banks - New England Region	631.78	12/2/2024	(8.14)	(1.27)
S&P U.S. BMI Banks - Southeast Region	572.88	12/2/2024	(6.62)	(1.14)
S&P U.S. BMI Banks - Southwest Region	1,515.36	12/2/2024	(5.93)	(0.39)
S&P U.S. BMI Banks - Western Region	1,689.76	12/2/2024	(17.74)	(1.04)
Broad Market Indexes
DJIA	44,705.53	12/3/2024	(76.47)	(0.17)
S&P 500	6,049.88	12/3/2024	2.73	0.05
S&P 400 Mid Cap	3,347.44	12/3/2024	(9.86)	(0.29)
S&P 500 Financials	838.02	12/3/2024	(6.29)	(0.75)
MSCI US IMI Financials	3,032.42	12/2/2024	(25.64)	(0.84)
NASDAQ	19,480.91	12/3/2024	76.96	0.40
NASDAQ Finl	6,949.62	12/3/2024	4.55	0.07
NYSE	20,185.81	12/3/2024	(27.41)	(0.14)
Russell 1000	3,326.07	12/3/2024	1.72	0.05
Russell 2000	2,416.35	12/3/2024	(17.79)	(0.73)
Russell 3000	3,474.20	12/3/2024	0.46	0.01
S&P TSX Composite	25,635.73	12/3/2024	45.41	0.18
MSCI AC World (USD)	864.64	12/2/2024	2.15	0.25
MSCI World	3,817.72	12/2/2024	7.58	0.20
Bermuda Royal Gazette/BSX	2,527.36	12/2/2024	0.00	0.00
OTHER Indexes
S&P 600 Small Cap	1,525.99	4:20 PM		(0.74)

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

* - Intraday data is not currently available. Data is as of the previous close.

** - Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Data is as of the previous close.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

EXHIBIT IV-4

Marathon Bancorp, Inc.

Market Area Acquisition Activity

Exhibit IV-4

State of Wisconsin Bank and Thrift Acquisitions 2021-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total					NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Name		Target Name	St.	($000)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

10/17/2024	Pending	Jewel Box Finl Svcs Inc	WI	Wisconsin River Bank	WI	182,925	13.71	13.71	1.40	10.00	0.00	NA	NA	NA	NA	NA	NA	NA	NA
07/17/2024	Pending	Private Investor - Christopher	0	Greenwoods Financial Group, Inc.	WI	597,102	10.44	9.17	0.17	1.65	0.80	183.36	NA	NA	NA	NA	NA	NA	NA
02/07/2024	Pending	Empeople Credit Union	IL	Substantially All Assets and Liabilities of TSB Bank	WI	181,982	12.49	12.49	1.19	9.63	0.01	NM	NA	NA	NA	NA	NA	NA	NA
04/27/2023	5/1/2024	Multi-Bank Services Ltd.	MI	Florence Bancorporation, Inc.	WI	147,573	6.13	6.13	0.63	9.24	0.83	279.71	NA	NA	NA	NA	NA	NA	NA
03/21/2023	8/15/2023	First Mid Bancshares	IL	Blackhawk Bancorp, Inc.	WI	1,321,798	5.75	4.94	1.01	16.23	0.36	185.13	90.3	31.200	117.59	138.07	6.57	6.84	2.23
11/16/2022	4/12/2023	Citizens Bancorp Inc.	WI	Community Financial Bank	WI	48,092	11.95	11.95	0.56	5.20	0.31	255.78	NA	NA	NA	NA	NA	NA	NA
11/02/2022	3/22/2023	FS BancShares Inc.	WI	Farmers and Merchants Bank of Kendall	WI	78,591	17.18	17.15	1.96	12.02	3.06	30.00	NA	NA	NA	NA	NA	NA	NA
11/02/2022	7/1/2023	Wings Financial CU	MN	Settlers Bank	WI	350,300	11.63	11.63	1.09	9.35	0.00	NA	NA	NA	NA	NA	NA	NA	NA
08/02/2022	5/31/2024	Bancorp of New Glarus Inc.	WI	First National Bank at Darlington	WI	191,145	12.62	12.51	0.71	5.31	0.05	NM	NA	NA	NA	NA	NA	NA	NA
07/26/2022	2/10/2023	Bank First Corporation	WI	Hometown Bancorp, Ltd.	WI	644,828	12.00	11.11	1.39	11.59	0.22	541.20	123.9	29.590	189.85	210.89	14.29	19.22	12.06
07/08/2022	1/1/2023	Sword Financial Corp.	WI	Community Bancshares of Wisconsin, Inc.	WI	247,333	10.18	10.18	1.42	14.34	0.00	NA	NA	NA	NA	NA	NA	NA	NA
03/30/2022	8/26/2022	Nicolet Bankshares Inc.	WI	Charter Bankshares, Inc.	WI	1,136,168	12.24	12.09	1.57	13.25	0.52	145.07	158.0	1934.235	166.54	169.93	11.78	14.28	7.80
03/23/2022	Pending	Thompson Kane & Co. LLC	WI	Benton State Bank	WI	76,636	9.28	9.28	1.47	15.78	0.44	269.53	NA	NA	NA	NA	NA	NA	NA
03/22/2022	6/27/2022	Lake Shore III Corp.	WI	Headwaters Bancorp, Inc.	WI	84,043	12.34	12.34	1.12	8.45	0.05	706.52	NA	NA	NA	NA	NA	NA	NA
03/15/2022	10/3/2022	S.B.C.P. Bancorp Inc.	WI	Monona Bankshares, Inc.	WI	1,198,733	10.20	9.07	1.10	10.40	0.16	655.40	NA	NA	NA	NA	NA	NA	NA
03/03/2022	10/3/2022	Summit CU	WI	Commerce State Bank	WI	837,128	10.22	10.21	1.47	14.20	0.96	118.32	NA	NA	NA	NA	NA	NA	NA
01/19/2022	8/12/2022	Bank First Corporation	WI	Denmark Bancshares, Inc.	WI	687,644	9.89	9.89	0.98	9.63	0.37	303.81	118.0	37.495	170.49	170.49	18.11	17.16	8.79
09/30/2021	5/2/2022	Dupaco Community CU	IA	Home Savings Bank	WI	182,680	10.03	10.03	0.42	4.19	0.06	NM	36.2	26.470	197.52	197.52	47.99	19.81	17.23
06/23/2021	10/1/2021	TS Contrarian Bancshares Inc.	IA	State Bank of Arcadia	WI	210,515	10.61	9.43	0.77	6.73	0.34	155.40	NA	NA	NA	NA	NA	NA	NA
06/22/2021	12/3/2021	Nicolet Bankshares Inc.	WI	County Bancorp, Inc.	WI	1,491,328	11.15	11.15	0.99	8.58	3.90	26.24	218.1	34.988	134.67	134.69	15.62	14.62	6.62
03/23/2021	9/16/2021	Community Capital Bancorp	WI	Collins Bankcorp, Inc.	WI	112,018	8.99	8.99	1.79	19.83	0.20	429.15	NA	NA	NA	NA	NA	NA	NA

				Average:		476,598	10.91	10.64	1.11	10.27	0.60	285.64			162.78	170.27	19.06	15.32	9.12
				Median:		210,515	10.61	10.21	1.10	9.63	0.31	255.78			168.52	170.21	14.96	15.89	8.30

Source: S&P Capital IQ.

EXHIBIT IV-5

Marathon Bancorp, Inc.

Director and Senior Management Resumes

EXHIBIT IV-5

Marathon Bancorp, Inc.

Director and Senior Management Resumes

The following directors of Marathon Bancorp, Inc. have terms ending following the fiscal year ending June 30, 2025:

Ann M. Werth was appointed a member of the Marathon Bancorp, Inc. and Marathon Bank Boards of Directors on June 28, 2022. She is currently retired. Ms. Werth was the Interim Economic Development Manager for the City of Wausau, Wisconsin in 2020 and served as the Community and Economic Development Director of the City of Wausau, Wisconsin from 2009 to 2016. She was instrumental in the development of the Wausau River District and the commercial and retail development of downtown Wausau.   Ms. Werth is a lifelong Wausau resident and has focused on community and economic development for the past 30 years and serves as a Board Member of the Community Foundation of North Central Wisconsin. Ms. Werth’s extensive knowledge of the Wausau community and community development in general was a contributing factor in her appointment and nomination to the Board. Age 71.

Timothy R. Wimmer has served as a member on the Marathon Bank board of directors since 2015 and has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. He is currently the head real estate agent in ReMax Excel’s Commercial Division located in Wausau and Scholfield, Wisconsin specializing in acquisitions, dispositions, leasing, property management and business brokerage. He has been with ReMax Excel since December 2011. Prior to being a director with Marathon Bank, Mr. Wimmer owned and operated several small businesses in the central Wisconsin area in various industries including construction, retail, restaurant, and service business. He maintains involvement in the community and has previously served on the board of directors for the Wausau School Foundation, Wausau Area Youth Football, Wausau Area Convention and Visitors Bureau.  Mr. Wimmer’s experience as a small business owner gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate, as well as the challenges facing small businesses in our market area. Age 60.

The following directors of Marathon Bancorp, Inc. have terms ending following the fiscal year ending June 30, 2026:

Amy Zientara joined Marathon Bank’s board of directors in 2009 and currently serves as its Chairwoman of the Board. She has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. Ms. Zientara is the Commercial Property Manager for the Dudley Tower in downtown Wausau, Wisconsin, a position she has held since 2006. She specializes in lease negotiation, building operations and tenant relations. She has served in several capacities throughout the Wausau area including Executive Director of Wausau Area Events and the Executive Director of Main Street Wausau. Her efforts resulted in the creation of the first Business Improvement District in the City of Wausau and also led the way for the revitalization of the downtown business district. Ms. Zientara was involved with many community organizations over the course of her career, including leadership groups and other non-profits. Ms. Zientara brings the board of directors a unique perspective of the community in areas of economic development, residential housing and commercial opportunities. Age 53.

Nicholas W. Zillges has been the President and Chief Executive Officer and a director of Marathon Bank since 2014. He has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. Mr. Zillges has been involved in the banking industry for over 26 years, including serving in various executive management roles at other financial institutions. Mr. Zillges’ managerial experience and knowledge of commercial banking, risk management and growth strategies provides the board with a perspective on the day-to-day operations of Marathon Bank and assists the board with assessing trends and developments in the financial services industry. Age 48.

EXHIBIT IV-5 (Cont.)

Marathon Bancorp, Inc.

Director and Senior Management Resumes

The following director of Marathon Bancorp, Inc. has a term ending following the fiscal year ending June 30, 2027:

Thomas Grimm joined the board of directors of Marathon Bank in 2019 and has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. Prior to joining the board, Mr. Grimm retired as a partner at CliftonLarsonAllen, LLP and served as a partner at Schenck SC, a CPA firm (acquired by CliftonLarsonAllen, LLP) from 2011 through 2019. He is a Certified Public Accountant and a member of the WICPA and the AICPA. His areas of expertise include federal and state income tax. Mr. Grimm was previously a member of numerous non-profit boards and now serves as the Past President of the Woodson YMCA board of directors in Wausau as well as a member on the board of directors of the Entrepreneurial & Education Center. Mr. Grimm’s diverse background and broad experience in public accounting enhances our board of directors’ oversight of financial reporting and disclosure issues, and he qualifies as an audit committee financial expert. Age 67.

Executive Officers Who Are Not Directors

Nora Spatz, age 68, is the Executive Vice President and Chief Administrative Officer of Marathon Bank and Marathon Bancorp, Inc. and has over 35 years of banking experience. Ms. Spatz has been at Marathon Bank since 1986, serving in various management positions in areas such as compliance and administration.

Michelle Knopf, age 55, has been Executive Vice President and Chief Operating Officer of Marathon Bank since June 2024. She was formerly the Executive Vice President and Director of Mortgage Services of Marathon Bank from July 2021 until her recent promotion. She was also formerly the Senior Vice President and Senior Loan Officer of Marathon Bank from July 2018 until July 2021. She previously was Vice President and Senior Loan Officer at Intercity State Bank from October 2006 until July 2018 and prior to that Vice President – Loan Officer from 1998 until 2006. Ms. Knopf has over 20 years of banking experience.

Joy Selting-Buchberger, age 56, has been the Senior Vice President and Chief Financial Officer of Marathon Bank since 2015. She is also the Chief Financial Officer of Marathon Bancorp, Inc. Prior to that, she served as Vice President, Treasurer and Assistant Treasurer of Marathon Bank. Ms. Selting-Buchberger has been with Marathon Bank since 1999.

Terry Cornish, age 56, has been the Senior Vice President and Chief Credit Officer of Marathon Bank since July 2019. Previously he was Vice President and Senior Credit Analyst beginning in 2015. Mr. Cornish has been with Marathon Bank since 2014. Mr. Cornish has over 20 years of credit experience.

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT IV-6

Marathon Bancorp, Inc.

Pro Forma Regulatory Capital Ratios

EXHIBIT IV-6

Marathon Bancorp, Inc.

Pro Forma Regulatory Capital Ratios

	Marathon Bank Historical at		Marathon Bank Pro Forma at September 30, 2024 Based Upon the Sale in the Offering of:
	September 30, 2024		1,402,500 Shares		1,650,000 Shares		1,897,500 Shares		2,182,125 Shares(1)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)

Equity	$28,965	13.40%	$33,491	15.06%	$34,431	15.40%	$35,372	15.73%	$36,453	16.11%

Tier 1 leverage capital(2)(3)	$29,606	13.42%	$34,132	15.05%	$35,072	15.38%	$36,013	15.71%	$37,094	16.08%
Tier 1 leverage requirement	11,029	5.00	11,339	5.00	11,401	5.00	11,463	5.00	11,534	5.00
Excess	$18,577	8.42%	$22,793	10.05%	$23,671	10.38%	$24,550	10.71%	$25,560	11.08%

Reconciliation of capital infused into Marathon Bank:
Net proceeds			$6,209		$7,446		$8,684		$10,107
Less: Common stock acquired by stock-based benefit plans			(561)		(660)		(759)		(873)
Less: Common stock acquired by employee stock ownership plan			(1,122)		(1,320)		(1,518)		(1,746)
Pro forma increase			$4,526		$5,466		$6,407		$7,488

(1)

As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: Marathon Bancorp’s Preliminary Offering Prospectus

EXHIBIT IV-7

Marathon Bancorp, Inc.

Pro Forma Analysis Sheet

Exhibit IV-7

PRO FORMA ANALYSIS SHEET

Marathon Bancorp, Inc.

Prices as of November 8, 2024

					Peer Group				All Public
Valuation Midpoint Pricing Multiples		Symbol	Subject at Midpoint		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	NM		18.58	x	13.24	x	18.15	x	15.69	x
Price-core earnings multiple	=	P/CE	35.25	x	19.24	x	18.07	x	16.47	x	15.12	x
Price-book ratio	=	P/B	64.26%		79.20%		78.18%		92.68%		84.14%
Price-tangible book ratio	=	P/TB	64.26%		80.53%		79.04%		102.69%		88.22%
Price-assets ratio	=	P/A	12.50%		12.09%		9.77%		11.55%		10.24%

Valuation Parameters				Adjusted

Pre-Conversion Earnings (Y)	$(99,000)	(12 Mths 9/24)	ESOP Stock Purchases (E)	8.00%
Pre-Conv. Core Earnings (YC)	$753,393	(12 Mths 9/24)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$31,687,000	9/2024	ESOP Amortization (T)	25.00	Years
Intangible Assets	$0	9/2024	RRP Programs as % of Offering (M)	4.00%
Pre-Conv. Tang. Book Value (TB)	$31,687,000	9/2024	RRP Programs Vesting (N)	5.00	Years
Pre-Conversion Assets (A)	$216,450,000	9/2024	Fixed Expenses	$1,608,000
Reinvest Rate(9/2024 5Yr Treas)	3.58%		Variable Expenses (@Midpoint)	0.00%
Tax rate (TAX)	18.00%		Percentage Sold (PCT)	57.5718%
After Tax Reinvest. Rate (R)	2.94%		MHC Assets separate from Equity	$0
Est. Conv. Expenses (1)(X)	9.75%		MHC Equity	$100,000
Insider Purchases	$1,000,000		Options as % of Offering (O1)	10.00%
Price/Share	$10.00		Estimated Option Value (O2)	50.70%
Foundation Cash Contrib. (FC)	0.00%		Option Vesting Period (O3)	5.00	Years
Foundation Stock Contrib. (FS)	0.00%	Shares	% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$0

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	NM
	1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/E * (Y)	V=	$28,659,860
	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$28,659,860
	1 - P/B * PCT * (1-X-E-M-FC-FS)

4. V=	P/TB * (TB+Z)	V=	$28,659,860
	1 - P/TB * PCT * (1-X-E-M-FC-FS)

5. V=	P/A * (A+Z)	V=	$28,659,860
	1 - P/A * PCT * (1-X-E-M-FC-FS)

Shares		2nd Step	Full	Plus:	Total Market
	2nd Step	Exchange	Conversion	Foundation	Capitalization	Exchange
Conclusion	Offering Shares	Shares	Shares	Shares	Shares	Ratio
Supermaximum	2,182,125	1,608,142	3,790,267	0	3,790,267	1.7688
Maximum	1,897,500	1,398,384	3,295,884	0	3,295,884	1.5381
Valuation	1,650,000	1,215,986	2,865,986	0	2,865,986	1.3374
Minimum	1,402,500	1,033,588	2,436,088	0	2,436,088	1.1368

Market Value		2nd Step	Full
	2nd Step	Exchange	Conversion	Foundation	Total Market
Conclusion	Offering Value	Shares Value	Value	Value	Capitalization
Supermaximum	$21,821,250	$16,081,420	$37,902,670	$0	$37,902,670
Maximum	$18,975,000	$13,983,840	$32,958,840	0	$32,958,840
Valuation	16,500,000	12,159,860	28,659,860	0	28,659,860
Minimum	14,025,000	10,335,880	24,360,880	0	24,360,880

(1)	Estimated offering expenses at the valuation conclusion.

EXHIBIT IV-8

Marathon Bancorp, Inc.

Pro Forma Effect of Conversion Proceeds

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Marathon Bancorp, Inc.

At the Minimum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$24,360,880
	Exchange Ratio	1.13680

	2nd Step Offering Proceeds	$14,025,000
	Less: Estimated Offering Expenses	1,608,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$12,417,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$12,417,000
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(1,122,000)
	Less: MRP Stock Purchases (2)	(561,000)
	Net Proceeds to be Reinvested	$10,734,000
	Estimated after-tax net incremental rate of return	2.94%
	Earnings Increase	$315,107
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(36,802)
	Less: Stock Programs Vesting (3)	(92,004)
	Less: Stock Option Plan Vesting (4)	(135,814)
	Net Earnings Increase	$50,488

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months September 30, 2024, (reported)	$(99,000)	$50,488	$(48,512)
	12 Months September 30, 2024, (core)	$753,393	$50,488	$803,881

		Before	Net Addition	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	to Equity	of Foundation	Conversion

	September 30, 2024	$31,687,000	$10,734,000	$0	$42,421,000
	September 30, 2024 (Tangible)	$31,687,000	$10,734,000	$0	$42,421,000

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	September 30, 2024	$216,450,000	$10,734,000	$0	$227,184,000

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 20 years, MRP amortized over 5 years, tax effected at: 18.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Marathon Bancorp, Inc.

At the Midpoint of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$28,659,860
	Exchange Ratio	1.33740

	2nd Step Offering Proceeds	$16,500,000
	Less: Estimated Offering Expenses	1,608,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$14,892,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$14,892,000
	Less: ESOP Stock Purchases (1)	(1,320,000)
	Less: MRP Stock Purchases (2)	(660,000)
	Net Proceeds to be Reinvested	$12,912,000
	Estimated after-tax net incremental rate of return	2.94%
	Earnings Increase	$379,045
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(43,296)
	Less: Stock Programs Vesting (3)	(108,240)
	Less: Stock Option Plan Vesting (4)	(159,781)
	Net Earnings Increase	$67,728

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months September 30, 2024, (reported)	$(99,000)	$67,728	$(31,272)
	12 Months September 30, 2024, (core)	$753,393	$67,728	$821,121

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	September 30, 2024	$31,687,000	$12,912,000	$0	$44,599,000
	September 30, 2024 (Tangible)	$31,687,000	$12,912,000	$0	$44,599,000

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	September 30, 2024	$216,450,000	$12,912,000	$0	$229,362,000

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 20 years, MRP amortized over 5 years, tax effected at: 18.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Marathon Bancorp, Inc.

At the Maximum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$32,958,840
	Exchange Ratio	1.53810

	2nd Step Offering Proceeds	$18,975,000
	Less: Estimated Offering Expenses	1,608,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$17,367,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$17,367,000
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(1,518,000)
	Less: MRP Stock Purchases (2)	(759,000)
	Net Proceeds to be Reinvested	$15,090,000
	Estimated after-tax net incremental rate of return	2.94%
	Earnings Increase	$442,982
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(49,790)
	Less: Stock Programs Vesting (3)	(124,476)
	Less: Stock Option Plan Vesting (4)	(183,748)
	Net Earnings Increase	$84,967

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months September 30, 2024, (reported)	$(99,000)	$84,967	$(14,033)
	12 Months September 30, 2024, (core)	$753,393	$84,967	$838,360

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	September 30, 2024	$31,687,000	$15,090,000	$0	$46,777,000
	September 30, 2024 (Tangible)	$31,687,000	$15,090,000	$0	$46,777,000

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	September 30, 2024	$216,450,000	$15,090,000	$0	$231,540,000

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 20 years, MRP amortized over 5 years, tax effected at: 18.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Marathon Bancorp, Inc.

At the Supermaximum Value

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$37,902,670
	Exchange Ratio	1.76880

	2nd Step Offering Proceeds	$21,821,250
	Less: Estimated Offering Expenses	1,608,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$20,213,250

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$20,213,250
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(1,745,700)
	Less: MRP Stock Purchases (2)	(872,850)
	Net Proceeds to be Reinvested	$17,594,700
	Estimated after-tax net incremental rate of return	2.94%
	Earnings Increase	$516,510
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(57,259)
	Less: Stock Programs Vesting (3)	(143,147)
	Less: Stock Option Plan Vesting (4)	(211,310)
	Net Earnings Increase	$104,793

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months September 30, 2024, (reported)	$(99,000)	$104,793	$5,793
	12 Months September 30, 2024, (core)	$753,393	$104,793	$858,186

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	September 30, 2024	$31,687,000	$17,594,700	$0	$49,281,700
	September 30, 2024 (Tangible)	$31,687,000	$17,594,700	$0	$49,281,700

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	September 30, 2024	$216,450,000	$17,594,700	$0	$234,044,700

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 20 years, MRP amortized over 5 years, tax effected at: 18.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

EXHIBIT IV-9

Marathon Bancorp, Inc.

Ownership Dilution Analysis

Exhibit IV-9

Marathon Bancorp, Inc.

Calculation of Minority Ownership Dilution in a Second-Step Offering

Stock Ownership Data as of September 30, 2024

Financial Data as of September 30, 2024

Reflects Pro Forma Market Value as of November 8, 2024

Key Input Assumptions

Mid-Tier Stockholders’ Equity	$31,587,000	(BOOK)
Aggregate Dividends Waived by MHC	$0	(WAIVED DIVIDENDS)
Current Minority Ownership Interest	42.576749%	(PCT)
Pro Forma Market Value (Midpoint, Fully Converted)	$28,659,860	(VALUE)
Market Value of MHC Assets (Other than Stock in Mid-Tier)	$100,000	(MHC ASSETS)

Adjustment for MHC Assets & Waived Dividends - 2 Step Calculation (as required by FDIC & FRB)

		(BOOK - WAIVED DIVIDENDS) x PCT
Step 1: To Account for Waiver of Dividends	=	BOOK

	=	42.5767%

		(VALUE - MHC ASSETS) x Step 1
Step 2: To Account for MHC Assets	=	VALUE

	=	42.4282%

Current Ownership
MHC Shares	909,189	42.5767%
Public Shares	1,226,223	57.4233%
Total Shares	2,135,412	100.0000%

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

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KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (44)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (41)	(703) 647-6546	wpommerening@rpfinancial.com
James J. Oren, Director (38)	(703) 647-6549	joren@rpfinancial.com
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Gregory E. Dunn, Director (41)	(703) 647-6548	gdunn@rpfinancial.com

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